As filed with the Securities and Exchange Commission on May 3, 2013

Registration No. 333-175329

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 1

to

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

LI3 ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1479	20-3061907
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Marchant Pereira 150 Of. 803

Providencia, Santiago de Chile

Chile

(56) 2-2896-9100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

VCorp Services, LLC

1645 Village Center Circle STE 170

Las Vegas, NV 89134

(888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

Richard I. Anslow, Esq. Anslow & Jaclin LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 Tel No.: (732) 409-1212 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 , originally filed on March 1, 2013, amended by this Amendment No.1 (“Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1, Registration No. 333-175329, is filed for the purpose of including the Registrant's financial statements for the fiscal year ended June 30, 2012 contained in the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 15, 2012, as amended on October 29, 2012, and include such financial statements formatted in XBRL (eXtensible Business Reporting Language) and to update this registration statement for certain disclosures contained in the Form 10-K.

The information included in this Post-Effective Amendment No. 1 updates and supplements the Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	83,636,790 shares	$0.115	$9,618,231	$1,116

(1)	Consists of 42,797,958 issued and outstanding shares of our common stock plus 40,838,832 shares of our common stock issuable upon the exercise of outstanding warrants. This registration statement shall also cover any additional shares of our common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the registrant’s common stock as reported by the OTC Bulletin Board on February 29, 2012. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

(3)	Filing fee of $2,323 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 3, 2013

LI3 ENERGY, INC.

Prospectus

83,636,790 Shares

Common Stock

This prospectus relates to the offer and sale of up to  42,797,958 issued and outstanding shares of our common stock, par value $0.001 per share, and  40,838,832 shares of our common stock issuable upon the exercise of outstanding warrants, by the selling stockholders of Li3 Energy, Inc., a Nevada corporation, named in this prospectus.  The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

We are registering the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders.  The distribution of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any proceeds from the sale of the shares by the selling stockholders.  However, we may receive the proceeds from the exercise of the warrants held by the selling stockholders, to the extent the warrants are not exercised on a cashless basis. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is traded on the OTC Bulletin Board under the symbol “LIEG.OB”. On April 30, 2013, the last reported sale price for our common stock was $0.04 per share

Investing in our common stock involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 9 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated May___, 2013.

TABLE OF CONTENTS

SUMMARY	2
THE OFFERING	5
NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
RISK FACTORS	7
SELLING STOCKHOLDERS	13
USE OF PROCEEDS	30
DETERMINATION OF OFFERING PRICE	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	30
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	31
DESCRIPTION OF BUSINESS	40
DESCRIPTION OF PROPERTIES	51
LEGAL PROCEEDINGS	52
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	52
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	56
EXECUTIVE COMPENSATION	57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	62
PLAN OF DISTRIBUTION	64
DESCRIPTION OF SECURITIES	66
LEGAL MATTERS	70
EXPERTS	70
WHERE YOU CAN FIND MORE INFORMATION	70
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	71
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, before making an investment decision. All references to “we,” “us,” “our,” and the “Company” mean Li3 Energy, Inc.

Overview

Li3 Energy, Inc. is a South America based and U.S. listed exploration company in the lithium and mining sector. We aim to acquire, develop and commercialize a significant portfolio of lithium brine deposits in the Americas. We are currently focused on further exploring, developing and commercializing our 60% controlling interest in our flagship Maricunga Project, located in the northeast section of the Salar de Maricunga in Region III of Atacama, in northern Chile. The recently completed technical report produced in accordance with National Instrument 43-101 of the Canadian Securities Administrator proves Maricunga’s attractive lithium and potassium grades and recommends the project to advance to the Feasibility Study stage. We are seeking to be a low cost producer of lithium, potassium nitrate and other mineral products.

In Chile, our assets consist of 1,438 hectares located within the Salar de Maricunga as well as 4,900 hectares of other prospective land holdings that are strategically located within close proximity to the Salar de Maricunga that could serve as potential processing sites for the project. Together, our total Chilean land holdings consist of 6,338 hectares, and to the best of our knowledge, we are one of the only companies with an advanced stage lithium and potassium project within Salar de Maricunga. We plan to continue exploring other synergistic opportunities to further augment and strengthen this property and its land portfolio throughout the region.

Through our strategic partners, we have been evaluating the use of advanced process technologies that may further improve upon the economics and shorten the commercial production timeline of our Maricunga Project. We plan to further evaluate these technologies in pilot/demonstration and test facilities that will measure both effectiveness and economic feasibility when measured against the conventional lithium commercialization process.

Upon Li3 obtaining the necessary permits to exploit lithium, our goals are to: a) advance the Maricunga project to the Feasibility Study stage; b) support the global implementation of clean and green energy initiatives; c) meet growing lithium market demand; and d) become a mid-tier, low cost secondary supplier of lithium, potassium nitrate, and other strategic minerals, serving global clients in the energy, fertilizer and specialty chemical industries. A summary of our key recent activities is found below:

•	May 2011 - Completed acquisition of 60% Controlling Interest in Maricunga Project.
•	June 2011 - Maricunga identified as “Top 11 Lithium Projects in the World” - signumBOX.
•	August 2011 - Strategic Partnership with POSCO Canada Ltd., a wholly owned subsidiary of POSCO (NYSE: PKX), which established an $18 million Exploration and Development program for Maricunga, among other things.
•	September 2011 - Completed $8 million funding tranche with POSCAN and launched $8 million Phase One Plan.
•	January 2012 - Executed agreement with R3 Fusion Inc. for Pilot / Demonstration Facility.
•	March 2012 - MOU with POSCO to construct Test Facility (advanced process technology).
•	April 2012 - As required by POSCAN, we issued a technical report, which was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators validating our earlier exploration campaign at Maricunga recommending the project to advance to the Feasibility Study stage.
•	August 2012 - Completed a $10 million funding tranche from POSCAN.
•	Sept 2012 - Organized a consortium to bid on auction for lithium exploitation permit.
•	Participated in government auction for lithium exploitation permit in September 2012, and initially have been unsuccessful.
•	December 2012 – Evaluating the production of potassium and other bi-products from the Maricunga properties.

We believe that if we are successful in advancing the Maricunga Project through the Feasibility Study stage, obtain the necessary Chilean government approvals/licenses, close and acquire additional land acreage to support further development of the Maricunga project, achieve a Definitive Feasibility Study, and raise the necessary capital, we could begin commercial production and begin generating revenues by the end of calendar year 2015. However, there can be no assurance that we will achieve our stated objectives.

We are led by a management team of seasoned industry veterans with extensive exploration, mining, minerals, finance and commercialization expertise and a Board of Directors, which includes global industry leaders who have advised, led and operated numerous mining entities and an experienced technical team, many of whom have worked on other junior lithium projects.

We are an exploration stage company and as such, we have never generated revenues from operations and currently do not expect to generate any such revenues in the near term.

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Strategic Plan

Part of our strategic plan is to explore and develop our existing projects as well as to identify other synergistic opportunities with new projects with production potential that could also be advanced in an accelerated manner, with the goal of becoming a company with valuable lithium, potassium, nitrates and other industrial minerals properties.  Our primary objective is to become a low cost lithium producer as well as a significant producer of potassium nitrate. The key to achieving this objective is to become an integrated chemical company through the strategic acquisition and development of lithium assets as well as other assets that have by-product synergies. The third leg of our strategic plan is to develop improved technologies for the extraction of lithium from brines.

We have acquired a 60% interest in the Maricunga project, an advanced lithium and potassium chloride project in Chile, and we continue to explore other lithium and industrial minerals prospects in the region.

Our current strategy principally involves the exploration of the Maricunga property and the acquisition of a source of iodine and nitrate. On the Maricunga project, we have received $8 million of funding from POSCAN, which was spent to complete our Phase One Exploration and Development Plan. Such plan has been completed, and we have successfully produced a technical report in accordance with National Instrument 43-101 of the Canadian Securities Administrators for Maricunga. Upon receiving the NI 43-101 compliant resource report, we satisfied the conditions to receive an additional $10 million of funding from POSCAN. In August 2012, we received the $10 million second tranche funding as committed by POSCAN.

Since then, we have continued our efforts to advance the Maricunga project. However, a key element in advancing the project lies in securing a special permit to exploit lithium in Chile. We participated in an international auction for the award of lithium production quotas and licenses (Special Lithium Operations Contracts, or CEOLs) to obtain this permit but we were not successful.

In the event that we ultimately do not obtain the necessary permits for lithium exploitation for our current Maricunga properties, we will likely pursue a strategy for the production of potassium from those properties. Our Technical Report in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) shows that potassium resources are available in the Maricunga properties. As part of our strategic plan, we always had plans to produce a potassium by-product alongside the lithium. The majority of the past and current technical work performed on the project is applicable to the production of lithium and/or potassium. Potassium exploitation does not require special permits and is exploitable via regular mining concessions, according to the Chilean Mining Code.

In the event we develop a potash production operation on the Maricunga properties, we would complete a feasibility study of the economics of the project and would be required to raise approximately $100 million to $130 million to bring the project into production.

Another alternative would be producing potash that in combination with sodium nitrates will mix to produce potassium nitrate (KNO3). Potassium nitrate is a valuable product used in fertilizers. Potassium nitrate is used extensively as a fertilizer. Its advantage over commodity based fertilizers such as potash is that it provides two essential elements (nitrogen and potassium) in a single product. Because it has no sodium chloride content, it does not rot or damage delicate plants such as tobacco or the roots of fruit trees. As it is totally water soluble, naturally-derived potassium nitrate is especially suitable for use in organic farming and in hydroponic (soil free) agriculture. There is an increase in demand for this product, particularly in China, India, and Brazil. Chile is today the largest producer of potassium nitrate.

To produce potassium nitrate, we will also be required to obtain a source of sodium nitrate which could come from either 1) developing a sodium nitrate and iodine project; or 2) buying the sodium nitrate from different producers in the north of Chile. The Atacama Desert in the north of Chile is rich in sodium nitrate. The Company previously had an option on the Alfredo iodine and nitrates project. At the time we decided not to pursue that option because we were focused on pursuing the Maricunga properties as a lithium project. This property as well as a number of other projects in the north of Chile with the similar characteristics that we have evaluated in the past may continue to be available. Also, there are a number of producers of iodine in the north of Chile that have nitrates stockpiled which, as nitrates by themselves, are not economically profitable. There would be opportunities for us to acquire these to complement our potassium production.

In parallel to these efforts, we continue to consider various alternatives to continue to pursue our lithium strategy. These include the acquisition and/or joint venture of nearby properties within the same Maricunga Salar that do not require special lithium permits for exploitation.

Lithium Exploitation Permitting in Chile

The mining industry is heavily regulated and changes in international laws and regulations can be significant. Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.

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In Chile, lithium is not exploitable via regular mining concessions. The Chilean Mining Code (“CMC”) establishes the reserve of lithium to the State of Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of the Republic of Chile for each case. Currently neither the Company nor its subsidiaries have sufficient authority (or permits) to exploit lithium in Chile. However, the government of Chile has introduced a process to increase the exploitation of lithium in Chile. In February 2012, the Chilean Government outlined plans to improve its worldwide competiveness. The Boost Competitive Agenda (a package of reforms intended to remove regulatory red tape, to encourage entrepreneurship, innovation, competition and boost productivity of the economy), is coordinated by the Office of Competiveness of the Ministry of Economy and was initiated in August, 2011. In February 2012, the Office of Competitiveness introduced ten new measures to extend the government’s commitment to ensure that development continues to reach Chile, including “Re-launching the Chilean Lithium Industry”, which Chile’s Minister of Economy stated seeks to lift restrictions and implement mechanisms to improve competitiveness within the industry, promote further investment and protect the country’s market share and standing in the world lithium market.

The Chilean Government’s Ministry of Mining established its first ever auction for the award of lithium, production quotas and licenses (Special Lithium Operations Contracts, or “CEOL”) which would permit the exploitation of an aggregate of 100,000 tons of lithium metal (approximately 530,000 tons of lithium carbonate equivalent) over a 20-year period, subject to a 7% royalty. In September 2012, we formed a consortium consisting of us, POSCO, Daewoo International Corp, and Mitsui & Co. (the “Consortium”) for the purpose of participating in such CEOL auction. As required under the rules established by the Ministry of Mining, on September 14 2012, the Consortium submitted its bid for the CEOLs.

On September 24, 2012, the Ministry of Mining opened the bids and informed us that the Consortium’s bid was not the winning bid.

On October 1, 2012, the Ministry of Mining informed us that the Chilean Government decided to invalidate the CEOL process and the results announced on September 24, 2012, due to an administrative error.

On October 5, 2012, we submitted a “Request for Reconsideration” to the Chilean Government, requesting it to reconsider the invalidation and award the CEOL to the second highest bidder – the Consortium.

On October 17, 2012, the Chilean Government ratified its decision to invalidate the CEOL process and not to accept any of the bids.

On October 22, 2012, the Company submitted another “Request for Reconsideration” to the Chilean Government. The Chilean Government had 30 days to answer the Company´s request.

On November 19, 2012, the Chilean Government rejected our Request for Reconsideration appeal.

On November 22, 2012, the Chilean Government ratified its decision to invalidate the CEOL process as well as rescinding the CEOL Basis, which defined the regulations that regulated the CEOL process.

On January 16, 2013, we submitted a letter to the Chilean Comptroller requesting to review the CEOL process. This is deemed to be the last administrative recourse before pursuing legal remedies. The Company is waiting for an answer.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, of up to 42,797,958 outstanding shares of our common stock plus 40,838,832 shares of our common stock issuable upon the exercise of our outstanding warrants (described under Selling Stockholders below) by the selling stockholders listed in this prospectus.  This prospectus shall also cover any additional shares of our common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  However, we may receive the proceeds from the exercise of the warrants held by the selling stockholders, to the extent the warrants are not exercised on a cashless basis. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

The number of shares being offered by this prospectus (including the shares issuable upon exercise of our outstanding warrants) represents approximately 26.0 % of our outstanding shares of common stock as of March 2, 2012.

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Corporate Information and History

Our principal executive offices are located at Marchant Pereira 150 Of. 803, Providencia, Santiago de Chile, Chile, and our telephone number at our principal executive offices is (56) 2-2896-9100. Our website address is www.li3energy.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

Forward Stock Splits

All common stock share and per share numbers herein give retroactive effect to our 3.031578-for-1 forward stock split in the form of a dividend which was effected on July 29, 2008, and our 15.625-for-1 forward stock split in the form of a dividend which was effected on November 16, 2009, unless otherwise stated.

THE OFFERING

Common stock currently outstanding	322,209,220 shares (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholders	83,636,790 shares (2)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock by the selling stockholders. However, we may receive the proceeds from the exercise of the warrants held by the selling stockholders, to the extent the warrants are not exercised on a cashless basis.

OTCBB symbol	LIEG

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 9 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of March 2, 2012. Does not include 2,000,000 shares of restricted stock which remain subject to certain vesting milestones.

(2)	Consists of 42,797,958 issued and outstanding shares of common stock and 40,838,832 shares of common stock issuable upon the exercise of outstanding warrants (described under Selling Stockholders below).

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Cautionary Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Relating to the Company’s Business

We are an exploration stage company and currently have no revenues. Our business plan depends on our ability to explore for and develop mineral reserves and place any such reserves into extraction. Because we have a limited operating history, it is difficult to predict our future performance.

Although we were formed in June 2005, we have been and continue to be an exploration stage company. Therefore, we have limited operating and financial history available to help potential investors evaluate our past performance and the risks of investing in us. Moreover, our limited historical financial results may not accurately predict our future performance. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. As a result of the risks specific to our new business and those associated with new companies in general, it is possible that we may not be successful in implementing our business strategy.

We have generated no revenues to date and do not anticipate generating any revenues in the near term. Our activities to date have been limited to capital formation, organization, acquisition of interests in mining properties and limited exploration on our projects, including digging and sampling of test pits and brine analysis on our Maricunga property. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our success is significantly dependent on a successful exploration, mining and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate exploitable quantities of mineral resources or operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our Company.

Our past losses raise doubt about our ability to continue as a going concern.

The consolidated financial statements contained herein have been prepared assuming we will continue as a going concern. At December 31, 2012, we had no source of current revenue, had a cash balance of $3,456,678, negative working capital of $9,569 and negative cash flows from operations of $20,370,939 during the period from June 24, 2005 (inception) through December 31, 2012. On August 17, 2012, we received $9,499,990 in funding from POSCAN. We believe this positive working capital position is sufficient to maintain our basic operations, which does not include future exploration and acquisition activities, for at least the next 9 months. We cannot predict if and when we may generate profits.  After that, we expect to finance our operations primarily through future equity or debt financing. However, as discussed in the notes to our consolidated financial statements included in this Report, there exists substantial doubt about our ability to continue as a going concern because there is no assurance that we will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs.

In Chile, lithium is not exploitable via regular mining concessions. The Chilean Mining Code (“CMC”) establishes the reserve of lithium to the State of Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of the Republic of Chile for each case. Currently, neither the Company nor its subsidiaries have sufficient authority (or permits) to explore and exploit lithium in Chile.

The Chilean Government’s Ministry of Mining established its first ever auction for the award of lithium, production quotas and licenses (Special Lithium Operations Contracts, or “CEOL”) which would permit the exploitation of an aggregate of 100,000 tons of lithium metal (approximately 530,000 tons of lithium carbonate equivalent) over a 20 year period, subject to a seven percent royalty. In September 2012, we formed a consortium consisting of us, POSCO, Daewoo International Corp, and Mitsui & Co. (the “Consortium”) for the purpose of participating in such CEOL auction. As required under the rules established by the Ministry of Mining, on September 14, 2012, the Consortium submitted its bid for the CEOLs.

7

On September 24, 2012, the Ministry of Mining opened the bids and informed us that the Consortium’s bid was not the winning bid.

On October 1, 2012, the Ministry of Mining informed us that the Chilean Government decided to invalidate the CEOL process and the results announced on September 24, 2012, due to an administrative error.

On October 5, 2012, we submitted a “Request for Reconsideration” to the Chilean Government, requesting it to reconsider the invalidation and award the CEOL to the second highest bidder – the Consortium.

On October 17, 2012, the Chilean Government ratified its decision to invalidate the CEOL process and not to accept any of the bids.

On October 22, 2012, the Company submitted another “Request for Reconsideration” to the Chilean Government. The Chilean Government had 30 days to answer the Company´s request.

On November 19, 2012, the Chilean Government rejected our Request for Reconsideration appeal.

On November 22, 2012, the Chilean Government ratified its decision to invalidate the CEOL process as well as rescinding the CEOL Basis, which defined the regulations that regulated the CEOL process.

On January 16, 2013, we submitted a letter to the Chilean Comptroller requesting to review the CEOL process. This is deemed to be the last administrative recourse before pursuing legal remedies. The Company is waiting for an answer.

Accordingly, there can be no assurance that we will be able to obtain the permits necessary to exploit any minerals that our exploration activities discover in a timely manner or at all. Any such delay or failure would have a material adverse effect on our development horizon for Maricunga and our prospects.

Our option on the Alfredo Property has expired, and we may have a continuing obligation in the event we develop future iodine nitrate properties in Chile.

On August 3, 2010, we signed an agreement to acquire Alfredo Holdings, Ltd. which held an option to acquire six mining concessions in Pozo Almonte, Chile. We allowed the option to expire because we determined that the project was not economically viable. Pursuant to an amendment to our agreement with the Alfredo Sellers, if and when certain milestones are achieved with respect to any future Li3 Energy Chilean iodine nitrate project, we must make additional payments to the Alfredo Sellers in an aggregate amount of up to $5.5 million.

All of our properties are in the exploration stage. Investment in exploration projects increases the risks inherent in our mining activities. There is no assurance that we can establish the existence of any mineral resource on any of our properties in commercially exploitable quantities, and our mining operations may not be successful.

We have not established that any of our mineral properties contains any meaningful levels of mineral reserves. There can be no assurance that future exploration and mining activities will be successful.

A mineral reserve is defined by the SEC in its Industry Guide 7 (which can be viewed at http://www.sec.gov/divisions/corpfin/forms/industry.html.secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. There can be no assurance that we will ever establish any mineral reserves.

Even if we do eventually discover a meaningful mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines. Furthermore, we cannot be sure that an overall exploration success rate or extraction operations within a particular area will ever come to fruition and, in any event, production rates inevitably decline over time. The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

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We have limited financial resources and may not be able to fund our anticipated exploration activities. If we are unable to fund our exploration activities, our potential profitability will be adversely affected.

Our anticipated exploration activities will require financial resources substantially in excess of our current working capital. If we are not able to finance our exploration activities, then we will be unable to identify commercially exploitable resources even if present on our properties. If we fail to adequately support our exploration activities, it could have a material adverse effect on our results of operations and the market price of our shares. There can be no assurance that capital will be available to us when needed, on favorable terms or at all.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we are unable to obtain additional funding, our business operations will be harmed and if we do obtain additional financing, existing shareholders may suffer substantial dilution.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis.

We have raised some capital to date, including through the sale of equity securities and convertible notes, but we currently do not have any contracts or firm commitments for additional financing. There can be no assurance that additional financing will be available in amounts or on terms acceptable to us, if at all. An inability to obtain additional capital would restrict our ability to grow and could diminish our ability to continue to conduct our business operations. If we are unable to obtain additional financing, we will likely be required to curtail exploration and development plans and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

Newer battery and/or fuel cell technologies could decrease demand for lithium over time.

Many materials and technologies are being researched and developed with the goal of making batteries lighter, more efficient, faster charging and less expensive. Some of these technologies could be successful and could impact demand for lithium batteries in personal electronics, electric and hybrid vehicles and other applications. Advances in nanotechnology, in particular, offer the prospect of significantly better batteries in the future. For example, researchers at Stanford University have recently demonstrated ultra-lightweight, bendable batteries and super capacitors made from paper coated with ink made of carbon nanotubes and silver nanowires; the material charges and discharges very quickly, making it potentially useful in hybrid and electric vehicles, which need rapid power for acceleration and would benefit from quicker charging than is available with current technologies. We cannot predict which new technologies may ultimately prove to be commercializable and on what time horizon. While lithium battery technology is currently among the best available for electronics, vehicles and other applications, commercialized battery technologies that offer superior weight, capacity, charging time and/or cost could significantly adversely affect the demand for lithium in the future and thus could significantly adversely impact our prospects and future revenues.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which could have an adverse impact on us.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on us.

Lithium, iodine and nitrates prices are subject to unpredictable fluctuations.

We may derive revenues, if any, either from the extraction and sale of lithium, iodine and potassium nitrate, as well as other potentially economic salts produced from the lithium salar brines, or from the sale of our mineral resource properties. The price of these commodities may fluctuate widely, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new extraction developments and improved extraction and production methods and technological changes in the markets for the end products. The effect of these factors on the price of these minerals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive, and we face competition from many established domestic and foreign companies.  We may not be able to compete effectively with these companies.

The markets in which we operate are highly competitive.  The mineral exploration, development, and production industry is largely un-integrated.  We compete against numerous well-established national and foreign companies in every aspect of the mineral mining industry.  Some of our competitors have longer operating histories and greater technical facilities, and significantly greater recognition in the market and financial and other resources, than we.  We may not compete effectively with other exploration companies in locating and acquiring mineral resource properties, and customers may not buy any or all of the mineral products that we expect to produce.

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Because we are small and have limited capital, we may have to limit our exploration and developmental mining activity which may result in a loss of your investment.

Because we are a small exploration stage company and do not have much capital, we may have to limit our exploration and production activity.  As such, we may not be able to complete an exploration program that is as thorough as we would like.  In that event, existing reserves may go undiscovered.  Without finding reserves, we cannot generate revenues and you may lose any investment you make in our shares.

Compliance with environmental and other government regulations could be costly and could negatively impact production.

Our operations are subject to numerous federal, state and local laws and regulations governing the operation and maintenance of our facilities and the discharge of materials into the environment or otherwise relating to environmental protection.  These laws and regulations may:

•	require that we acquire permits before commencing extraction operations;
•	restrict the substances that can be released into the environment in connection with mining and extraction activities;
•	limit or prohibit mining activities on protected areas such as wetland or wilderness areas; and
•	require remedial measures to mitigate pollution from former operations, such as dismantling abandoned production facilities.

Under these laws and regulations, we could be liable for personal injury and clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties.  We do not believe that insurance coverage for environmental damages that occur over time is available at a reasonable cost, and we do not maintain any such insurance.  Also, we do not believe that insurance coverage for the full potential liability that could be caused by sudden and accidental environmental damages is available at a reasonable cost.  Accordingly, we may be subject to liability or we may be required to cease production (subsequent to any commencement) from properties in the event of environmental damages.

We may be unable to amend the mining claims that we are seeking to acquire to cover the primary minerals that we plan to develop.

Our business plan includes acquisition, exploration and development of lithium brine properties.  However, we may pursue this goal by acquiring salt-mining claims and/or options or other interests in salt-mining claims or other types of claims, which we intend to seek to have amended to cover lithium extraction.  There can be no assurance that we will be successful in amending any such claims timely, economically or at all.  See Risk Factors - “Mineral operations are subject to applicable law and government regulation” above.

We may have difficulty managing growth in our business.

Because of the relatively small size of our business, growth in accordance with our long-term business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources.  As we increase our activities and the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical, operational and management resources.  The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of required personnel could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

If we are unable to keep our key management personnel, then we are likely to face significant delays at a critical time in our corporate development and our business is likely to be damaged.

Our success depends upon the skills, experience and efforts of our management and other key personnel, including our Chief Executive Officer.  As a relatively new company, much of our corporate, scientific and technical knowledge is concentrated in the hands of a few individuals.  We do not have employment agreements with any of our employees other than our Chief Executive Officer, Chief Financial Officer and Vice President.  We do not maintain key-man life insurance on any of our management or other key personnel.  The loss of the services of one or more of our present management or other key personnel could significantly delay our exploration and development activities as there could be a learning curve of several months or more for any replacement personnel.  Furthermore, competition for the type of highly skilled individuals we require is intense and we may not be able to attract and retain new employees of the caliber needed to achieve our objectives.  Failure to replace key personnel could have a material adverse effect on our business, financial condition and operations.

Difficult conditions in the global capital markets may significantly affect our ability to raise additional capital to continue operations.

The ongoing worldwide financial and credit upheaval may continue indefinitely.  Because of reduced market liquidity, we may not be able to raise additional capital when we need it.  Because the future of our business will depend on our ability to explore and develop the mineral resources on our existing properties and to complete the acquisition of one or more additional mineral resource properties for which, most likely, we will need additional capital, we may not be able to complete such development and acquisition projects or develop or acquire revenue producing assets.  As a result, we may not be able to generate income and, to conserve capital, we may be forced to curtail our current business activities or cease operations entirely.

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Being a public company has increased our expenses and administrative workload.

As a public company, we must comply with various laws and regulations, including the Sarbanes-Oxley Act of 2002 and related rules of the SEC.  Complying with these laws and regulations requires the time and attention of our board of directors and management, and increases our expenses.  Among other things, we must:

•	maintain and evaluate a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
•	maintain policies relating to disclosure controls and procedures; prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
•	institute a more comprehensive compliance function, including with respect to corporate governance; and
•	involve to a greater degree our outside legal counsel and accountants in the above activities.

In addition, being a public company has made it more expensive for us to obtain director and officer liability insurance.  In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.  These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors, particularly directors willing to serve on an audit committee which we expect to establish.

Risks Related to our Common Stock:

There is not now, and there may not ever be, an active market for our common stock.

There currently is a limited public market for our common stock.  Further, although our common stock is currently quoted on the OTC Bulletin Board (the “OTCBB”), trading of our common stock may be extremely sporadic.  For example, several days may pass before any shares may be traded.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock.  Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time.  There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained.  This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq National Market, we expect our common stock to remain eligible for quotation on the OTCBB, or on another over-the-counter quotation system.  In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock.  In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock.  This would also make it more difficult for us to raise capital.

Our common stock is subject to the “penny stock” rules of the SEC and FINRA’s sales practice requirements, and the trading market in our common stock is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In addition to the "penny stock" rules promulgated by the SEC, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;
•	announcements of developments by us, our strategic partners or our competitors;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	adoption of new accounting standards affecting our industry;
•	additions or departures of key personnel;
•	sales of our common stock or other securities in the open market; and
•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations.  In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such company.  Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Compliance with U.S. securities laws, including the Sarbanes-Oxley Act, will be costly and time-consuming.

We are a reporting company under U.S. securities laws and are obliged to comply with the provisions of applicable U.S. laws and regulations, including the Securities Act of 1933 (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, and the rules and regulations of the relevant U.S. market, in each case, as amended from time to time.  Preparing and filing annual and quarterly reports and other information with the SEC, furnishing audited reports to stockholders and other compliance with these rules and regulations will involve a material increase in regulatory, legal and accounting expenses and the attention of management, and there can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all.

We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future.  We expect to use future earnings, if any, to fund business growth.  Therefore, stockholders will not receive any funds absent a sale of their shares.  We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our common stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for our common stock may be affected by, among other things, the research and reports that securities analysts publish about our business and the Company.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price.  If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline.  If one or more of these analysts ceases to cover us or fails to publish regular reports on us, then we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

State Blue Sky registration - potential limitations on resale of the shares.

The holders of the shares of our common stock and persons who desire to purchase the shares in any trading market that might develop in the future, should be aware that there may be significant state law restrictions upon the ability of investors to resell the securities.  Accordingly, investors should consider the secondary market for our securities to be a limited one.  It is the intention of our management to seek coverage and publication of information regarding us in an accepted publication which permits a “manuals exemption.”  This manuals exemption permits a security to be sold by shareholders in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by that state.  The listing entry must contain (i) the names of issuers, officers, and directors, (ii) an issuer’s balance sheet, and (iii) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  The principal accepted manuals are those published by Standard and Poor’s, and Mergent, Inc.  Many states expressly recognize these manuals.  A smaller number of states declare that they recognize securities manuals, but do not specify the recognized manuals.  Among others, the following states do not have any provisions and, therefore, do not expressly recognize the manuals exemption:  Alabama, California, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

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You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our common stock offered hereby.  We are currently authorized to issue an aggregate of 1,000,000,000 shares of capital stock consisting of 990,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors.  As of April 30, 2013, there are 394,609,393 shares of our common stock and no shares of our preferred stock outstanding.  There are 4,200,000 shares of our common stock reserved for issuance under our 2009 Equity Incentive Plan (the “2009 Plan”), of which we have 1,450,000 nonqualified stock options and 950,000 restricted stock units outstanding. Furthermore, we have committed to grant Restricted Stock Units with respect to an aggregate of 900,000 shares; however, we do not currently have enough shares authorized for issuance under our 2009 Plan to satisfy all of these obligations. In addition, there are 160,395,585 shares of our common stock issuable upon the exercise of outstanding warrants and another approximately 20,962,267 shares issuable upon conversion of outstanding convertible promissory notes.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity.  As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.  We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation.  The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.  Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock.  There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, our Board of Directors may designate and approve for issuance shares of our preferred stock.  The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock.  The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of us or the removal of our management more difficult.

We may be subject to claims for rescission or damages in connection with certain sales of shares of our Common Stock in the open market.

On March 19, 2012, the Securities and Exchange Commission declared effective a registration that we had filed to cover the resale of shares previously issued and sold (or to be issued upon the exercise of warrants). On March 1, 2013, we filed a post-effective amendment for that registration statement that included our audited financial statements as of and for the year ended June 30, 2012 as had been filed on our Annual Report on Form 10-K for the year ended June 30, 2012 (the “2012 Annual Report”). We believe that the filing of the post-effective amendment fulfilled our obligation to update the registration with current financial information pursuant to Section 10(a)(3) of the Act. However, there were approximately three months when our registration statement contained financial information that was not current. During that period, 65,000 shares sold pursuant to that prospectus in open market transactions which may have violated Section 5 of the Securities Act of 1933, as amended, and, as a result, the purchasers of those shares may have rescission rights or claims for damages. Accordingly, we have reduced shareholders’ equity at March 31, 2013 by $3,041, the total amount that we would have to refund if all the purchasers of those shares exercised their rescission right.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 42,797,958 issued and outstanding shares of our common stock and 40,838,832 shares of our common stock issuable upon the exercise of outstanding warrants comprising:

-	22,432,701 shares sold by us in our private placement offering that concluded on May 19, 2011 (the “G Unit PPO”);
-	11,216,365 shares issuable upon exercise of warrants sold by us in our G Unit PPO;
-	4,806,878 shares issuable upon exercise of warrants sold by us in our private placement offering that concluded on February 23, 2011 (the “E Unit PPO”);
-	2,950,000 shares sold by us in the E Unit PPO;
-	6,900,003 shares issued upon exercise of Warrants sold by us in the E Unit PPO;
-	200,000 shares issuable upon exercise of warrants sold by us in our private placement offering that closed in November 2010 (the “D Unit PPO”);
-	3,757,627 shares issued upon exercise of warrants sold by us in the D Unit PPO;
-	4,000,000 shares issued pursuant to certain rights (the “Double Options”) granted to investors in the D Unit PPO;
-	1,200,000 shares issuable upon exercise of outstanding warrants that we issued pursuant to the Double Options;
-	2,757,627 shares issued upon exercise of warrants that we issued pursuant to the Double Option;
-	9,575,516 shares issuable upon exercise of warrants sold by us in our private placement offering that concluded on September 13, 2010 (the “First 2010 PPO”); and
-	13,840,000 shares issuable upon exercise of warrants sold by us in our private placement offering that closed in November and December of 2009 (the “2009 PPO”).

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During the last three years, we have issued unregistered securities to various persons. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The sales of these securities were deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions. All purchasers of our securities were accredited or sophisticated persons, or were non-U.S. persons, and had adequate access, through employment, business or other relationships, to information about us.

We agreed to file a registration statement with the SEC to register under the Securities Act the shares of our common stock and the shares of common stock underlying the warrants sold by us in our G Unit PPO.  We agreed to file the registration statement by June 21, 2011, and to use our best efforts to cause such registration statement to become effective within 150 days after the filing date, all at the Company’s expense.  If we do not meet these deadlines, we agreed to pay the investors liquidated damages of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%).  We had also granted to investors in certain prior private placements “piggy-back” registration rights with respect to the shares of our common stock and shares of common stock underlying warrants purchased by them, as well as the shares of our common stock and shares of common stock underlying warrants contained in the units that were issued upon exercise of the “Double Option” as described under “Description of Securities—Other Rights to Purchase Our Securities” below. Pursuant to those agreements with the selling stockholders, we filed with the SEC on July 1, 2011, a registration statement on Form S-1, of which this prospectus forms a part, under the Securities Act to register the shares of common stock covered by this prospectus.  To date, we have not paid any liquidated damages for not filing a registration statement for the securities issued in the 2011 private placement by the June 21, 2011 deadline.  Although we have not received any demand for such payment and may ultimately seek a waiver of the liquidated damages provision, as of December 31, 2012, we have accrued an aggregate liability of $606,323 for filing the registration statement late.

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In the several closings of the 2009 PPO, held in November and December 2009, we sold an aggregate of 14,000,000 units at a price of $0.25 per unit, for an aggregate gross offering price of $3,500,000.  Each of such units consisted of:  (i) one share of our common stock; (ii) a warrant (“A Warrant”) to purchase one-half share of our common stock, exercisable for a period of five years at an initial exercise price of $0.50 per whole share; and (iii) a warrant (“B Warrant”) to purchase one-half share of our common stock, exercisable for a period of five years at an initial exercise price of $1.00 per whole share.  The exercise prices of the warrants issued to investors in the 2009 PPO are subject to anti-dilution adjustments, and have been adjusted from time to time, however, the number of shares issuable upon exercise of such warrants has not been adjusted.  At March 2, 2012, the exercise price per share of the A Warrants and B Warrants are approximately $0.31 and $0.48, respectively.  We are registering for resale under this prospectus 13,840,000 of the 14,000,000 shares issuable upon the exercise of warrants contained in the units sold in the 2009 PPO, pursuant to piggyback registration rights granted to the investors in the 2009 PPO. We are not registering for resale under this prospectus any of the shares sold in the 2009 PPO.

In the several closings of the First 2010 PPO, held in June, July and September 2010, we sold an aggregate of 6,160,000 units at a price of $0.25 per unit, for an aggregate gross offering price of $1,540,000.  Each of such units consisted of:  (i) one share of our common stock; and (ii) a warrant (“C Warrant”) to purchase one share of our common stock, exercisable for a period of five years at an initial exercise price of $0.50 per share.  The exercise price of the C Warrants and the number of shares issuable upon exercise thereof are subject to anti-dilution adjustments, and have been adjusted from time to time.  At March 2, 2012, the exercise price per share of the C Warrants is approximately $0.32.  We are registering for resale under this prospectus all of the 9,575,516 shares issuable upon exercise of C Warrants contained in the units sold in the First 2010 PPO, together with any additional shares that may become issuable upon such exercise pursuant to the antidilution provisions thereof, pursuant to piggyback registration rights granted to the investors in the First 2010 PPO. We are not registering for resale under this prospectus any of the shares sold in the First 2010 PPO.

In the D Unit PPO, we sold an aggregate of 4,000,000 units at a price of $0.05 per unit, for an aggregate gross offering price of $200,000.  Each of such units consisted of:  (i) one share of our common stock; and (ii) a warrant (“D Warrant”) to purchase one share of our common stock, exercisable for a period of five years at an initial exercise price of $0.05 per share (subject to antidilution adjustments).  Investors in the D Unit PPO each received the right (the “Double Option”) to purchase additional units, up the number of units purchased in the D Unit PPO, exercisable until November 8, 2011.  The Double Options have all been exercised, and we have issued an additional 4,000,000 units for gross proceeds of $200,000 pursuant thereto.  We are registering for resale under this prospectus the 200,000 shares issuable upon exercise of outstanding D Warrants contained in the units sold in the D Unit PPO, 3,757,627 shares issued upon exercise of D Warrants sold by us in the D Unit PPO,  1,200,000 shares issuable upon exercise of D Warrants that have been issued pursuant to the exercise of Double Options, 2,757,627 shares of common stock that have been issued upon exercise of D Warrants issued pursuant to the exercise of Double Options and 4,000,000 shares of common stock issued upon the exercise of Double Options, all pursuant to piggyback registration rights granted to the investors in the D Unit PPO. We are not registering for resale under this prospectus any of the shares initially sold in the D Unit PPO.

In the several closings of the E Unit PPO, held in December 2010 and January and February 2011, we sold an aggregate of 11,666,663 units at a price of $0.15 per unit, for an aggregate gross offering price of approximately $1,750,000.  Each of such units consisted of:  (i) one share of our common stock; and (ii) a warrant (“E Warrant”) to purchase one share of our common stock, exercisable for a period of five years at an initial exercise price of $0.15 per share.  The exercise price of the warrants issued to investors in the E Unit PPO are subject to anti-dilution adjustments, and has been adjusted from time to time.  At March 2, 2012, the exercise price per share of the E Warrants is approximately $0.15.  We are registering for resale under this prospectus all of the 4,806,878 shares issuable upon exercise of E Warrants that remain outstanding, 2,950,000 of the 11,666,663 shares sold by us in the E Unit PPO and 6,900,003 of the 7,423,336 shares issued upon exercise of E Warrants, pursuant to piggyback registration rights granted to the investors in the E Unit PPO.

In the several closings of the G Unit PPO, held in April and May 2011, we sold an aggregate of 23,920,071 units at a price of $0.27 per unit, for an aggregate gross offering price of approximately $6,458,419.  Each of such units consisted of:  (i) one share of our common stock; and (ii) a warrant (“G Warrant”) to purchase one-half share of our common stock, exercisable for a period of three years at an initial exercise price of $0.40 per share.  The exercise price of the G Warrants issued to investors in the G Unit PPO is subject to anti-dilution adjustments, and has been adjusted from time to time.  At March 2, 2012, the exercise price per share of the G Warrants is approximately $0.37.  We are registering for resale under this prospectus 11,216,365 of the 11,960,050 shares issuable upon exercise of G Warrants, pursuant to registration rights granted to the investors in the G Unit PPO. We are also registering for resale under this prospectus 22,432,701 of the 23,920,071 shares sold in the G Unit PPO.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

We effected two separate stock splits in the form of dividends with respect to our common stock. The first was a 3.031578-for-1 forward split for which the record and effective dates were July 21, 2008, and July 29, 2008, respectively. The second was a 15.625-for-1 forward split for which the record and effective dates were November 6, 2009 and November 16, 2009, respectively. All share and per share amounts in this prospectus have been adjusted to give retroactive effect to such stock splits, unless otherwise stated.

Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

15

The table below has been prepared based upon the information furnished to us by the selling stockholders as of the date of this prospectus.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.  We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock.  The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby.  Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date of this prospectus through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 394,609,393 shares of our common stock outstanding as of April 30, 2013.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling stockholder is a broker-dealer. Selling stockholders who are affiliates of a broker-dealer are indicated by footnote.  We have been advised that these affiliates of broker-dealers purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Socorro Albán (2)	85,282	33,334	51,948	*
Albatroz Capital Inc. (3)	555,555	555,555	0	*
Jaime Alvarez G. (4)	426,400	166,666	259,734	*
Amancay International LLC (5)	1,111,112	1,111,112	0	*
Robert Anderson (6)	600,000	300,000	300,000	*
Silio David Aparicio (7)	138,890	138,890	0	*
Miguel Aramburu (8)	648,783	568,783	80,000	*
Arcade Investments Limited (9)	60,000	60,000	0	*
Juan Bernardo Ugueto Arismendi (10)	555,555	555,555	0	*
Aton Balanced Fund Limited (11)	5,902,146	3,235,480	2,666,666	*
Aton Ventures Fund Limited (12)	2,054,243	1,554,243	500,000	*
Lon E. Bell (13)	555,555	555,555	0	*
Alegria Benarroch (14)	555,555	555,555	0	*
Marco Antonio Gamero Benavente (15)	138,890	138,890	0	*
Alan F. Bilzi (16)	150,000	150,000	0	*
BonAnno Family Partnership LLP (17)	1,900,000	1,100,000	800,000	*
Bradley Resources LLC (18)	277,778	277,778	0	*
Jamie Perez Branger (19)	1,876,174	733,336	1,142,838	*
Elliot Braun (20)	200,000	100,000	100,000	*
Bretton James, Inc. (21)	600,000	600,000	0	*
Robert Burkhardt (22)	60,000	60,000	0	*

16

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Maria Cecilia Cambana (23)	322,221	322,221	0	*
Carlos Canete (24)	277,778	277,778	0	*
Otilia Caserta (25)	333,333	333,333	0	*
Celta Consultores Limitada (26)	833,334	833,334	0	*
Centrum Bank (27)	3,942,040	833,334	3,108,706	*
Chestnut Ridge Partners, LP (28)	800,000	800,000	0	*
Martin Cieslak (29)	60,000	60,000	0	*
CoJack Investment Opportunities LLC (30)	995,254	965,254	30,000	*
Lee Corbin (31)	120,000	120,000	0	*
Cranshire Capital LP (32)	833,333	833,333	0	*
Cynergy Emerging Growth LLC Fund § (33)	138,893	138,893	0	*
Miguel de la Campa (34)	1,388,889	1,388,889	0	*
Carmen Bentin D.C. de Leguia (35)	277,778	277,778	0	*
Esther de Marmol (36)	85,277	33,332	51,945	*
Helena Delano (37)	341,123	133,334	207,789	*
Nick DeMare (38)	240,000	120,000	120,000	*
Ian Duany (39)	194,456	194,456	0	*
Jose Duarte (40)	666,666	666,666	0	*
Adrien Ellul (41)	1,164,948	672,495	492,453	*
Martin Ferraro (42)	138,890	138,890	0	*
First Sun Investment Corp. (43)	277,778	277,778	0	*
Kay Fischer (44)	205,500	205,500	0	*

17

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Glynn Fisher § (45)	80,000	40,000	40,000	*
Freestone Advantage Partners, LP (46)	138,888	138,888	0	*
Carlos Frei (47)	652,704	277,778	374,926	*
Alvaro Hernandez Fry (48)	166,667	166,667	0	*
Jose Roberto Vazquez Garcia (49)	170,559	66,666	103,893	*
James Gavilan (50)	55,556	55,556	0	*
Grafton Resource Investments, Ltd. (51)	12,000,000	6,000,000	6,000,000	1.52%
Daniela Granier (52)	42,638	16,666	25,972	*
Maria Eugenia Grisolia (53)	341,123	133,334	207,789	*
Hampton Corporation (54)	5,613,889	4,064,829	1,549,060	*
Ray & Ann Hautamaki (55)	150,000	150,000	0	*
Robert Havlik (56)	83,334	83,334	0	*
Hibernia Ltd. (57)	2,250,000	2,250,000	0	*
Taylor Housser § (58)	80,000	40,000	40,000	*
ID Introduction Ltd. (59)	1,705,607	666,667	1,038,940	*
John P. Funkey Revocable Trust (60)	93,750	93,750	0	*
John Paul De Joria Family Trust (61)	4,000,000	2,000,000	2,000,000	*
Kherson Investments Ltd. (62)	1,192,676	799,607	393,069	*
Maria Marta Leonardini (63)	1,004,371	1,004,371	0	*
Jose Roberto de Romana Letts (64)	2,222,222	2,222,222	0	*
Bruce Levenbrook (65)	95,000	95,000	0	*
Jim Lucey (66)	75,000	75,000	0	*

18

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
LW Emerging Markets Opportunities Master Fund, Ltd. (67)	18,134,703	5,775,153	12,539,550	3.18%
LW Securities S.A. (68)	4,414,358	1,172,223	3,242,135	*
Valentina Marmol (69)	170,562	66,667	103,895	*
Tom McGurk (70)	60,000	60,000	0	*
Harvey McKenzie (71)	111,111	111,111	0	*
Andrew Meade (72)	4,000,000	3,000,000	1,000,000	*
Enrique Blondet Montero (73)	195,000	195,000	0	*
Robert L. Montgomery (74)	150,000	150,000	0	*
Musgrave Investments Limited (75)	1,125,000	1,125,000	0	*
Richard Neustadter (76)	800,000	800,000	0	*
Jose Banus Nogue (77)	2,000,001	2,000,001	0	*
Uxua Ojer (78)	170,562	66,667	103,895	*
Orca Trading GmbH (79)	400,000	200,000	200,000	*
Alexander Pena (80)	1,500,000	1,500,000	0	*
Don Petkau (81)	440,000	220,000	220,000	*
Phoenix Advisory Services Ltd. (82)	852,805	666,668	186,137	*
Pico Alto Investments S.A. (83)	277,778	277,778	0	*
Plango Investments SA (84)	895,441	699,998	195,443	*
Ponte Group Ltd. (85)	2,558,410	2,000,000	558,410	*
Walter Pramer, Jr. (86)	55,556	55,556	0	*
Walter Pramer, Sr. (87)	255,556	155,556	100,000	*
Radical Capital Ltd. (88)	652,500	652,500	0	*
Oscar Caipo Ricci (89)	450,000	450,000	0	*

19

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Robyn Schreiber Irrevocable Trust (90)	150,000	150,000	0	*
Carlos Javier Alvarez Roca (91)	555,556	555,556	0	*
Ignacio Rosado (92)	680,001	425,214	254,787	*
Edward Rosenthal (93)	600,000	600,000	0	*
Luis Omar Salinas (94)	85,282	33,334	51,948	*
Martin Segal (95)	57,000	57,000	0	*
Paul Sharp (96)	111,111	111,111	0	*
Christian Sieling (97)	1,004,371	504,371	500,000	*
Lauerano Sigmund (98)	277,778	277,778	0	*
Nadine Smith (99)	1,388,889	1,388,889	0	*
Clara Maria Sola (100)	1,339,148	672,488	666,660	*
Sterling Finance & Trust (101)	1,044,052	744,052	300,000	*
William N. Strawbridge (102)	83,334	83,334	0	*
Edward A. Sugar § (103)	600,000	600,000	0	*
Frank Taggart (104)	640,000	320,000	320,000	*
The Carnahan Trust (105)	555,555	555,555	0	*
Kjeld Thygesen (106)	400,000	200,000	200,000	*
Ralph Winter Tinman (107)	138,890	138,890	0	*
Mark Tompkins (108)	9,339,162	6,672,495	2,666,667	*

20

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Paul Tompkins (109)	2,000,000	1,500,000	500,000	*
Ana Leticia Ulivi (110)	277,778	277,778	0	*
Jose Antonio Velit Desmaison (111)	138,900	138,900	0	*
Joaquin Vera (112)	138,890	138,890	0	*
John Wagner (113)	75,000	75,000	0	*
Wealth Concepts LLC (114)	600,000	600,000	0	*
Steven M.Weisman (115)	75,000	75,000	0	*
White Rock Capital Partners, L.P. (116)	400,000	400,000	0	*
Craig Whited (117)	2,000,000	1,600,000	400,000	*
Paul Yurfest (118)	300,000	300,000	0	*
Lorena Zalles (119)	55,556	55,556	0	*
Nicolas Zalles (120)	55,556	55,556	0	*
Roberto Zalles (121)	255,841	200,000	55,841	*
David M. Zlotchew (122)	112,500	112,500	0	*
Totals	129,507,886	83,636,790	45,871,096

21

* Less than 1%

§ Affiliated with a Broker-Dealer

(A)	An aggregate of 40,838,832 of the shares of common stock being offered by the selling stockholders are issuable upon exercise of outstanding warrants.

(B)	Assumes all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying options or warrants held by the selling stockholders, are sold in the offering and that shares of common stock beneficially owned by such selling stockholder but not being registered by this prospectus are not sold.

(1)	Percentages are based on the 322,209,220 shares of common stock issued and outstanding as of February 22, 2012 (not including 2,000,000 shares of Restricted Stock issued but subject to vesting conditions). Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 2, 2012 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person; provided, however, that the 40,838,832 shares that may be sold in the Offering which are issuable upon exercise of warrants described above are deemed outstanding upon completion of the Offering.

(2)	Includes 18,614 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(3)	Jureck Claux has the power to vote and dispose of the shares being registered on behalf of Albatroz Capital Inc. Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(4)	Includes 93,068 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(5)	Antonio Cussen has the power to vote and dispose of the shares being registered on behalf of Amancay International LLC. Includes 370,371 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(6)	Includes 300,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(7)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(8)	Includes 272,487 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(9)	E. Isaac Collie has the power to vote and dispose of the shares being registered on behalf of Arcade Investments Ltd. Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(10)	Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(11)	David Dawes has the power to vote and dispose of the shares being registered on behalf of Aton Balanced Fund Limited. Includes 3,235,480 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

22

(12)	David Dawes has the power to vote and dispose of the shares being registered on behalf of Aton Ventures Fund Limited. Includes 1,554,243 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(13)	Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(14)	Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(15)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(16)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(17)	Raymond J. BonAnno has the power to vote and dispose of the shares being registered on behalf of BonAnno Family Partnership LLP. Includes 900,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(18)	George Holbrook has the power to vote and dispose of the shares being registered on behalf of Bradley Resources LLC. Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(19)	Includes 409,502 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(20)	Includes 100,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(21)	Adam S. Gottbetter has the power to vote and dispose of the shares being registered on behalf of Bretton James, Inc. Includes 400,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(22)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(23)	Includes 107,407 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(24)	Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(25)	Includes 111,111 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(26)	Jaime Bravo has the power to vote and dispose of the shares being registered on behalf of Celta Consultores Limitada. Includes 277,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(27)	Juerg Muehlethaler and Alessandra Waibel have the power to vote and dispose of the shares being registered on behalf of Centrum Bank. Includes 277,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

23

(28)	Kenneth Pasternak has the power to vote and dispose of the shares being registered on behalf of Chestnut Ridge Partners, LP. Includes 800,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(29)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(30)	Raymond Dean Hautamaki has the power to vote and dispose of the shares being registered on behalf of CoJack Investment Opportunities LLC. Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(31)	Includes 40,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(32)	Downsview Capital, Inc. (“Downsview”), as the general partner of Cranshire Capital, L.P., and Mitchell P. Kopin, as Downview’s President, have the power to vote and dispose of the shares being registered on behalf of Cranshire Capital LP. Includes 277,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(33)	Patrick S. Adams has the power to vote and dispose of the shares being registered on behalf of Cynergy Emerging Growth LLC Fund. Includes 46,298 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(34)	Includes 462,963 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(35)	Includes 92,953 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(36)	Includes 18,613 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(37)	Includes 74,445 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(38)	Includes 120,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(39)	Includes 64,819 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(40)	Includes 222,222 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(41)	Includes 672,495 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(42)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(43)	Jose Alva Fouscas has the power to vote and dispose of the shares being registered on behalf of First Sun Investment Corp. Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(44)	Includes 68,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

24

(45)	Includes 40,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(46)	Downsview Capital, Inc. (“Downsview”), as the investment manager for a managed account of Freestone Advantage Partners, LP, and Mitchell P. Kopin, as Downview’s President, have the power to vote and dispose of the shares being registered on behalf of Freestone Advantage Partners, LP. Includes 46,296 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(47)	Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(48)	Includes 55,556 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(49)	Includes 37,227 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(50)	Includes 18,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(51)	David Hutchins is the nominee for Grafton Resource Investments Ltd., the beneficial owner of the shares. David James has the power to vote and dispose of the shares being registered hereunder. Includes 6,000,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(52)	Includes 9,306 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(56)	Includes 74,455 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(54)	Carlos A. Zalles has the power to vote and dispose of the shares being registered on behalf of Hampton Corporation. Includes 3,093,108 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days and 1,458,333 shares of common stock issuable upon conversion of zero-coupon convertible notes currently convertible or convertible within 60 days.

(55)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(56)	Includes 27,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(57)	Patrick Cussen has the power to vote and dispose of the shares being registered on behalf of Hibernia Limited. Includes 750,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(58)	Includes 40,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(59)	Jose Francisco Arata has the power to vote and dispose of the shares being registered on behalf of ID Introduction Ltd. Includes 372,273 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(60)	John P. Funkey has the power to vote and dispose of the shares being registered on behalf of John P. Funkey Revocable Trust. Includes 31,250 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(61)	John Paul DeJoria has the power to vote and dispose of the shares being registered on behalf of John Paul DeJoria Family Trust. Includes 2,000,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(62)	Jose Rafael Odreman has the power to vote and dispose of the shares being registered on behalf of Kherson Investments Ltd. Includes 559,342 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

25

(63)	Includes 504,371 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(64)	Includes 740,741 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(65)	Includes 31,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(66)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(67)	Carlos A. Zalles has the power to vote and dispose of the shares being registered on behalf of LW Emerging Markets Opportunities Master Fund, Ltd. Includes 5,039,169 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Includes 750,000 shares of common stock issuable upon exercise of warrants and 6,250,000 shares of common stock issuable upon conversion of zero-coupon convertible notes held by LW Natural Resources Opportunities Fund, Ltd., which warrants and convertible notes are currently exercisable or convertible. LW Emerging Markets Opportunities Master Fund Ltd. is under common control with LW Natural Resources Opportunities Fund, Ltd. and may be deemed to beneficially own securities held by it.

(68)	Carlos A. Zalles has the power to vote and dispose of the shares being registered on behalf of LW Securities S.A. Includes 1,223,875 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(69)	Includes 37,228 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(70)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(71)	Includes 37,037 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(72)	Includes 1,000,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(73)	Includes 65,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(74)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(75)	Sacha Grut has the power to vote and dispose of the shares being registered on behalf of Musgrave Investments Limited. Includes 375,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(76)	Includes 800,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(77)	Includes 666,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(78)	Includes 37,228 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(79)	Jan Schimmer and Wolfgang Birshhardt have the power to vote and dispose of the shares being registered on behalf of Orca Trading GmbH. Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(80)	Includes 500,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

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(81)	Includes 220,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(82)	Enrique Collado has the power to vote and dispose of the shares being registered on behalf of Phoenix Advisory Services Ltd. Includes 186,137 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(83)	Mario Persivale has the power to vote and dispose of the shares being registered on behalf of Pico Alto Investments S.A. Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(84)	Benjamin Gomez has the power to vote and dispose of the shares being registered on behalf of Plango Investments SA. Includes 195,443 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(85)	Juan Carlos Maldonado has the power to vote and dispose of the shares being registered on behalf of Ponte Group Ltd. Includes 558,410 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(86)	Includes 18,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(87)	Includes 118,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(88)	Marcus New has the power to vote and dispose of the shares being registered on behalf of Radical Capital Ltd. Includes 217,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(89)	Includes 150,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(90)	Warren Schreiber has the power to vote and dispose of the shares being registered on behalf of Robyn Schreiber Irrevocable Trust. Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(91)	Includes 185,186 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(92)	Includes 258,547 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(93)	Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(94)	Includes 18,614 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(95)	Includes 19,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

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(96)	Includes 37,037 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(97)	Includes 504,371 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(98)	Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(99)	Includes 462,963 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(100)	Includes 672,488 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(101)	Alejandro Graver has the power to vote and dispose of the shares being registered on behalf of Sterling Finance & Trust. Includes 558,866 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(102)	Includes 27,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(103)	Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(104)	Includes 320,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(105)	Kevin Carnahan and Laurie Carnahan have the power to vote and dispose of the shares being registered on behalf of The Carnahan Trust. Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(106)	Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(107)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(108)	Includes 672,495 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(109)	Includes no shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(110)	Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(111)	Includes 46,300 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(112)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(113)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

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(114)	Steven, H. Detsch has the power to vote and dispose of the shares being registered on behalf of Wealth Concepts LLC. Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(115)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(116)	Thomas U. Barton or Joseph U. Barton have the power to vote and dispose of the shares being registered on behalf of White Rock Capital Partners, L.P. Includes 400,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(117)	Includes 800,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(118)	Includes 100,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(119)	Includes 18,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(120)	Includes 18,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(121)	Includes 55,841 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(122)	Includes 37,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

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USE OF PROCEEDS

We will not receive proceeds from the sale of common stock under this prospectus. We could, however, receive proceeds from the selling stockholders if and when they exercise warrants the common stock underlying which is covered by this prospectus. We would use any proceeds received for working capital and general corporate purposes.  The warrant holders may exercise their warrants at any time until their expiration, by cash payment of the exercise price or, for certain warrants and under certain circumstances, by “cashless exercise,” as further described below under “Description of Securities.”  If the warrants are exercised in full, the estimated proceeds from such exercise would be up to $13,480,667 if all of the warrants are exercised through the payment of cash to the Company.  Because the warrant holders may exercise the warrants in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes.  We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders, but all selling and other expenses incurred by the selling stockholders will be borne by them.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock.  The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

Our common stock trades on the OTCBB under the symbol LIEG. The OTCBB is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. An OTCBB equity security generally is any equity that is not listed or traded on a national securities exchange. The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTCBB quotation service. These bid prices represent prices quoted by broker-dealers on the OTCBB quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	Fiscal Year Ending June 30, 2013		Fiscal Year Ending June 30, 2012		Fiscal Year Ending June 30, 2011
	High	Low	High	Low	High	Low

First Quarter (July 1 - September 30)	$0.10	$0.06	$0.23	$0.10	$0.42	$0.18
Second Quarter (October 1 – December 31)	$0.08	$0.05	$0.13	$0.06	$0.32	$0.10
Third Quarter (January 1 – March 31)	$0.06	$0.03	$0.14	$0.07	$0.51	$0.21
Fourth Quarter (April 1 – June 30)(through April 30, 2013)	$0.06	$0.04	$0.10	$0.06	$0.45	$0.19

Holders of Common Stock

As of April 30, 2013, there were approximately 185 stockholders of record. Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record. On April 30, 2013, the last reported sale price per share for our common stock as reported by the OTCBB quotation service was $0.04 per share.

Dividends

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. We presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

Our Board of Directors adopted, and our stockholders approved, our 2009 Equity Incentive Plan (the “2009 Plan”) on October 19, 2009.  The 2009 Plan reserves a total of 5,000,000 shares of our common stock for issuance pursuant to awards granted thereunder.  If an incentive award granted under the 2009 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2009 Plan.

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As of April 30, 2013, we have outstanding 1,450,000 nonqualified stock options under the 2009 Plan, with a weighted average exercise price of approximately $0.24 per share, of which options for 1,200,000 are currently vested.  In addition, we have granted (a) an award of 2,500,000 shares of restricted stock under the 2009 Plan, of which 2,500,000 shares are currently issued and vested, and (b) awards of restricted stock units with respect to 950,000 shares of common stock, 466,666 of which are currently vested.  For all option grants, our Board of Directors has set (or will set) the exercise price of the options at a price equal to or greater than the fair market value of our common stock on the date of grant of the options.  Of the outstanding options under the 2009 Plan, 1,200,000 have vested.  200,000 of such options vested immediately and have a five year term, 1,000,000 options were fully vested as of December 31, 2012 and have a ten year term, and the remaining 250,000 options vest in after eighteen months from the date of grant and have a five year term Furthermore, we have committed to grant Restricted Stock Units with respect to an aggregate of 900,000 shares; however, we do not currently have enough shares authorized for issuance under our 2009 Plan to satisfy all of these obligations.

The following table provides information as of June 30, 2012, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Weighted-
		average	Number of securities
	Number of securities	Exercise price of	remaining available for
	to be issued upon	Outstanding	future issuance under equity
	exercise of	options,	compensation plans
	outstanding options,	Warrants and	(excluding securities reflected
	warrants and rights	rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,450,000	$0.38	1,050,000	(2)
Equity compensation plans not approved by security holders	-	-	-
Total	1,450,000	$0.38	1,050,000	(2)

(1)	Represents the 2009 Equity Incentive Plan.

(2)	950,000 of such shares are reserved for issuance pursuant to Restricted Stock Units granted under the 2009 Plan, 233,333 of which have vested.

See “Executive Compensation” for information regarding individual equity compensation arrangements received by our executive officers pursuant to their employment agreements with us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended June 30, 2012 and 2011, as well as for the three and sixth month period ended December 31, 2012, and should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this prospectus.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a South America based and US listed exploration company in the lithium and mining sector. We aim to acquire, develop and commercialize a significant portfolio of lithium brine deposits in the Americas.

We own (a) a 60% interest in the Maricunga project, which consists of mining concessions covering an area of approximately 3,553 acres (1,438 hectares) prospective for lithium and potassium brines, and is located in the Salar de Maricunga in northern Chile; (b) a mining concession on 2,995 acres (1,212 hectares) situated on brine salars in Argentina, known as Cauchari; and (c) undeveloped mineral claims prospective for lithium and potassium covering a total area of 19,500 acres (7,890 hectares) located in the Regions of Puno, Tacna and Moquegua, Peru. We are currently evaluating additional exploration and production opportunities.

We were initially incorporated on June 24, 2005, as Mystica Candle Corp. in the business of manufacturing, marketing and distributing soy-blend scented candles and oils. It was determined that we could not continue with the original business plan. In July 2008, we changed our name to NanoDynamics Holdings, Inc., to facilitate discussions with NanoDynamics, Inc. regarding a possible business combination that was not completed. In October 2009, we changed our name to Li3 Energy, Inc. as we refocused our business strategy on the energy sector and lithium mining opportunities.

Going Concern

At December 31, 2012, the Company had no source of current revenue, a cash balance on hand of $3,456,678, negative working capital of $9,569 and negative cash flows from operations of $20,370,939 during the period from June 24, 2005 (inception) through December 31, 2012. The Company had negative cash flows from operations of $4,799,838 during the six months as of December 31, 2012. On August 17, 2012, the Company received $9,499,990 in net funding from POSCAN. The Company believes its current cash on hand is sufficient to maintain its basic operations, which do not include future exploration and acquisition activities, for approximately 9 months. The Company has implemented a cost reduction program and is taking the necessary actions to preserve cash.

In the course of our exploration activities, we have sustained and continue to sustain losses. We cannot predict if and when we may generate profits. In the event we identify commercial reserves of minerals, we will require substantial additional capital to develop those reserves and permits from the Chilean government to exploit the mineral reserves, neither of which is assured (See Operational Update below).

To take us into the operational stage and to begin generating revenues, we will require a substantial injection of funds to progress development of our properties. We expect to finance our future growth primarily through equity and debt financings. However, there exists substantial doubt about our ability to continue as a going concern because there is no assurance that we will be able to obtain such capital. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our ultimate capital needs and to support our growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, then our operations would be materially negatively impacted.

Our ability to complete additional equity or debt offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of us and the offering terms. In addition, our ability to complete an offering may be dependent on the status of our exploration activities, which cannot be predicted. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

These conditions raise substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to meet our obligations, to obtain additional financing as may be required until such time as we can generate sources of recurring revenues and to ultimately attain profitability. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Operational Update

Maricunga

On May 20, 2011, we, through our Chilean subsidiary, Minera Li, acquired a 60% interest in each of Sociedades Legales Mineras Litio 1 a 6 de la sierra Hoyada de Maricunga.

The Maricunga property is an exploration property and covers an area of approximately 3,553 acres (1,438 hectares), comprising six concessions and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile. Each concession grants the owner the right to explore for mineral deposits at the Maricunga property.

In September 2011, in order to provide funding to begin the initial assessments of producible minerals from the Maricunga Project, we entered into a subscription agreement with POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO (a South Korean company). In accordance with the subscription agreement, POSCAN purchased 38,095,300 Units of our securities for approximately $8 million, with each “Unit” consisting of one share of our common stock for $0.21 per share and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40 per share.

In December 2011, we completed our phase one exploration work on Maricunga with the $8 million funding from POSCAN. In April 2012, we reported the completion of the NI 43-101 of the Canadian Securities Administrators (NI 43-101) that summarizes and validates the results of our $8 million Phase One Exploration and Development Program on our Maricunga Project in Chile, completed in December 2011. The Technical Report was prepared by Donald H. Hains, P. Geo., Principal of Hains Technology Associates, who is a Qualified Person as defined by NI 43-101. The key highlights of the Compliant Measured Report include:

•	Further exploration work and expenditures are warranted to advance the Maricunga Project to the Feasibility Stage (economic assessment);
•	The property holds significant potential for development as a source of lithium, potassium and boron;
•	Exploration work indicates that the brines in the property are enriched in lithium and potassium and that the brine has a sufficient Mg/Li ratio permitting lithium recovery.

In August 2012, POSCAN purchased an additional 62,499,938 Units of our securities for gross proceeds of $9,999,990, with each “Unit” consisting of one share of common stock for $0.16 per share and a three-year warrant to purchase one share of common stock for $0.21 per share. In connection with the transaction, we agreed to reduce the exercise price of all of the warrants previously sold to POSCAN from $0.40 per share to $0.21 per share and issued to POSCAN a two-year warrant (the “Bonus Warrant”) to purchase 5,000,000 shares of our common stock at an exercise price of $0.15 per share.

Furthermore, subject to certain exceptions, we must issue additional shares of our common stock to POSCAN in the event that we issue or sell any such shares to third parties for a price of less than $0.16 per share at any time during the 18 months immediately following the Second Closing.

During the six months ended December 31, 2012, the Company entered into certain agreements and issued shares which may have triggered this provision. The Company is seeking clarification of this provision and, if necessary, a waiver of this provision for the following transactions:

•	From September 2012 through November 2012, the Company entered into certain agreements whereby the Company agreed to issue common stock valued at approximately $0.07 per share for services. In the event the provision applies, and a waiver is not granted, the Company estimates it would be required to issue an additional 3,556,786 shares and record stock-based compensation expense estimated at $242,032.

•	On September 28, 2012, the Company entered into a Second Amendment and Waiver Agreement with the holders of the zero-coupon convertible notes (the “Second Waiver Agreement”), under which the conversion price of the zero-coupon bridge notes was modified from $0.12 to $0.095 per share. In the event the provision applies, and a waiver is not granted, the Company estimates it would be required to issue an additional 2,905,412 shares and record stock-based compensation expense estimated at $232,433.

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Due to the uncertainty regarding the lithium permit in Chile, we are evaluating the Maricunga project as a potential producer of potash or potassium nitrate. Our NI 43-101 of the Canadian Securities Administrators (NI 43-101) shows that potassium resources are available in the Maricunga properties. The majority of the past and current technical work performed on the project is applicable to the production of lithium and/or potassium. Potassium exploitation does not require special permits and it is exploitable via regular mining concessions, according to the Chilean Mining Code.

Initial estimations suggest that a potash project is economically feasible. We are evaluating the next steps that would allow us to maximize shareholder value from the Maricunga properties. However, there can be no assurance that we will be able to do so in the near future or at all. The Company will evaluate any future impairment based on consideration of economic and operational feasibility and a continuing assessment of its rights to exploit minerals under Chilean laws and regulations.

To produce potassium nitrate, the Company will be required to obtain a source of sodium nitrate which could come from either 1) developing a sodium nitrate and iodine project; or 2) buying the sodium nitrate from different producers in the north of Chile.

We may also seek to acquire additional properties for any processing site and we also plan to make improvements to the Maricunga site infrastructure, camp, and property.

Lithium permit update

In 2012, the Chilean Government’s Ministry of Mining established its first ever auction for the award of lithium production quotas and licenses (Special Lithium Operations Contracts, or CEOLs), which would permit the exploitation of an aggregate of 100,000 tons of lithium metal (approximately 530,000 tons of lithium carbonate equivalent) over a 20 year period, subject to a seven percent royalty.

In September 2012, we formed a consortium consisting of us, POSCO, Daewoo International Corp, and Mitsui & Co. (the “Consortium”) for the purpose of participating in such CEOL auction. As required under the rules established by the Ministry of Mining, on September 14, 2012, the Consortium submitted its bid for the CEOLs.

On September 24, 2012, the Ministry of Mining opened the bids and informed us that the Consortium’s bid was not the winning bid.

On October 1, 2012, the Ministry of Mining informed us that the Chilean Government decided to invalidate the CEOL process and the results announced on September 24, 2012, due to an administrative error.

On October 5, 2012, we submitted a “Request for Reconsideration” to the Chilean Government, requesting it to reconsider the invalidation and award the CEOL to the second highest bidder – the Consortium.

On October 17, 2012, the Chilean Government ratified its decision to invalidate the CEOL process and not to accept any of the bids.

On October 22, 2012, the Company submitted another “Request for Reconsideration” to the Chilean Government. The Chilean Government had 30 days to answer the Company´s request

On November 19, 2012, the Chilean Government rejected our Request for Reconsideration appeal.

On November 22, 2012, the Chilean Government ratified its decision to invalidate the CEOL process as well as rescinding the CEOL Basis, which defined the regulations that regulated the CEOL process.

On January 16, 2013, we submitted a letter to the Chilean Comptroller requesting to review the CEOL process. This is deemed to be the last administrative recourse before pursuing legal remedies. The Company is waiting for an answer.

Maricunga Shareholders’ Lawsuit Update

As the majority shareholder, we have filed lawsuits distributed to four civil courts of Copiapo, third Region of Atacama, Chile, against the minority shareholders seeking either payment of their pro rata portion of costs or an auction of their share of the properties. The minority shareholders have not paid their contributions to the costs of conservation and exploration, which were agreed upon at the shareholders’ meeting on October 6, 2011. In November 2012, we received a favorable decision from one of the civil courts to auction approximately 8% of the shares once the judgment is executed. Chilean law gives the Company a preference in that auction. The other civil courts have not reached a final decision yet.

Certain minority shareholders have filed counterclaims against us to declare, among other things, the invalidation of such shareholders’ meeting at which required contributions were established that such minority shareholders failed to make. We filed dilatory defenses because we were not served according to law and also filed a complaint against the officer serving the process. This process is on hold because the minority shareholders have not filed a new claim, as requested by the court.

Strategic Plan

Part of our strategic plan is to explore and develop our existing projects as well as to identify other synergistic opportunities with new projects with production potential that could also be advanced in an accelerated manner, with the goal of becoming a company with valuable lithium, potassium, nitrates and other industrial minerals properties.  Our primary objective is to become a low cost lithium producer as well as a significant producer of potassium nitrate. The key to achieving this objective is to become an integrated chemical company through the strategic acquisition and development of lithium assets as well as other assets that have by-product synergies. The third leg of our strategic plan is to develop improved technologies for the extraction of lithium from brines.

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We have acquired a 60% interest in the Maricunga project, an advanced lithium and potassium chloride project in Chile, and we continue to explore other lithium and industrial minerals prospects in the region.

Our current strategy principally involves the exploration of the Maricunga property and the acquisition of a source of iodine and nitrate. On the Maricunga project, we have received $8 million of funding from POSCAN, which was spent to complete our Phase One Exploration and Development Plan. Such plan has been completed, and we have successfully produced a technical report in accordance with National Instrument 43-101 of the Canadian Securities Administrators for Maricunga. Upon receiving the NI 43-101 compliant resource report, we satisfied the conditions to receive an additional $10 million of funding from POSCAN. In August 2012, we received the $10 million second tranche funding as committed by POSCAN.

Since then, we have continued our efforts to advance the Maricunga project. However, a key element in advancing the project lies in securing a special permit to exploit lithium in Chile. We participated in an international auction for the award of lithium production quotas and licenses (Special Lithium Operations Contracts, or CEOLs) to obtain this permit but we were not successful.

In the event that we ultimately do not obtain the necessary permits for lithium exploitation for our current Maricunga properties, we will likely pursue a strategy for the production of potassium from those properties. Our Technical Report in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) shows that potassium resources are available in the Maricunga properties. As part of our strategic plan, we always had plans to produce a potassium by-product alongside the lithium. The majority of the past and current technical work performed on the project is applicable to the production of lithium and/or potassium. Potassium exploitation does not require special permits and is exploitable via regular mining concessions, according to the Chilean Mining Code.

In the event we develop a potash production operation on the Maricunga properties, we would complete a feasibility study of the economics of the project and would be required to raise approximately $100 million to $130 million to bring the project into production.

Another alternative would be producing potash that in combination with sodium nitrates will mix to produce potassium nitrate (KNO3). Potassium nitrate is a valuable product used in fertilizers. Potassium nitrate is used extensively as a fertilizer. Its advantage over commodity based fertilizers such as potash is that it provides two essential elements (nitrogen and potassium) in a single product. Because it has no sodium chloride content, it does not rot or damage delicate plants such as tobacco or the roots of fruit trees. As it is totally water soluble, naturally-derived potassium nitrate is especially suitable for use in organic farming and in hydroponic (soil free) agriculture. There is an increase in demand for this product, particularly in China, India, and Brazil. Chile is today the largest producer of potassium nitrate.

To produce potassium nitrate, we will also be required to obtain a source of sodium nitrate which could come from either 1) developing a sodium nitrate and iodine project; or 2) buying the sodium nitrate from different producers in the north of Chile. The Atacama Desert in the north of Chile is rich in sodium nitrate. The Company previously had an option on the Alfredo iodine and nitrates project. At the time we decided not to pursue that option because we were focused on pursuing the Maricunga properties as a lithium project. This property as well as a number of other projects in the north of Chile with the similar characteristics that we have evaluated in the past may continue to be available. Also, there are a number of producers of iodine in the north of Chile that have nitrates stockpiled which, as nitrates by themselves, are not economically profitable. There would be opportunities for us to acquire these to complement our potassium production.

In parallel to these efforts, we continue to consider various alternatives to continue to pursue our lithium strategy. These include the acquisition and/or joint venture of nearby properties within the same Maricunga Salar that do not require special lithium permits for exploitation.

Application of Intensified Evaporative Technology (R3 Fusion)

R3 Fusion, Inc. (“R3”) is a technology company that has developed, patented, demonstrated and is currently commercializing its Short Path Condensate Recovery (SPaCeR) technology, which utilizes waste process heat and engineering designed to achieve a highly cost effective means of environmentally friendly fluid processing.

We believe the SPaCeR technology may speed the rate of mineral recovery from brine, however, there can be no assurance that it will do so on a commercially favorable basis or at all. Not only do we believe R3’s SPaCer technology can aid in the recovery of lithium, but we believe it will allow brine mining operations to use smaller facilities, reducing their footprint by as much as 1,000-fold.

On January 13, 2012, we entered into an agreement, (the “R3 Agreement”), with R3 Fusion, Inc. (“R3”) to apply R3’s SPaCeR in processing brine from our properties. Pursuant to the R3 Agreement, R3 will provide us with a demonstration plant consisting of two units having a design flow capacity of at least 1.6 liters per second each, and on-site training. Upon installation of the facilities, we will pay R3 equipment use fees of $37,500 per month for the first twelve months following successful installation and commissioning of the system, and, if we elect to keep the equipment on site thereafter, $12,500 per month for up to an additional thirty-six months. As of the date of this filing, such equipment has not yet been installed.

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The R3 Agreement also provides that we will be given the exclusive license (the “Exclusive Rights”), subject to final negotiations, to exploit R3’s SPaCeR technology throughout the world for the processing of lithium-containing brine for so long as we are using such systems in the processing of brine at our facilities in South America. Due to the uncertainty regarding the special lithium permit, we have not continued with the final negotiations.

Results of Operations

Three Months Ended December 31, 2012 Compared with Three Months Ended December 31, 2011

Revenues

We had no revenues during the three months ended December 31, 2012 and 2011.

Exploration expenses

During the three months ended December 31, 2012 and 2011, we incurred exploration expenses of $24,668 and $2,984,020, respectively.  The expenses incurred during the three months ended December 31, 2012 relate to our efforts to obtain the environmental permits that will allow us to take the project to a feasibility stage.

General and administrative Expenses

Our general and administrative expenses for the three months ended December 31, 2012 and 2011 consisted of the following:

	December 31, 2012	December 31, 2011	Increase (Decrease)
Wages and salaries	$479,668	$199,658	$280,010
Stock-based compensation	179,383	103,638	75,745
Professional fees-legal	202,269	225,108	(22,839)
Professional fees-finance/accounting	77,615	123,465	(45,850)
Professional fees-audit	87,265	54,230	33,035
Board of Directors expense	61,000	-	61,000
Travel expenses	43,433	293,687	(250,254)
Office rent and utilities	40,875	46,171	(5,296)
Professional fees-others	35,267	159,153	(123,886)
Filing fees	14,666	49,230	(34,564)
Communications	23,300	19,719	3,581
Marketing and investor relations	(11,990)	49,461	(61,451)
Insurance	4,632	27,591	(22,959)
Registration rights penalties	-	142,000	(142,000)
Other	27,111	57,057	(29,946)
	$1,264,494	$1,550,168	$(285,674)

We incurred total general and administrative expenses of $1,264,494 for the three months ended December 31, 2012 compared to $1,550,168 for the three months ended December 31, 2011, a $285,674 decrease, which comprised mainly of:

•	Wages and salaries expense increased by $280,010 due to hiring of additional staff after the period ended December 31, 2011, including a full-time CFO and Vice President, redundancy payments and bonus payments;
•	Stock-based compensation increased by $75,745 primarily due to expense associated with the vesting of restricted stock during the period;
•	Professional fees-finance/accounting decreased by $45,850 due to employment of a full-time CFO and a financial controller reducing reliance on external professionals;
•	Professional fees-audit increased by $33,035 which reflects the timing of the audit of the financial statements for the year ended June 30, 2012 compared to the year ended June 30, 2011. In the current year, a greater proportion of audit work was performed in October whereas in the prior year, the majority of the work had been completed in September 2011;
•	Board of Directors expense increased by $61,000 due to the approval of fees to be paid to the Board of Directors in 2012;
•	Travel expenses decreased by $250,254 due to the decrease in investor relations activities and the significantly reduced activity in seeking sources of funding due to the closing of the second tranche of funding with POSCO in August 2012;
•	Professional fees-others decreased by $123,886 primarily due to a reduction in the use of outside professionals and the efforts of the Company to reduce costs;
•	Marketing and investor relations decreased by $61,451, which was primarily due to the decrease in investor relations activities and the efforts of the Company to reduce costs. The negative balance for the three months to December 31, 2012 is a result of the reversal of prior period accruals in excess of actual costs;
•	Registration rights penalties decreased by $142,000 as there were no penalties recorded during the period ended December 31, 2012.

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Other Income/expense

Other income for the three months ended December 31, 2012, was $5,884,172 compared to other income in the amount of $4,464,242 for the three months ended December 31, 2011.  The increase in other income was primarily due to our recognition of an unrealized gain from the change in fair value of the derivative liability related to our outstanding warranty instruments of $5,997,501 during the three months ended December 31, 2012 compared to $4,654,915 during the three months ended December 31, 2011.

Net interest expense amounted to $68,744 and $164,795 during the three months ended December 31, 2012 and 2011, respectively.  The decrease in interest expense was primarily a result of the decrease in amortization of discount on notes payable, which was approximately $165,000 for the three months ended December 31, 2011, and was approximately $51,000 for the three months ended December 31, 2012.

During the three months ended December 31, 2012 and 2011, we recorded losses on foreign currency transactions of $44,585 and $25,878, respectively, and such activity related to our operations in Peru and Chile.

Six Months Ended December 31, 2012 Compared with Six Months Ended December 31, 2011

Revenues

We had no revenues during the six months ended December 31, 2012 and 2011.

Exploration expenses

During the six months ended December 31, 2012 and 2011, we incurred exploration expenses of $377,609 and $3,452,262, respectively.  The expenses incurred during the six months ended December 31, 2012 relate to our efforts to obtain the environmental permits that will allow us take the project to a feasibility stage.

General and administrative expenses

Our general and administrative expenses for the six months ended December 31, 2012 and 2011 consisted of the following:

	December 31, 2012	December 31, 2011	Increase (Decrease)
Wages and salaries	$823,980	$369,544	$454,436
Stock-based compensation	330,099	308,383	21,716
Professional fees-legal	351,377	494,411	(143,034)
Professional fees-finance/accounting	188,615	203,578	(14,963)
Professional fees-audit	134,625	109,432	25,193
Board of Directors expense	122,000	-	122,000
Travel expenses	114,985	498,170	(383,185)
Office rent and utilities	82,784	71,786	10,998
Professional fees-others	75,201	269,768	(194,567)
Filing fees	49,279	51,630	(2,351)
Communications	34,637	35,776	(1,139)
Marketing and investor relations	23,975	105,870	(81,895)
Insurance	5,524	41,453	(35,929)
Registration rights penalties	-	142,000	(142,000)
Other	71,618	98,563	(26,945)
	$2,408,699	$2,800,364	$(391,665)

We incurred total general and administrative expenses of $2,408,699 for the six months ended December 31, 2012 compared to $2,800,364 for the six months ended December 31, 2011, a $391,665 decrease, which comprised mainly of:

•	Wages and salaries expense increased by $454,436 due to hiring of additional staff after the period ended December 31, 2011, including a full-time CFO and Vice President, redundancy payments and bonus payments;
•	Stock-based compensation increased by $21,716 primarily due to expense associated with the vesting of restricted stock during the period;
•	Professional fees-legal decreased by $143,034 primarily due to $135,000 of fees recorded for the period ended December 31, 2011 related to the POSCO capital raise dated August 24, 2011;
•	Board of Directors expense increased by $122,000 due to the approval of fees to be paid to the Board of Directors in 2012;
•	Travel expenses decreased by $383,185 due to the decrease in investor relations activities and the significantly reduced activity in seeking sources of funding due to the closing of the second tranche of funding with POSCO in August 2012;
•	Professional fees-others decreased by $194,567 primarily due to a reduction in the use of outside professionals and the efforts of the Company to reduce costs;
•	Marketing and investor relations decreased by $81,895, which was primarily due to the decrease in investor relations activities and the efforts of the Company to reduce costs;
•	Registration rights penalties decreased by $142,000 as there were no penalties recorded during the period ended December 31, 2012.

Loss on settlement

The Company recorded a loss on settlement of $5,816 as a result of settlement agreements with respect to an aggregate of $390,336 of obligations, under which the Company issued an aggregate of 5,825,761 shares of the Company’s common stock, valued at $396,152.

Other income

Other income for the six months ended December 31, 2012, was $5,811,211 compared to $10,022,660 for the six months ended December 31, 2011.  The decrease in other income was primarily due to the change in loss on debt extinguishment, recognition of change in fair value of warrant derivative liabilities, warrant modification expense, and the change in interest expense.

We recognized a loss on debt extinguishment of $37,235 and $841,752 for the six months ended December 31, 2012 and 2011, respectively. The differences related to the difference in the terms of existing debt compared to debt under the modified terms of the debt agreements.

We recognized an unrealized gain from the change in the fair value of the derivative liability related to our outstanding warrant instruments of $6,240,706 during the six months ended December 31, 2012 compared to $11,603,559 during the six months ended December 31, 2011.  The change in fair value of our derivative warrant liability has no impact on our cash flows from operations.

We recognized warrant modification expense in conjunction with the closing of POSCAN’s second tranche of investment on August 17, 2012, when the Company adjusted the exercise price of the warrants previously issued to POSCAN from $0.40 to $0.21 per share. The incremental value of the warrants before and after the modification was $171,150 and was reported as current period expense.

Net interest expense amounted to $241,259 and $698,284 during the six months ended December 31, 2012 and 2011, respectively. The decrease in interest expense was primarily a result of the decrease in amortization of discount on notes payable and deferred financing costs, which was approximately $660,032 during the six months ended December 31, 2011 and $52,260 during the six months ended December 31, 2012, partially offset by the increase in interest for the six months ended December 31, 2012 due to interest on registration rights penalties of $46,642, interest on notes payable entered into during 2012 of $55,858, and interest on late payment of supplier invoices totaling $37,601.

During the six months ended December 31, 2012 and 2011, we recorded gains on foreign currency transactions of $20,149 and losses on foreign currency transactions of $40,863, respectively, and such activity related to our operations in Peru and Chile.

Fiscal Year Ended June 30, 2012 Compared with Fiscal Year Ended June 30, 2011

Revenues

We had no revenues during the years ended June 30, 2012 and 2011.

Exploration Expenses

During the years ended June 30, 2012 and 2011, we incurred exploration expenses of $6,193,533 and $560,075, respectively. The expenses incurred during the year ended June 30, 2012, relate to our efforts to begin exploration activities on our Maricunga project in Chile and principally include drilling expenses and other related expenses. The expenses incurred during the year ended June 30, 2011, relate primarily to our other properties which we no longer are exploring.

Mineral Rights Impairment Expense

During the years ended June 30, 2012 and 2011, we incurred impairment expenses of $300,000 and $4,120,000, respectively. Mineral rights impairment expense for the year ended June 30, 2012, is a result of the impairment of the Noto properties. Mineral rights impairment expense recorded during the year ended June 30, 2011 is a result of the impairments of the Alfredo property ($4,070,000) and the Peru property ($50,000). We determined that these projects did not meet our requirements for additional mining development activities.

Loss on Settlements, Net

During the year ended June 30, 2011, we recorded a loss on settlement of $1,920,000 as a result of issuing 6,000,000 shares of our common stock in connection with a settlement related to the Puna property obligation.  In addition, we recorded a gain on settlement of $422,500 as a result of a settlement with Lacus (payment of $150,000 in cash and 500,000 shares of the Company’s common stock), which was less than we had accrued for these expenses as of June 30, 2010. The Puna and Lacus settlements were related to the Argentinean properties that were terminated. There were no similar transactions during the year ended June 30, 2012.

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General and Administrative Expenses

Our general and administrative expenses for the years ended June 30, 2012 and 2011 consisted of the following:

			Increase
	June 30, 2012	June 30, 2011	(Decrease)
Professional fees-legal	$1,210,123	$1,021,198	$188,925
Wages and salaries	1,115,824	571,337	544,487
Travel expenses	896,898	697,729	199,169
Stock based compensation	649,580	1,941,862	(1,292,282)
Registration rights penalties	479,777	38,750	441,027
Write-offs of deposits on potential acquisitions	400,000	-	400,000
Marketing and investor relations	395,416	232,289	163,127
Professional fees-others	375,881	45,868	330,013
Professional fees-finance/accounting	330,798	414,804	(84,006)
Office expenses	307,320	91,864	215,456
Board of Directors expenses	215,935	-	215,935
Professional fees-audit	205,273	150,710	54,563
Insurance	100,079	63,828	36,251
Filing fees	99,791	57,536	42,255
Other	213,348	120,892	92,456
	$6,996,043	$5,448,667	$1,547,376

We incurred total general and administrative expenses of $6,996,043 for the year ended June 30, 2012 compared to $5,448,667 for the year ended June 30, 2011, a $1,547,376 increase, which comprised of:

•	Professional fees-legal increased by $188,925 due to due diligence expenses in connection to potential acquisitions and the POSCAN funding;
•	Wages and salaries expense increased by $544,487 due to the increase in hiring of new employees, including a CEO, a full time CFO, and office staff;
•	Travel expenses increased by $199,169 due to investor relations activities in relation to seeking sources of funding;
•	Registration rights penalties increased by $441,027 due to penalties incurred in connection with the failure to file a timely registration statement;
•	Write-offs of deposits on potential acquisitions increased by $400,000 due to write-offs of payments to New World Resource Corp. and to the Claritas and Bongos properties;
•	Marketing and investor relations increased by $163,127 due to activities for actively seeking various sources of funding;
•	Professional fees-others increased by $330,013 due to consulting fees related to the acquisition and development of the Maricunga project;
•	Office expenses increased by $215,456 mainly due to the opening of our new office in Chile;
•	Board of Directors fees increased by $215,935 due to the approval of fees to be paid to the Board of Directors in 2012;
•	Professional fees-audit increased by $54,563 due to higher activity as a result of the development of the Maricunga project;
•	Insurance increased by $36,251 mainly due to insurance costs related to the new Chile location;
•	Filing fees increased by $42,255 mainly due to the Form S-1 filings during the year 2012, XBRL requirements which started during 2012 and an increase in press release activities in 2012;
•	Other expenses increased by $92,456 mainly due to the higher activity as result of the development of the Maricunga project.
•	These increases were partially offset by an $84,006 decrease in professional fees-finance/accounting due to the hiring of new employees during 2012 and a $1,292,282 decrease in stock compensation to as a result of fewer services paid for with stock.

Other (Income) Expense

Loss on Debt Extinguishment

We incurred a loss on debt extinguishment of $841,752 during the year ended June 30, 2012 as a result of entering into a waiver agreement with the lenders whereby the terms of the notes were extended and the conversion price was reduced from $0.40 per share to $0.12 per share, which resulted in us expensing all unamortized deferred financing costs and recording the difference between the carrying value of the notes and the estimated fair value of the post-modification notes as expense. There were no similar transactions during the year ended June 30, 2011.

Change in Fair Value of Derivative Liability - Warrant Instruments

During the year ended June 30, 2012, we recorded a gain of $10,780,342 on the change in fair value of derivative liability - warrant instruments, compared to a loss of $6,116,147 during the year ended June 30, 2011.  The change in fair value of our derivative warrant liability has no impact on our cash flows from operations and was primarily a result of the decrease in our stock price during the year ended June 30, 2012.

Warrant Modification Expense

During the year ended June 30, 2011, we modified certain warrants by which new warrants were issued in exchange for the exercise of previously issued warrants.  The newly issued warrants were treated as derivatives as they contain certain anti-dilution features.  We valued the new warrants issued as a result of the modification using a modified lattice model and recorded expense of $1,068,320 during the year ended June 30, 2011. There were no similar transactions during the year ended June 30, 2012.

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Interest Expense

During the years ended June 30, 2012 and 2011, interest expense was $1,150,634 and $410,056, respectively.  The increase in interest expense was a result of interest and amortization of the debt discount on the $1.5 million zero coupon convertible notes issued in May 2011, and interest on new promissory notes issued during the second half of fiscal year 2012.

Gain on Foreign Currency Transactions

During the years ended June 30, 2012 and 2011, gain on foreign currency transactions amounted to $14,142 and $1,383, respectively.

Net Loss

Net loss for the year ended June 30, 2012 was $4,687,478 compared to a net loss of $19,219,382 for the year ended June 30, 2011.  The decrease is primarily due to an unrealized gain on the change in fair value of derivative liabilities - warrant instruments of $10,780,342 in 2012 compared to an unrealized loss of $6,116,147 in 2011. This decrease was partially offset by a $1,863,334 increase in our total operating expenses in 2012, compared to the prior year.

Net Loss Attributable to Non-Controlling Interest

During the years ended June 30, 2012 and 2011, the net loss attributable to non-controlling interests was $2,375,407 and $-0-, respectively.  This represents the non-controlling interest’s 40% share of expenses relating to the exploration of the Maricunga Property.

Liquidity and Capital Resources

We are primarily engaged in exploration and acquisition of new properties and do not generate income from operations currently. Our primary source of liquidity has been debt and equity financing.

Although we have begun the acquisition of certain mining properties, any of such properties that we may acquire will require exploration and development that could take years to complete before it begins to generate revenues. There can be no assurances that we will be successful in acquiring such properties or that if we do complete acquisitions, properties acquired will be successfully developed to the revenue producing stage. If we are not successful in our proposed mining operations, our business, results of operations, liquidity and financial condition will suffer materially.

Various factors outside of our control, including the price of lithium, potassium nitrate and other minerals, overall market and economic conditions, the volatility in equity markets may limit our ability to raise the capital needed to execute our plan of operations. These or other factors could adversely affect our ability to raise additional capital. As a result of an inability to raise additional capital, our short-term or long-term liquidity and our ability to execute our plan of operations could be significantly impaired.

As of December 31, 2012, the Company had a cash balance on hand of $3,456,678, which is sufficient to maintain its basic operations, which do not include future exploration and acquisition activities, for approximately 9 months. We have implemented a cost reduction program and we are taking the necessary actions to preserve cash.We are in progress of evaluating the total costs and activities that a potassium project requires. The Company has no source of revenue; however management will actively seek additional funding in the form of equity and/or debt from potential investors.

POSCAN funding

In September 2011, POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO (a South Korean company), purchased 38,095,300 Units of our securities for approximately $8 million (or $0.21 per Unit), with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40 per share.

In August 2012, we received the second tranche of funding by POSCAN. We issued 62,499,938 Units to POSCAN for gross proceeds of $9,999,990 (or $0.16 per Unit), with each “Unit” consisting of one share of common stock and a three-year warrant to purchase one share of common stock for $0.21 per share.

Pursuant to the Additional Agreement, we reduced POSCAN’s purchase price per Unit for the second tranche from $0.21 per share to $0.16 per share, and reduced the exercise price of all of the warrants sold under the POSCAN SPA from $0.40 per share to $0.21 per share.

Pursuant to the Additional Agreement, we also agreed to issue to POSCAN a two-year warrant (the “Bonus Warrant”) to purchase 5,000,000 shares of our common stock at an exercise price of $0.15 per share. Furthermore, subject to certain exceptions, we must issue additional shares of our common stock to POSCAN in the event that we issue or sell any such shares to third parties for a price of less than $0.16 per share at any time during the 18 months immediately following the Second Closing.

During the six months ended December 31, 2012, the Company entered into certain agreements and issued shares which may have triggered this provision. The Company is seeking clarification of this provision and, if necessary, a waiver of this provision for the following transactions:

•	From September 2012 through November 2012, the Company entered into certain agreements whereby the Company agreed to issue common stock valued at approximately $0.07 per share for services. In the event the provision applies, and a waiver is not granted, the Company estimates it would be required to issue an additional 3,556,786 shares and record stock-based compensation expense estimated at $242,032.

•	On September 28, 2012, the Company entered into a Second Amendment and Waiver Agreement with the holders of the zero-coupon convertible notes (the “Second Waiver Agreement”), under which the conversion price of the zero-coupon bridge notes was modified from $0.12 to $0.095 per share. In the event the provision applies, and a waiver is not granted, the Company estimates it would be required to issue an additional 2,905,412 shares and record stock-based compensation expense estimated at $232,433.

POSCAN has no current commitments to provide us with funding in the future.

Shares for Debt Settlement

In addition to utilizing our capital to acquire properties and pay other corporate costs, we periodically issue shares of our common stock as consideration in lieu of cash to conserve our cash and meet our obligations. We likely will continue to issue common stock for these purposes where feasible, if we determine that it is in our economic best interests. In September 2012, we issued 5,825,761 shares of our common stock for the settlement of $390,336 relating to certain outstanding liabilities at June 30, 2012.

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Convertible Notes

In September 2012, the Company entered into a Second Amendment and Waiver Agreement with the holders of the zero-coupon convertible notes (the “Second Waiver Agreement”).  Pursuant to the Second Waiver Agreement, the zero-coupon convertible notes maturity date was extended to September 28, 2013, and the aggregate principal amount thereof was increased to $1,880,000, which includes an Original Issue Discount of 12.1%. The Waiver Agreement also reduced the conversion price of the zero-coupon bridge notes from $0.12 to $0.095 per share.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Subsequent Events

On March 19, 2012, the Securities and Exchange Commission declared effective a registration that we had filed to cover the resale of shares previously issued and sold (or to be issued upon the exercise of warrants). On March 1, 2013, we filed a post-effective amendment for that registration statement that included our audited financial statements as of and for the year ended June 30, 2012 as had been filed on our Annual Report on Form 10-K for the year ended June 30, 2012 (the “2012 Annual Report”). We believe that the filing of the post-effective amendment fulfilled our obligation to update the registration with current financial information pursuant to Section 10(a)(3) of the Act. However, there were approximately three months when our registration statement contained financial information that was not current. During that period, 65,000 shares sold pursuant to that prospectus in open market transactions which may have violated Section 5 of the Securities Act of 1933, as amended, and, as a result, the purchasers of those shares may have rescission rights or claims for damages. Accordingly, we have reduced shareholders’ equity at March 31, 2013 by $3,041, the total amount that we would have to refund if all the purchasers of those shares exercised their rescission right.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").  U.S. GAAP represents a comprehensive set of accounting and disclosure rules and requirements.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions, however, in the past the estimates and assumptions have been materially accurate and have not required any significant changes. Should we experience significant changes in the estimates or assumptions that would cause a material change to the amounts used in the preparation of our financial statements, material quantitative information will be made available to investors as soon as it is reasonably available.

We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has made significant estimates related to the fair value of shares issued for mineral acquisitions; the fair value of derivative liabilities; stock-based payments; and contingencies.

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If we do not continue with exploration after the completion of the feasibility study, the cost of mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs, including related property and equipment costs. To determine if capitalized costs are in excess of their recoverable amount, periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs are performed based upon expected future cash flows and/or estimated salvage value in accordance with ASC 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Share-Based Payments

The Company estimates the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and common shares based on the last quoted market price of the Company’s common stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

Fair Value Measurements

As defined in FASB ASC Topic No. 820 - 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 - 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements.

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As required by FASB ASC Topic No. 820 - 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Non-Controlling Interests

We are required to report our non-controlling interests as a separate component of shareholders’ equity. We are also required to present the consolidated net income and the portion of the consolidated net income allocable to the non-controlling interests and to our shareholders separately in our consolidated statements of operations. Losses applicable to the non-controlling interests are allocated to the non-controlling interests even when those losses are in excess of the non-controlling interests’ investment basis.

DESCRIPTION OF BUSINESS

Our Company

Li3 Energy, Inc. is a South America based and U.S. listed exploration company in the lithium and mining sector. We aim to acquire, develop and commercialize a significant portfolio of lithium brine deposits in the Americas. We are currently focused on further exploring, developing and commercializing our 60% controlling interest in our flagship Maricunga Project, located in the northeast section of the Salar de Maricunga in Region III of Atacama, in northern Chile. The recently completed technical report produced in accordance with National Instrument 43 101 of the Canadian Securities Administrator proves Maricunga’s attractive lithium and potassium grades and recommends the project to advance to the Feasibility Study stage. We are seeking to be a low cost producer of lithium, potassium nitrate and other mineral products.

In Chile, our assets consist of 1,438 hectares located within the Salar de Maricunga as well as 4,900 hectares of other prospective land holdings that are strategically located within close proximity to the Salar de Maricunga that could serve as potential processing sites for the project. Together, our total Chilean land holdings consist of 6,338 hectares, and to the best of our knowledge, we are one of the only companies with an advanced stage lithium and potassium project within Salar de Maricunga. We plan to continue exploring other synergistic opportunities to further augment and strengthen this property and its land portfolio throughout the region.

Through our strategic partners, we have been evaluating the use of advanced process technologies that may further improve upon the economics and shorten the commercial production timeline of its Maricunga Project. We plan to further evaluate these technologies in pilot/demonstration and test facilities that will measure both effectiveness and economic feasibility when measured against the conventional lithium commercialization process.

Upon Li3 obtaining the necessary permits to exploit lithium, our goals are to: a) advance the Maricunga project to the Feasibility Study stage; b) support the global implementation of clean and green energy initiatives; c) meet growing lithium market demand; and d) become a mid-tier, low cost secondary supplier of lithium, potassium nitrate, and other strategic minerals, serving global clients in the energy, fertilizer and specialty chemical industries. A summary of our key recent activities is found below:

•	May 2011 - Completed acquisition of 60% Controlling Interest in Maricunga Project.
•	June 2011 - Maricunga identified as “Top 11 Lithium Projects in the World” - signumBOX.
•	August 2011 - Strategic Partnership with POSCO Canada Ltd., a wholly owned subsidiary of POSCO (NYSE: PKX), which established an $18 million Exploration and Development program for Maricunga, among other things.
•	September 2011 - Completed $8 million funding tranche with POSCAN and launched $8 million Phase One Plan.
•	January 2012 - Executed agreement with R3 Fusion Inc. for Pilot / Demonstration Facility.
•	March 2012 - MOU with POSCO to construct Test Facility (advanced process technology).
•	April 2012 - As required by POSCAN, we issued a technical report, which was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators validating our earlier exploration campaign at Maricunga recommending the project to advance to the Feasibility Study stage.
•	August 2012 - Completed a $10 million funding tranche from POSCAN.
•	Sept 2012 - Organized a consortium to bid on auction for lithium exploitation permit.
•	Participated in government auction for lithium exploitation permit in September 2012, and initially have been unsuccessful.
•	December 2012 – Evaluating the production of potassium and other bi-products from the Maricunga properties.

We believe that if we are successful in advancing the Maricunga Project through the Feasibility Study stage, obtain the necessary Chilean government approvals/licenses, close and acquire additional land acreage to support further development of the Maricunga project, achieve a Definitive Feasibility Study, and raise the necessary capital, we could begin commercial production and begin generating revenues by the end of calendar year 2015. However, there can be no assurance that we will achieve our stated objectives.

We are led by a management team of seasoned industry veterans with extensive exploration, mining, minerals, finance and commercialization expertise and a Board of Directors, which includes global industry leaders who have advised, led and operated numerous mining entities and an experienced technical team, many of whom have worked on other junior lithium projects.

We are an exploration stage company and as such, we have never generated revenues from operations and currently do not expect to generate any such revenues in the near term.

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Strategic Plan

Part of our strategic plan is to explore and develop our existing projects as well as to identify other synergistic opportunities with new projects with production potential that that could also be advanced in an accelerated manner, with the goal of becoming a company with valuable lithium and other industrial minerals properties.  Our primary objective is to become a low cost lithium producer as well as a significant producer of potassium nitrate. The key to achieving this objective is to become an integrated chemical company through the strategic acquisition and development of lithium assets as well as other assets that have by-product synergies. The third leg of our strategic plan is to develop improved technologies for the extraction of lithium from brines.

Acquisition of Additional Accretive Land Acreage for Potential Processing Facility

On May 11, 2012, we signed an agreement to receive 100% ownership from a group of 18 concessions, named Verde 1, 2, 3, 4, 5, 6, 7, and Amarillo 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12. These concessions are located in Region III of Atacama in northern Chile, 55km northeast of the city of Copiapo and 70 km west of the Maricunga Project. Collectively, these concessions cover a total area of 4,900 hectares. We paid approximately $10,000 to acquire the property concessions. We are evaluating Llano de Varas as a potential site for processing facilities.

Value added Nitrate Project

We believe that Maricunga, when combined with a potential nitrate acquisition, would create the following rooted synergies:

•	Based on preliminary chemical analysis, the Maricunga Project has the potential to produce lithium as well as a significant amount of potassium chloride. We believe that production of potassium would significantly improve the economics of any potential Nitrate Acquisition, as sodium nitrate from the caliche deposit can be reacted with potassium chloride (potash) to produce a value added potassium nitrate (KNO3). Potassium nitrate is a valuable product used in fertilizers, which could create additional revenue.
•	A stand-alone potential Nitrate project would produce iodine and a sodium sulfate byproduct, which is needed to remove magnesium from brines in order to purify the lithium product. The sodium sulfate can then be used as a low cost raw material which can be employed in Maricunga, subsequently improving its economics. This would generate a credit for the lithium carbonate (Li2CO3) produced at Maricunga.

Evaluation of Advanced Process Technologies

As such, the third aspect of our strategic plan involves exploring the use of technologies that, when measured against the conventional approach to lithium commercialization could possibly improve the project economics and shorten time to market. We believe that the lithium industry (specifically the juniors) has not embarked upon much R&D efforts addressing several critical areas that we hope to gain a competitive edge if it can improve upon:

1) The approximately 60% lithium yield loss from brine to end-product;

2) The land and capital intensive (CAPEX) foot-print necessary for solar evaporation ponds; and

3) The typical 4 year speed to market of a typical lithium project from start to commercial production.

In the current lithium market, in which three large global companies supply 80% of the world’s lithium with few mid-tier producers, we feel that in order to compete, we must address these critical areas. Accordingly, we have sought strategic partners who we believe are capable of deploying both the intellectual and financial capital necessary to assist us in these initiatives.

Project Overviews

Chile - Maricunga Project

Location

The Salar de Maricunga is located in Region III of northern Chile at an elevation of approximately 3,750 m. It is classified as a mixed type of salar of the Na-Cl-Ca/SO4 system. The Salar de Maricunga was originally sampled by CORFO (the Chilean governmental organization that promotes economic growth in Chile) in the early 1980s. Based on the due diligence conducted in connection with the acquisition of our Maricunga interest and on our recent issued technical report, which was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrator (“NI 43-101 report”), our management believes the local brine contains high grades of lithium and potassium with reasonable magnesium levels and low sulphate content and the salar had a highly productive aquifer system within the extensive colluvial/alluvial sediments surrounding the salar.

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Location of the Salar de Maricunga

Maricunga Project within the Salar

The Maricunga property is undeveloped and covers an area of approximately 3,553 acres (1,438 hectares), comprising six exploitation mining concessions granted by the Chilean government, each held by one of the Maricunga Companies, and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile. Each mining concession grants the owner the right to explore for, but not develop commercially, mineral deposits at the Maricunga property.  These mining properties are not subject to royalties or other agreements.  However, we must pay annual licenses in March of each year, aggregating approximately $15,000 per year.

On May 20, 2011, we and the Maricunga Sellers signed the Framework Contract of Mining Project Development and Buying and Selling of Shares of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, (the “Acquisition Agreement”) whereby we, through our Chilean subsidiary, Minera Li Energy SPA (“Minera Li”), acquired from the Maricunga Sellers a 60% interest in each of the Maricunga Companies. The purchase price was $6,370,000 in cash, including amounts paid to agents, and 127,500,000 restricted shares of our common stock (the “Maricunga Purchase Price Shares”), 50% of which was restricted from sale for nine months and the remainder of which is restricted from sale for 18 months as provided in the Acquisition Agreement (the “Lock-Up”).  The Lock-Up will terminate if (a) we sign an agreement with one or more investors for them to finance the necessary development of the project to the stage of commercial production; (b) an offer with characteristics of a take-over bid is made for our shares; (c) our current CEO sells his shares in the Company, or (d) we agree to sell our shares in Minera Li and/or Minera Li agrees to the sale of the Shares.  In the event of (d) above, we have agreed that the sale price in any such sale will be based on at least two valuations carried out by institutions with recognized experience in these types of mining assets. Pursuant to the Acquisition Agreement, on June 2, 2011, upon the registration in Chile of the transfer of the shares in the Maricunga Companies to Minera Li, closing occurred and Maricunga Purchase Price Shares were paid to the Maricunga Sellers.  Although we had agreed to register, under the Securities Act, half of the Maricunga Purchase Price Shares by January 31, 2012, and the remainder by October 31, 2012, we have not yet registered any of the Maricunga Purchase Price Shares. Our agreement with the Maricunga Sellers does not provide for liquidated damages in the event of delay in filing a registration statement or having it declared effective.

As part of the acquisition, we agreed with the Maricunga Sellers:  (a) to increase the number of directors constituting our Board of Directors to seven; (b) that the Maricunga Sellers will have the right to nominate three of our directors and that a fourth director (who shall hold the position of Chairman of the Board) will be jointly nominated by the Maricunga Sellers and by our management (such persons, or any successors thereto nominated by the Maricunga Sellers or by the Maricunga Sellers and management, as the case may be, the “Nominees”), and that the Board shall appoint such Nominees to fill vacancies created in the Board by the increase in the number of directors and by resignations, to serve until the next annual meeting of shareholders; (c) that the Nominees shall continue to be nominated as directors by our management at the next and subsequent annual meetings of our shareholders, and at any special meeting of the shareholders at which directors are to be elected (collectively, a “Meeting”), during the period of the Lock-Up (but the Nominees will be subject to reelection by the shareholders as provided in our By-Laws); and (d) that if any Nominee is not elected by the shareholders pursuant to the By-Laws, the Maricunga Sellers, or the Maricunga Sellers and management, as the case may be, will have the right to designate the same or another person as their Nominee at the next Meeting, provided it is within the period of the Lock-Up. Pursuant to these provisions, our Board of Directors was expanded and Messrs. De Aguirre, Campos and Fraser were appointed to our Board as Nominees of the Maricunga Sellers.

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We currently maintain 60% ownership of the Maricunga project, with minority shareholders owning the remaining 40%. The Chilean Mining Code requires shareholders of legal mining companies (such as the Maricunga Companies) to contribute their pro rata portion of exploration and exploitation expenses that are established at a shareholders meeting (“Required Contributions”).

At shareholders meetings held on October 6, 2011, the Maricunga Companies established Required Contributions that were to be funded by the shareholders on or prior to January 4, 2012. The minority shareholders of each Maricunga Company defaulted on their obligations to fund such Required Contributions.

The Chilean Mining Code permits any legal mining company to initiate an executive trial, the final resolution of which would state that shares held by shareholders who fail to make any Required Contribution must be sold at a public auction. The Chilean Mining Code establishes that the minimum bid in such auction shall be the amount of the Required Contribution that the defaulting shareholders failed to contribute (the “Default Amount”). The proceeds of such auction shall go first to the relevant legal mining company in the amount of the Default Amount, and any proceeds in excess thereof shall be paid to the defaulting shareholders. If the minimum bid is not achieved in the auction, then the defaulting shareholders’ shares in the legal mining company will be cancelled and each non-defaulting shareholder’s funding obligations will increase proportionally.

As the majority shareholder, we have filed lawsuits distributed to four civil courts of Copiapo, third Region of Atacama, Chile, against the minority shareholders seeking either payment of their pro rata portion of costs or an auction of their share of the properties. The minority shareholders have not paid their contributions to the costs of conservation and exploration, which were agreed upon at the shareholders’ meeting on October 6, 2011.

Certain minority shareholders have filed counter claims against us to declare, among other things, the invalidation of such shareholders’ meeting at which required contributions were established that such minority shareholders failed to make. We filed dilatory defenses because we were not served according to law and also filed a complaint against the officer serving the process.This process is on hold because the minority shareholders have not filed a new claim, as requested by the court.

The mining industry in Chile is regulated by the Political Constitution of Chile (“Constitution”), the Constitutional Organic Mining Law (“COM”) and the Chilean Mining Code (“MC”) along with other general and special regulations.  Specifically, the Constitution provides that the national government is the owner of all mines, although any individual or company may apply for an Exploration Concession or Exploitation Concession to explore or mine mineral deposits; the COM regulates all concessions and claims; and the MC elaborates on the provisions of the Constitution and the COM. The civil courts receive applications for concessions, grant concessions, terminate and resolve issues arising with respect to concessions. The National Geology and Mining Service (“NGMS”) within the Chilean Ministry of Mining is responsible for approving the technical requirements related to the form, boundary and location of concessions. The NGMS also maintains a public record of concessions and supervises technical compliance with mining regulations. There is no binding legal code for reporting on mineral resources and reserves. However, a code prepared by the Chilean Institute of Mining Engineers and other entities including the Chilean Securities and Exchange Commission, representatives of the private sector and sponsored by the Chilean Ministry of Mining was issued in December 2003. This code is based on the Australian Joint Ore Reserves Committee system. The right to explore or exploit a designated area, and apply for concessions is on a first come first served basis, subject to an Exploration concession holder's exclusive right to file for an exploitation concession in respect of their concession area. Concessions can be freely assigned or transferred, mortgaged, and in general subject to any legal contracts.  The ownership rights of a concession can be enforced against the government of Chile or any other party.

The ownership rights of a concession holder differ from the ownership rights of a surface title holder in that a concession holder has the right to:

a)	upon providing the agreed indemnity payment to the surface land holder, occupy as much of the surface land as is necessary for the exploration or exploitation works;
b)	impose an easement on an unwilling surface land holder through a simple and summary procedure before the relevant civil court. Certain restrictions will apply where surface land is covered by dwellings and/ or is land where vineyards and fruit trees are planted. The respective surface land holder is entitled to compensation, fixed by mutual agreement or judicial resolution, as requested.

The significant differences between an Exploration Concession and an Exploitation Concession are summarized below:

An exploration concession:

i)	is granted by the Chilean Ministry of Mines for an initial period of two years with a right to apply for a further two year period prior to expiry of the initial concession. Where an extension is granted, the concession holder must relinquish half of the original designated area;
ii)	requires annual payment;
iii)	enables exploration over the concession area and provides an exclusive right to file for an Exploitation Concession in respect of that concession area;
iv)	must be greater than 100 hectares and less than or equal to 15,000 hectares in area;
v)	does not require an environmental authorization for exploration works; unless the exploration is inside a protected zone;
vi)	does not require work to be undertaken on the concession area in order to maintain interest in that concession; and
vii)	does not authorize its owner to exploit the minerals in that concession.

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An exploitation concession:

i)	is of unlimited duration;
ii)	requires annual payment;
iii)	involves a more onerous process for filing and higher costs for filing and compliance;
iv)	does not require work to be undertaken on the concession in order to maintain interest in that concession;
v)	must be greater than 1 hectare and less than or equal to 5,000 hectares in area;
vi)	does not require an environmental authorization for exploration works unless the exploration is inside a protected zone and indeed require said authorization and closing plans for exploitation works;
vii)	grants mining rights which prevail over third party claims; and
viii)	entitles the owner to exploit the minerals in that concession area.

Our Lithium exploitation mining concessions have the following grant numbers:

a)	Litio 1- 1/29 is registered in folio 478 overleaf N° 158 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.
b)	Litio 2- 1/29 is registered in folio 485 overleaf N° 159 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.
c)	Litio 3- 1/58 is registered in folio 491 overleaf N° 160 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.
d)	Litio 4- 1/60 is registered in folio 498 N° 161 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.
e)	Litio 5- 1/60 is registered in folio 504 N° 162 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.
f)	Litio 6- 1/60 is registered in folio 511 N° 163 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.

The area of each of our concessions is:

a)	Litio 1- 1/29 - 130 hectares.
b)	Litio 2- 1/29 - 143 hectares.
c)	Litio 3- 1/58 - 286 hectares.
d)	Litio 4- 1/60 - 297 hectares.
e)	Litio 5- 1/60 - 300 hectares.
f)	Litio 6- 1/60 - 282 hectares.

2011 Maricunga Project Exploration and Drilling Campaign

We plan to utilize co-by-product credits in the commercialization of its Maricunga Project. The Maricunga project is being explored as a source of lithium carbonate and potassium chloride, with co-product boric acid. Lithium carbonate would be sold in the open market as battery grade material.  Potassium chloride production is planned to be used in the production of potassium nitrate from a potential sodium nitrate/iodine project. If we are successful in acquiring it, or another sodium nitrate/iodine project, a portion of the by-product sodium sulphate production from any iodine operation that we may have, could be returned to Maricunga to adjust the sulphate balance for calcium removal in the lithium brine.

In December 2011, we completed on schedule, the $8 million Phase One of the $18 million Exploration and Development Program established in August 2011. We reported the initial results from brine samples taken during the sonic and reverse circulation well drilling program initiated in October 2011. The drilling contractors used by us in Maricunga are leading Sonic Drilling Contractors and leading Reverse Circulation Well Drilling Contractors. We carried out sonic drilling for the collection of undisturbed samples from continuous core for porosity determinations and brine samples for laboratory chemical analyses.  Six sonic boreholes for a total of 900 meters were drilled and completed to a depth of 150 meters each. We carried out reverse circulation well drilling with isolated brine sampling. A total of 884 meters of 6-inch monitoring wells were drilled and a total of 300 meters of 17 inch production wells were drilled.

From the Phase One Program, a total of 431 samples were taken during the drilling and were submitted to the University of Antofagasta in Antofagasta, Chile for analysis. The preliminary laboratory analysis of the 431 Maricunga brine samples, demonstrated the following values and characteristics:

MARICUNGA						Ratio	Ratio	Ratio
(mg/l)	K	Li	Mg	Ca	SO4	K/Li	Mg/Li	SO4/Li
Average	8,988	1,240	8,284	12,417	718	7.2	6.7	0.6
Maximum	14,669	2,050	15,100	31,600	2,960	7.2	7.4	1.4

Other Properties

We have acquired other interest in certain Peruvian and Argentina properties during 2010. We have determined that these properties were not economically feasible, and as a result, we have impaired any investment in these properties and will not be pursuing them any further. We have recorded an impairment of $300,000 in fiscal 2012 and $50,000 in fiscal 2011 relating to these properties.

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Strategic Partners

POSCO / POSCAN

On August 24, 2011, we entered into a Securities Purchase Agreement (the “SPA”) and an Investor Rights Agreement (the “IRA” and, together with the SPA, the “POSCAN Agreements”) with POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO. Pursuant to the POSCAN Agreements, on September 14, 2011, POSCAN purchased 38,095,300 Units of our securities for approximately $8 million, with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40 per share.

The SPA further provided that POSCAN would purchase an additional 47,619,000 Units at the same $0.21 price per Unit (for an aggregate additional purchase price of approximately $10 million) upon satisfaction of certain conditions, including:  (i) completion of a resource report prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators, that concludes that our Maricunga property meets certain technical requirements and that proceeding to the feasibility study phase for the Maricunga project is warranted; (ii) completion of a work program agreed to by us and POSCAN; and (iii) having the necessary permits and approvals in place for building and operating a brine test facility on the Maricunga property. In addition to being the relevant milestone under our agreement with POSCAN, we believe that the Canadian standards for Resource Reports are generally perceived as the industry standard, having marketability worldwide.  The SPA provides that we are to use the proceeds from such investments exclusively for activities related to the development of the Maricunga project, pursuant to budgets mutually agreeable to us and POSCAN. However, we and POSCAN ultimately modified the terms of POSCAN’s second tranche investment as described below.

The SPA includes provisions for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea.  In addition, the SPA provides that we and POSCAN will discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and that if such facility is built, we would (i) supply the test facility with brine and other materials and utilities and (ii) assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility.

The securities purchased by POSCAN will be locked up and may not be sold (subject to customary exceptions) until the earlier of nine months from their issuance and November 20, 2012.  Pursuant to the IRA, we have granted POSCAN the right to demand registration of the common stock included in the Units, and issuable upon exercise of the warrants included in the Units, commencing 12 months after the date of issuance of the Units and ending five years after the date of the IRA.  As of the date of this filing, POSCAN has not required a registration of such shares. Our obligation to register any such shares shall terminate once they may be sold without registration in any 30 day period pursuant to Rule 144 under the Securities Act.  Upon a registration demand made by POSCAN pursuant to the IRA, we must file a registration statement covering the relevant shares within 75 calendar days of such demand, and use our best efforts to have it declared effective within 120 calendar days of filing.  If we do not meet these deadlines, we must pay liquidated damages of 2% of the purchase price of the relevant securities per month until such failures are cured (up to an aggregate maximum of 10%).  POSCAN will also have “piggy-back” registration rights with respect to such shares.

The IRA provides that we will appoint a director nominated by POSCAN to our Board of Directors, and will continue to nominate a POSCAN-designee at each annual meeting for as long as POSCAN owns not less than 10% of the issued and outstanding shares of our common stock.  So long as POSCAN holds any shares of our common stock (subject to customary exceptions), we shall not issue any new securities to any person unless we have also offered to POSCAN the right to purchase its pro rata share of such securities on the same terms and conditions as are offered, as to maintain its then percentage interest in our outstanding capital.  The IRA also provides that, until the earlier of (i) POSCAN owning less than 10% of our issued and outstanding common stock and (ii) our aggregate market capitalization exceeding $250 million, we may not undertake certain actions without the approval of POSCAN (which approval may be evidenced by the affirmative vote or consent of POSCAN’s director nominee), including:  a liquidation, merger or reorganization; a sale of all or substantially all of our assets; incurring indebtedness in excess of $1,000,000 (subject to certain exceptions); create or take any action that results in our holding the capital stock of any subsidiary that is not wholly owned (with certain exceptions); transfer or license our proprietary technology to a third party; substantially change the scope of our business; or amend or waive any non-competition or non-solicitation provision applicable to our Chief Executive Officer or Chief Operating Officer.

POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world.   There can be no assurance that any final agreement will be reached with POSCAN with respect to a pilot plant, a commercial plant, any further investment by POSCAN, any purchase by POSCAN of our production, or otherwise.

On February 23, 2012, POSCO announced that it has developed technology that may improve lithium recovery from brine and shorten processing times compared to the conventional processes currently being used in the lithium market. On March 7, 2012, we and POSCO executed a Non-Binding Memorandum of Understanding to construct a test facility for the recovery of lithium and other products at POSCO’s expense, with technical support from us as necessary. The parties expect that products from the test facility will not be commercialized and will be for testing purposes only. Upon successful completion of the test facility, evaluating the merits and validation of the technology, the parties may discuss commercialization of the products in detail, including off-take agreements between the parties.

On August 17, 2012, we entered into an Additional Agreement to Stock Purchase Agreement (the “Additional Agreement”) with POSCAN which, among other things, modified certain provisions of the SPA. Also on August 17, 2012, we closed on POSCAN’s second tranche of investment under the SPA, selling 62,499,938 Units to POSCAN for $9,999,990, with each “Unit” consisting of one share of common stock and a three-year warrant to purchase one share of common stock for $0.21 per share.

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The Additional Agreement reduced POSCAN’s purchase price per Unit for the second tranche of investment from $0.21 per share to $0.16 per share, and reduced the exercise price of all of the warrants sold under the SPA (the “POSCAN Unit Warrants”) from $0.40 per share to $0.21 per share. Pursuant to the Additional Agreement, we also agreed to issue to POSCAN a two-year warrant (the “POSCAN Bonus Warrant”) to purchase 5,000,000 shares of our common stock at an exercise price of $0.15 per share. Furthermore, the Additional Agreement provides that, subject to certain exceptions, we must issue additional shares of our common stock to POSCAN in the event that we issue or sell any such shares to third parties for a price of less than $0.16 per share at any time during the 18 months immediately following August 17, 2012.

The Additional Agreement provides restrictions on our use of the proceeds from the Second Closing, and includes our agreement to use our best efforts to obtain a Chilean lithium production concession and to take certain steps towards commercialization of our flagship Maricunga property. Other than having the right to participate in future fundings, POSCAN has no current commitments to provide the Company with any additional funding in the future.

R3 Fusion, Inc.

R3 Fusion, Inc. (“R3”) is a technology company that has developed, patented, demonstrated and is currently commercializing its Short Path Condensate Recovery (SPaCeR) technology, which utilizes waste process heat and engineering designed to achieve a highly cost effective means of environmentally friendly fluid processing.

We believe the SPaCeR technology may speed the rate of mineral recovery from brine. However there can be no assurance that it will do so on a commercially favorable basis or at all. Not only do we believe R3’s SPaCer technology can aid in the recovery of lithium, but we believe it will allow brine mining operations to use smaller facilities, reducing their footprint by as much as 1,000-fold.

On January 13, 2012, we entered into an agreement with R3 (the “R3 Agreement”) to apply R3’s SPaCeR in processing brine from our properties. Pursuant to the R3 Agreement, R3 will provide us with a demonstration plant consisting of two units having a design flow capacity of at least 1.6 liters per second each, and on-site training. Upon installation of the facilities, we will pay R3 equipment use fees of $37,500 per month for the first twelve months following successful installation and commissioning of the system, and, if we elect to keep the equipment on site thereafter, $12,500 per month for up to an additional thirty-six months. As of the date of this filing, such equipment has not yet been installed.

The R3 Agreement also provides that we will be given the exclusive license (the “Exclusive Rights”), subject to final negotiations, to exploit R3’s SPaCeR technology throughout the world for the processing of lithium-containing brine for so long as we are using such systems in the processing of brine at our facilities in South America. Due to the uncertainty regarding the special lithium permit, we have not continued with the final negotiations.

Lithium Exploitation Permitting in Chile

The mining industry is heavily regulated and changes in international laws and regulations can be significant. Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.

In Chile, lithium is not exploitable via regular mining concessions. The Chilean Mining Code (“CMC”) establishes the reserve of lithium to the State of Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of the Republic of Chile for each case. Currently neither the Company nor its subsidiaries have sufficient authority (or permits) to exploit lithium in Chile. However, the government of Chile has introduced a process to increase the exploitation of lithium in Chile In February 2012, the Chilean Government outlined plans to improve its worldwide competiveness. The Boost Competitive Agenda (a package of reforms intended to remove regulatory red tape, to encourage entrepreneurship, innovation, competition and boost productivity of the economy), is coordinated by the Office of Competiveness of the Ministry of Economy and was initiated in August, 2011. In February 2012, the Office of Competitiveness introduced ten new measures to extend the government’s commitment to ensure that development continues to reach Chile, including “Re-launching the Chilean Lithium Industry”, which Chile’s Minister of Economy stated seeks to lift restrictions and implement mechanisms to improve competitiveness within the industry, promote further investment and protect the country’s market share and standing in the world lithium market.

The Chilean Government’s Ministry of Mining established its first ever auction for the award of lithium, production quotas and licenses (Special Lithium Operations Contracts, or “CEOL”) which would permit the exploitation of an aggregate of 100,000 tons of lithium metal (approximately 530,000 tons of lithium carbonate equivalent) over a 20 year period, subject to a seven percent royalty. In September 2012, we formed a consortium consisting of us, POSCO, Daewoo International Corp, and Mitsui & Co. (the “Consortium”) for the purpose of participating in such CEOL auction. As required under the rules established by the Ministry of Mining, on September 14 2012, the Consortium submitted its bid for the CEOLs.

On September 24, 2012, the Ministry of Mining opened the bids and informed us that the Consortium’s bid was not the winning bid.

On October 1, 2012, the Ministry of Mining informed us that the Chilean Government decided to invalidate the CEOL process and the results announced on September 24, 2012, due to an administrative error.

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On October 5, 2012, we submitted a “Request for Reconsideration” to the Chilean Government, requesting it to reconsider the invalidation and award the CEOL to the second highest bidder – the Consortium.

On October 17, 2012, the Chilean Government ratified its decision to invalidate the CEOL process and not to accept any of the bids.

On October 22, 2012, the Company submitted another “Request for Reconsideration” to the Chilean Government. The Chilean Government had 30 days to answer the Company´s request

On November 19, 2012, the Chilean Government rejected our Request for Reconsideration appeal.

On November 22, 2012, the Chilean Government ratified its decision to invalidate the CEOL process as well as rescinding the CEOL Basis, which defined the regulations that regulated the CEOL process.

On January 16, 2013, we submitted a letter to the Chilean Comptroller requesting to review the CEOL process. This is deemed to be the last administrative recourse before pursuing legal remedies. The Company is waiting for an answer.

Other Permits

Our operations are subject to numerous federal, state and local laws and regulations governing the operation and maintenance of our facilities and the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

•	Require that we acquire permits before commencing extraction operations;
•	Restrict the substances that can be released into the environment in connection with mining and extraction activities;
•	Limit or prohibit mining activities on protected areas such as wetland or wilderness areas; and
•	Require remedial measures to mitigate pollution from former operations, such as dismantling abandoned production facilities.

Companies who operate must meet, maintain and abide by strict environmental regulations in accordance with state, federal and international laws and regulations. We will also have to abide and comply with National Labor Laws that protect and govern its employees. Additionally, we believe that between our management team, the consultants and experts we have hired, they will be able to satisfy any and all regulatory and compliance requirements.

Brine Exploration Phases

The life cycle of a brine mining operation can be divided into five phases:

•	Mining activity begins with the “exploration phase,” in which one seeks to define the type, extent, location and value of deposits and to estimate the grade and size of the deposits;
•	The “feasibility phase” then ensues to address the financial viability of the project (including any permitting requirements) and to determine whether or not to proceed to development - the end of the feasibility stage is marked by the conclusion of a feasibility study;
•	If the decision is made to move forward after the feasibility stage, then the “development phase” follows, in which the infrastructure needed to begin operations is constructed;
•	Upon completion of such infrastructure, a project enters the “production phase,” during which the applicable minerals are extracted, produced and sold;
•	Once all economically extractable minerals have been produced, a mine is closed and it enters the “reclamation phase,” in which the area is made suitable for future uses.

We are currently in the exploration phase, seeking to define the type, extent, location and value of deposits.

Competition

We are currently categorized as a junior mineral resource exploration company that competes with other mineral resource exploration companies for financing, personnel and equipment and for the acquisition of mineral properties. Although our commissioned report which was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators completed by Hains Technology and Associates deemed Maricunga suitable to advance to the Feasibility Study stage and a Chilean based independent research firm signumBOX listed Maricunga as one of the top lithium salars in the world, many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties and on exploration and development. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and/or development. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

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Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Employees

We have eight full-time employees and/or contract employees, including our Chief Executive Officer, Chief Financial Officer, and Executive Vice President.  In addition, we engage several advisors and consultants.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We currently have six wholly owned subsidiaries:

1.	Li3 Energy Peru SRL, a private limited company organized under the laws of Peru;
2.	Minera Li Energy SPA, a wholly owned subsidiary in Chile;
3.	Alfredo Holdings, Ltd., an exempted limited company incorporated under the laws of the Cayman Islands;
4.	Pacific Road Mining Chile, S.A. a Chilean corporation, which is a subsidiary of Alfredo;
5.	Noto Energy S.A., an Argentinean corporation; and
6.	Li3 Energy Caymans, Inc., an exempted limited company incorporated under the laws of the Cayman Islands.

We also own 60% of each of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six Chilean mining companies, which are wholly owned by Minera Li Energy SPA.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark nor any material intellectual license, and are not dependent on any such rights. We have trademarked Li3 Energy, its logo and registered the domain name www.li3energy.com. We consider many of our lithium mining site evaluation, exploration and development techniques to be proprietary, and periodically evaluate whether to seek protection for any such techniques.

Lithium and Lithium Mining

Lithium is the lightest metal in the periodic table of elements.  It is a soft, silver white metal and belongs to the alkali group of elements, which includes sodium, potassium, rubidium, cesium and francium. The chemical symbol for lithium is “Li,” and its atomic number is 3.

Like the other alkali metals, lithium has a single valence electron that is easily given up to form a cation (positively charged ion). Because of this, it is a good conductor of both heat and electricity and highly reactive, though it is the least reactive of the alkali metals.  Lithium possesses a low coefficient of thermal expansion (which describes how the size of an object changes with a change in temperature) and the highest specific heat capacity (a measure of the heat, or thermal energy, required to increase the temperature of a given quantity of a substance by one unit of temperature) of any solid element.

No other metal is as lightweight, better at holding a charge or as good at dissipating heat as lithium. These properties make lithium an excellent material for manufacturing batteries (lithium-ion batteries).  According to the U.S. Geological Survey’s (“USGS”) “Mineral Commodity Summaries 2011,” batteries accounted for 23% of lithium end-usage globally, and we expect demand for lithium from the battery segment to grow along with demand for such batteries.  Although lithium markets vary by location, global end-usage was estimated by the USGS as follows:  ceramics and glass, 31%; batteries, 23%; lubricating greases, 10%; air treatment, 5%; continuous casting, 4%; primary aluminum production, 3%; and other uses, 24%.  Lithium use in batteries expanded significantly in recent years, because rechargeable lithium batteries are being used increasingly in portable electronic devices and electrical tools.

As mentioned earlier, lithium belongs to the alkali group of metals. This group of metals is typically extracted from solutions called brines, which are associated with evaporite deposits.  Lithium is also contained in the mineral spodumene, which occurs in a rock called pegmatite.  To a lesser extent lithium occurs as a component of certain clay minerals.

Historically, and especially during the period leading up to and during World War II, lithium was designated a strategic metal, heavily used in the aircraft industry because it is light and strong. During this period the mineral spodumene (a lithium aluminum silicate) was mined by open pit hard rock mining methods and processed to recover the lithium.  During the post-war period, lithium production from the higher cost hard rock mines was replaced by the lower cost extraction of lithium from the mineral rich brines associated with evaporite deposits. Evaporite deposits occur in environments characterized by arid conditions with extremely high evaporation rates. This environment typically occurs at high altitudes, greater than 12,000 feet above sea level, so evaporite deposits occur in only a very few locations in the world, including China (the province of Qinghai and the Autonomous Region of Tibet); the Puna Plateau, a high altitude plateau covering part of Argentina, Chile, Bolivia and the southern portion of Peru; and in a small region in Nevada, which is the core of what is called the Great Basin of the western United States.  Over 70% of the world’s lithium is produced from the brines associated with the evaporite deposits on the Puna Plateau of South America.

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Brine extraction (mining) and the recovery of lithium and other economic compounds is analogous to pumping water from an aquifer, but instead of fresh water, the water contains a variety of mineral salts in solution, including lithium, potassium (K), magnesium (Mg) and sodium (Na).  This form of “mining” is much more efficient, cost effective and environmentally friendly than open pit mining.  Lithium production from spodumene can typically cost in the range of $4,300 to $4,800 per metric ton of lithium carbonate and is a process that is highly sensitive to energy costs.  On the other hand, lithium production from brines can be accomplished at costs in the range of $2,200 to $2,600 per metric ton of lithium carbonate.  However, the processing cost can vary by a wide range, depending largely on:

•	lithium concentration in the particular brine;
•	evaporation rates at the site, which determine how quickly the brine can be concentrated; and
•	the balance of other minerals in the brine, which affects the degree of processing needed to remove impurities.

Lithium use in Batteries

Lithium demand is being driven by its increasing use in the batteries of portable consumer electronics, including mobile phones and laptop computers, and in a range of industrial applications including ceramics and lubricants.  The most dramatic increase in demand is being spurred by auto makers racing to bring lithium-ion battery powered and hybrid electric cars to market, as major automobile manufacturers are forming partnerships with established battery manufacturers to build battery plants for their mass production. In addition, lithium-ion batteries used in transportation is expected to increase to approximately $8 billion by 2015 from $876 million in 2010, largely fueled by government subsidies and incentives.

A lithium-ion battery (Li-ion battery) is a type of rechargeable battery in which lithium ions move from the anode (negative terminal) to the cathode (positive terminal) during discharge, and from the cathode to the anode when charging.  Lithium-ion batteries are one of the most popular types of battery, because they have one of the best energy-to-weight ratios, no memory effect (the effect in which certain other rechargeable batteries lose their maximum energy capacity if they are repeatedly recharged after being only partially discharged) and a slow loss of charge when not in use.

Rechargeable battery materials used in electric vehicles include lead-acid (traditional “wet” and gel or “valve regulated”), nickel-cadmium, nickel-metal-hydride, lithium-ion, lithium-ion polymer, and, less commonly, zinc-air and molten salt.  Ideally, a battery for an electric car needs to be light, small, energy dense, quick to recharge, relatively inexpensive, long lasting, and safe.  Today’s electric and hybrid vehicles are primarily powered by nickel-metal-hydride (NiMH) batteries.  NiMH batteries are safe, abuse-tolerant and offer much longer life cycles than older lead-acid batteries, while providing reasonable energy density.   However, NiMH batteries are more expensive than lead-acid batteries, as a result of the high nickel content.

Li-ion batteries have a higher energy density than most other types of rechargeable.  A Li-ion battery can achieve power density of 100-170 watt hours (Wh) per kilogram (kg) of weight, versus NiMH’s 30-80 Wh/kg.  This means that for their size or weight they can store more energy than other rechargeable batteries. Li-ion batteries also operate at higher voltages than other rechargeable, typically about 3.7 volts for Li-ion vs. 1.2 volts for NiMH or NiCd.  This means a single cell can often be used rather than multiple NiMH or NiCd cells.

Finally, Li-ion batteries have a lower self-discharge rate than other types of rechargeable batteries.  This means that once they are charged they will retain their charge for a longer time than other types of rechargeable batteries.  NiMH and NiCd batteries can lose anywhere from 1-5% of their charge per day (depending on the storage temperature) even if they are not installed in a device. Li-ion batteries, on the other hand, can retain most of their charge even after months of storage.

Ideal Brine Conditions

The most important metrics when evaluating lithium brine resources are:

1)	lithium content;
2)	evaporation rate;
3)	magnesium to lithium ratio;
4)	potassium content; and
5)	sulphate to lithium ratio.

The boron content is also important, as it allows for the production of another saleable product, boric acid.

The lithium concentration in the brines is typically measured in parts per million (ppm) or weight percentages. The higher the lithium concentration, the better. However, high local evaporation rates can compensate for lower lithium concentrations.

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Providing that lithium contents are high enough, the magnesium to lithium (Mg:Li) ratio is another important chemical feature in assessing favorable brine chemistry and the ultimate economic viability of a site at an early stage.  The lower the ratio the better, as a high ratio means that, during the evaporation process, an increasing amount of lithium will be trapped (“entrained”) in the magnesium salts when they crystallize early.  This will ultimately lead to a lower lithium recovery rate and thus less profitability.  High Mg:Li ratios also generally mean that more soda ash (Na 2 CO 3) reagent is required during the processing of the brine (as described below) and, therefore, may add significantly to costs.

The potassium (K) concentration in the brines is typically measured as a weight percentage.

The lower the sulphate (SO4) to lithium ratio in the final lithium brine pond, the more the brine will be amenable to lithium extraction via the conventional solar evaporation process.  This is because lithium sulphate (Li 2 SO 4) is highly soluble and so, to the extent that it is able to form, the lithium recovery will suffer.

Key Stages of Lithium Recovery

Currently the most economical way to recover lithium from a salar (a dry lake or salt flat) is by solar evaporation.  However, the process is subject to natural conditions, and the evaporation rate, relative humidity, wind velocity, temperature and brine composition have a tremendous influence on the solar pond requirements and in turn on pumping and settling rates to meet production quotas.

Each lithium recovery process has a unique design based on the concentrations of Li, Na, K, Mg, calcium (Ca) and SO4 in the brine, and, although there may be some similarities, each salar has its own customized methodology for optimum recovery due to the varying ionic concentrations.  Wells are drilled, and the mineral rich brine is pumped to the surface into a series of large shallow ponds of increasing concentration.  As water evaporates, the concentration of minerals in solution increases. Typically the brine evaporates over an 18-24 month period until it has a sufficient concentration of lithium salts.  At that point, the concentrate is shipped by truck or pipelined to processing plants where it is converted to usable salt products.  In the plant, sodium carbonate (soda ash) is added to precipitate lithium carbonate, which is dried and shipped to end users to be further processed into pure lithium metal.  The by-products such as potassium chloride (potash), sodium borate (borax) and other salts may also be recovered and sold to end users.

The primary reagents used to produce lithium from brine are lime and soda ash. Both substances are natural materials, commonly used in many processes and have no detrimental environmental effect when used properly. Other than solar energy, only minor amounts of fuels are consumed in the production process (pumping the brines into the ponds, etc.).

Potentially economic salts produced from the salar brine are NaCl, carnallite, sylvinite and bischoffite, as well as the final end-point brine.  The chemical pond to pond process from the brine feed from the salar to the end-point brine ready for the processing plant is as follows:

•	Calcium Chloride (CaCl2) is added at the beginning in the first pond in order to precipitate out most of the sulphate (SO 4) in the form of gypsum (CaSO 4). Removal of the sulphate is important, as it is detrimental in downstream processing. Furthermore, the gypsum itself has multiple uses from agriculture to construction.
•	In the next two ponds and after solar evaporation, sylvinite will begin to precipitate, which is a combination of table salt and potash (KCl). The sylvinite can be harvested and sent to a froth flotation circuit to produce potash.
•	Finally, the sequential ponding process moves to the lithium ponds until the end-point brine is sufficiently rich in lithium. The lithium is still largely in the final ponds, because it is extremely soluble (likes to stay dissolved in solution), although there will be some lithium entrained in Mg and K salts in previous ponds.

Global Market

Based on the most recent available information from the United States Geological Survey (“USGS”), market conditions improved for lithium-based products in 2011, as sales volumes for major lithium producers in Australia in Chile were reported to increase by more than 20% in the third quarter of 2011, compared with those of the same period in 2010. Consumption by lithium end-use products such as batteries, ceramics and glass, grease, and other industrial applications all increased. In 2011, Chile produced 37.1% of the lithium carbonate worldwide, while Argentina and Australia produced 9.4% and 33.2%, respectively. Many new companies have been reported to be exploring worldwide.

The increase in 2011 production was due primarily to the increase of the lithium-ion battery market, as global sales were $13.9 billion during 2011. These sales are projected to rise to $16.1 billion in 2012, $18.6 billion in 2013, $23.6 billion in 2015, and $34.3 billion in 2020. Other lithium end uses have increased, but not at the same rates as lithium-ion batteries. According to Roskill Information Services Ltd., lithium-ion batteries were the largest single end use for lithium in 2011 (22% of total end use) , but glass & ceramics were still important (21% of total use in 2011).

According to the USGS, Chile is the leading lithium producer in the world.  Argentina, Australia, China, and the United States are also major producers.  The 2012 edition of the USGS Mineral Commodity Summaries gives the following estimated world lithium mine production (in metric tons of lithium content):

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	Mine production
	2011 (est.)		2010
Chile	12,600		10,510
Australia	11,300		9,260
China	5,200		3,950
Argentina	3,200		2,950
Portugal	820		800
Zimbabwe	470		470
Brazil	160		160
United States	Withheld		Withheld
World total (rounded)	33,750	[1]	28,100	[1]

 1.    Excludes U.S. production.

Substitution for lithium compounds is possible in batteries, ceramics, greases, and manufactured glass.  Examples are calcium and aluminum soaps as substitutes for stearates in greases; calcium, magnesium, mercury, and zinc as anode material in primary batteries; and sodic and potassic fluxes in ceramics and glass manufacture. Lithium carbonate is not considered to be an essential ingredient in aluminum potlines. Substitutes for aluminum-lithium alloys in structural materials are composite materials consisting of boron, glass, or polymer fibers in engineering resins.

Nitrate Market and Production

Potassium nitrate is a chemical compound with the formula KNO3. It occurs as a mineral niter and is a natural solid source of nitrogen. Its common names include saltpeter and nitrate of potash.  Major uses of potassium nitrate are in fertilizers, rocket propellants and fireworks. When used as a food additive in the European Union, the compound is referred to as E252.

Potassium nitrate can be produced through various chemical reactions, including:

NH4NO3 (ammonium nitrate) + KCl (potash) NH4Cl (ammonium chloride) + KNO3

NH4NO3 + KOH (potassium hydroxide) NH3 (ammonia) + KNO3 + H2O

NaNO3 (sodium nitrate) + KCl NaCl (table salt) + KNO3

Potassium nitrate is mainly used in fertilizers, as a source of nitrogen and potassium, two of the macro nutrients for plants. Potassium nitrate is also one of the three components of black powder (gunpowder), along with powdered charcoal (substantially carbon) and sulfur, where it acts as an oxidizer.

In the process of food preservation, potassium nitrate, more commonly known as saltpeter, has been a common ingredient of salted meat since the middle ages, but its use has been mostly discontinued due to inconsistent results compared to more modern nitrate and nitrite compounds. Even so, saltpeter is still used in some food applications, such as charcuterie and the brine used to make corned beef.

Potassium nitrate is an efficient oxidizer, which produces a lilac flame upon burning due to the presence of potassium. It is therefore used in amateur rocket propellants and in fireworks.  It is also added to pre-rolled cigarettes to maintain an even burn of the tobacco.

Potassium nitrate is the main component (usually about 98%) of tree stump remover, as it accelerates the natural decomposition of the stump. It is also commonly used in the heat treatment of metals as a solvent in the post-wash. The oxidizing, water solubility and low cost make it an ideal short-term rust inhibitor.

Potassium nitrate can also be found in some toothpastes for sensitive teeth.  Recently, the use of potassium nitrate in toothpastes for treating sensitive teeth (dentine hypersensitivity) has increased dramatically, even though studies to this effect have been inconclusive.

World population growth and its effects on the scarcity of water and increased competition on land use for living, industry, nature and agriculture, increase the need for agriculture efficiency. The amount of land in agriculture per capita will further decrease in the future as world population is expected to grow faster than the growth of arable land. Therefore, crop productivity has to increase in order to provide the same amount of food in relation to the growing world population. The growing importance of specialty plant nutrition products, such as potassium nitrate, has been driven by these factors as one of its main uses is for premium crops.

DESCRIPTION OF PROPERTIES

The information set forth above under “Business” relating to our exploration properties (primarily Maricunga) is incorporated herein by reference.

We lease approximately 800 square feet of office space in Lima, Peru, on which our lease payments were $48,262 for fiscal year 2012.  We also lease approximately 1,500 square feet of office space in Santiago, Chile, with monthly rent of approximately $3,454. This lease commenced on July 1, 2011, and we paid rent during fiscal year 2012 amounting to $36,762. This lease expires June 30, 2014. We believe our leased facilities are adequate for our needs at present.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

Except as described below, we are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

As the majority shareholder, we have filed lawsuits distributed to four civil courts of Copiapo, third Region of Atacama, Chile, against the minority shareholders seeking either payment of their pro rata portion of costs or an auction of their share of the properties. The minority shareholders have not paid their contributions to the costs of conservation and exploration, which were agreed upon at the shareholders’ meeting on October 6, 2011. In November 2012, we received a favorable decision from one of the civil courts to auction approximately 8% of the shares once the judgment is executed. Chilean law gives the Company a preference in that auction. The other civil courts have not reached a final decision yet.

Certain minority shareholders have filed counterclaims against us to declare, among other things, the invalidation of such shareholders’ meeting at which required contributions were established that such minority shareholders failed to make. We filed dilatory defenses because we were not served according to law and also filed a complaint against the officer serving the process.This process is on hold because the minority shareholders have not filed a new claim, as requested by the court.Our future plans are not dependent on the outcome of this matter with respect to the development of the Maricunga project.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Below are the names and certain information regarding our current executive officers and directors:

Name	Age	Title	Date First Appointed
Luis Francisco Saenz	41	President, Chief Executive Officer and Director	October 19, 2009
Luis Santillana	36	Chief Financial Officer, Secretary and Treasurer	July 1, 2012
Patrick Cussen	63	Chairman of the Board	December 5, 2011
Alan S. Fraser	50	Director	October 23, 2011
Patricio A. Campos	66	Director	October 23, 2011
Eduardo G. de Aguirre	65	Director	October 23, 2011
SungWon Lee	46	Director	December 19, 2012
Harvey McKenzie	66	Director	June 27, 2011
David G. Wahl	68	Director	February 18, 2010

The following person served as an executive officer of our Company until his resignation at the close of business on December 5, 2012 and will continue to serve as independent consultant for the Company:

R. Thomas Currin, Jr.	55	Chief Operating Officer	August 11, 2010

The following person served as a director of our Company until his resignation at the close of business on December 18, 2012:

Hyundae Kim	42	Director	September 14, 2011

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Our executive officers are appointed by the Board of Directors and serve at its pleasure.

Certain biographical information for each of our executive officers and directors is set forth below.

Luis Francisco Saenz joined our Board of Directors on October 19, 2009. Mr. Saenz has been our Chief Executive Officer since October 19, 2009 and our President since September 14, 2011. He is currently, and has been since July 21, 2008, the President and a Director of the publicly traded Loreto Resources Corporation (LRTC.OB), and he also served as their Chief Executive Officer from July 21, 2008 until August 25, 2011. Mr. Saenz was formerly employed at Standard Bank (“Standard”) with Standard’s investment banking unit, Standard Americas, Inc. Mr. Saenz joined Standard in New York in 1997 and relocated to Peru in 1998 to establish Standard’s Peru representative office. While in Peru, Mr. Saenz led Standard’s mining and metals organization effort in the Latin America region. Mr. Saenz returned to New York in 2007 to head Standard’s mining and metals team in the Americas. Mr. Saenz previously worked for Pechiney World Trade in the base metals trading area before joining Merrill Lynch as Vice-President for Commodities in Latin America. Mr. Saenz graduated from Franklin and Marshall College in 1991 with a Bachelor of Arts degree in economics and international affairs.

Luis Santillana became our Vice President of Finance on March 1, 2012, and has been our Chief Financial Officer, Treasurer and Secretary since July 1, 2012. Mr. Santillana strengthens our existing management team and brings additional domain expertise, having over 10 years’ experience in the mining industry, specifically in finance, fund raising, debt facilities, deal negotiation and execution, strategic and financial planning, financial valuations, treasury management, and improvement of management reporting. Prior to joining our Company, Mr. Santillana held the position of Strategic Planning Manager for ENRC plc,, a $7 billion revenue, diversified mining company listed on the London Stock Exchange (FTSE 100). Based in London, he was involved in strategic and financial planning and management reporting for ENRC. From September 2008 to June 2010, Mr. Santillana was responsible for the financial planning and treasury functions at London Mining plc, an iron-ore mining company listed on the London Stock Exchange (AIM). Prior to joining London Mining plc, Mr. Santillana worked for Hochschild Mining plc, a Peruvian gold and silver producer, where he was part of the core management team that led Hochschild Mining’s successful IPO and listing on the London Stock Exchange (FTSE 250). Mr. Santillana holds an MBA from IESE Business School (Spain) and a Bachelor’s Degree in Industrial Engineering from Universidad de Lima (Peru).

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Patrick Cussen joined our Company as Chairman of the Board of Directors in September 2011. Mr. Cussen brings us 40 years of mineral and mining expertise and is currently the President of Celta, a Chilean mining consulting and service company to the Latin American mining industry advising global clients including: Antofagasta Minerals, Vale, Phelps Dodge (Freeport), Placer Dome (Barrick), Codelco, Citibank, LS-Nikko Copper and Royal Gold. From 1972 - 1985, Mr. Cussen held numerous positions within Codelco, the world’s largest copper producer, culminating as Managing Director, Chile Copper Ltd., a London based Codelco subsidiary. From 1985 - 1990, Mr. Cussen was VP Sales, Empresa Minera de Mantos Blancos S.A. (subsidiary of Anglo American Chile). Mr. Cussen is currently Chairman of the Board of the Center for Copper and Mining Studies, Cesco, the Chilean think-tank on mining. Mr. Cussen is also a former member of the board of the Chilean Copper Commission. Mr. Cussen is an industrial civil engineer and holds an MA in economics from the University of Chile.

Mr. Cussen’s qualifications to serve on our board of directors include his experience with the mining industry.

Patricio Campos joined our Board of Directors in September 2011. Mr. Campos brings us valuable domain expertise having over 39 years’ experience in the mining industry, specifically in project exploration, evaluation, technical and economic preparation. His mineral and mining experience includes copper, gold and non-metallic (coal, phosphate, limestone, nitrate and iodine, lithium (brines) minerals, boron and potassium chloride projects. Mr. Campos has also acted as a consultant in the evaluation of ore deposit reserves, copper, gold, iodine, nitrate, coal, phosphate, lithium salars, boron, potassium chloride and potassium sulphate projects. Prior to joining our Company, Mr. Campos previously led and supervised the construction of several plants (iodine, bagging) for Chemical & Mining Co. of Chile Inc. (NYSE: SQM), a multi-national global producer and seller of fertilizers and specialty chemicals and Bifox Ltd. (phosphoric acid, grinding, crushing). Additionally, Mr. Campos has worked as a consultant spanning 30 years for companies such as Anglo American (Salar de Atacama Project), SQM (Salar de Atacama Project), Falcon Mines, MAGSA, ACF Minera S.A., SCM Montevideo & Montecristo, and Sociedad Minera Isla Riesco. Mr. Campos has also actively participated in due diligence processes and negotiations for assets such as Algorta Norte S.A.’s iodine project, SQM’s Salar de Atacama and Antucoya copper projects, Codelco´s El Hueso gold mine and other exploration projects, Phelp Dodge’s Safford project, among others. Mr. Campos is a former Professor of Mining Economy at the Mining Department, Universidad de Chile and a former Professor for due diligence, Mining Department, Escuela de Ingenieria, Unversidad de Chile and Instituto de Indenieros de Minas de Chile. Currently Mr. Campos is a member of the Comité de Recursos Mineros del IIMCh (Mining Resources Committee, Chile). Mr. Campos received his Civil Mining Engineering degree from Universidad de Chile and Graduated in economic evaluation and project preparation, Bid-Odeplan-Universidad Católica de Chile.

Mr. Campos’s qualifications to serve on our board of directors include his experience with the mining industry.

Alan S. Fraser joined our Board in September 2011 and brings us over 24 years of experience in Engineering Business Development specifically for Mining Projects, Mining Project Evaluations, Due Diligence Studies, Process Plants, Power Plants, Petrochemical Process Plants, Sulphuric Acid Plants, Infrastructure and Environmental Assessments. Currently, Mr. Fraser is the Managing Director and shareholder of P3 Consultores S.A, a Project Management Services Company providing risk administration to clients including Anglo American, Colahuasi and others. From 2001 to 2009, Mr. Fraser held numerous positions, culminating as the Director, Business Development for Fluor, Chile S.A. servicing global clients including BHP Billiton Base Metals, Rio Tinto, Anglo American, Xstrata, Codelco, Antofagasta Minerals, Southern Peru Copper Corporation, General Atomics. While in this capacity, Mr. Fraser actively participated in numerous resource projects including; winning the Gaby SX-EW EPCM Project for Codelco, ($900 million), Pascua Lama EPC Project for Barrack Gold ($2.3 billion), Gold Mill EPCM Project for Minera Yanacocha ($240 million), Sulphide Leach EPCM Project of Minera Escondida Ltda. ($780 million), Ilo Smelter Modernization EPCM Project ($400 million), and engineering studies as Codelco Minco 230 k tpd, Salobo Feasibility Study for CVRD (Brazil), additional work for Newmont/Minera Yanacocha including the Gold Mill Project, Collahuasi SX/EW expansion studies and Material Handling support, Minera Escondida Water Supply Studies. Also recent detail engineering services for the expansion of Lomas Bayas ($47 million) and the Feasibility Study of the El Morro project ($1.5 billion). Mr. Fraser is a Civil Mining Engineer, Universidad de Chile, Santiago, Chile.

Mr. Fraser’s qualifications to serve on our board of directors include his experience with the mining industry.

Eduardo de Aguirre joined our Board of Directors in October 2011. Mr. de Aguirre brings us over 35 years' experience in business development, project management and finance. Since 2007, Mr. de Aguirre has served as Legal Representative to General Dynamics Installation Services Inc., Chile who are building and commissioning radio telescopes for the ALMA Project for a total value of about $150MMUS. ALMA is the largest astronomical project in existence in the world, now in construction in the Atacama desert in Chile and will be fully operational in 2013. Its total cost is in the range of billions of dollars. In addition, since 2005, he has acted as Consultant and Sales Representative for Latin America to General Dynamics SATCOM Technologies Inc. Prior to that, from 2000 - 2011, he acted as a consultant for various Chilean entities including Target-DDI, AACA, ASL, Filmosonido and ViaSat. From 1989 - 2000, Mr. de Aguirre served as Regional Manager in South America and as General Manager of the Chilean Subsidiary of Scientific Atlanta, Inc. Mr. de Aguirre is a Civil Industrial Engineer and attended Engineering School at the Catholic University, Santiago, Chile.

Mr. de Aguirre’s qualifications to serve on our board of directors include his experience in business development, project management and finance.

SungWon Lee, PhD. was appointed to our Board of Directors on December 19, 2012, in connection with the closing of POSCAN’s initial investment in our securities.  Dr. Lee is a metallurgist with vast knowledge in aluminum forming and superplasticity. Dr. Lee joined POSCO in 2000 and has held various roles including Team Leader of the New Business Development Department where his activities included sourcing and reviewing numerous investment projects, joint ventures and organic growth projects. Dr. Lee led the development of the Magnesium Coil Project and the Fe-Mn Alloy Joint Venture both of which are operating units within POSCO Group. Dr. Lee has been serving as the Director of the Lithium Project Department within POSCO since 2010. Dr. Lee graduated with a Bachelor of Science from Yonsei University, Korea, M.S. Metallurgical Engineering, Yonsei University, Korea and PhD. Materials Science and Engineering, University of Southern California, USA.

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Dr. Lee’s qualifications to serve on our board of directors include his experience with metallic minerals.

Harvey McKenzie was appointed to our Board of Directors on June 27, 2011. Mr. McKenzie is a Chartered Accountant and has been the CFO and corporate secretary of Anconia Resources Corp. (TSXV: ARA.V) since June 2011 and the CFO and a director of Martina Minerals Corp. (TSXV: MTN.V) (formerly Manor Global Inc., a capital pool company), since February 2005.  Prior thereto, Mr. McKenzie served as the CFO of several Canadian publicly listed exploration, development and producing mining companies, including Eurotin Inc. from May 2011 to September 2011, Sino Vanadium Inc. from May 2010 to March 2011, Iberian Minerals Corp. from July 2007 to June 2009, Carlisle Goldfields Limited from September 2006 to July 2007, and Asian Mineral Resources Limited from July 2006 to January 2008.  From August 2005 to July 2007, he was the CFO and a director of Card One Plus, Ltd., an electronic payment solutions company. Prior thereto he was the CFO of Thistle Mining Inc. from March 1999 to August 2005 (TSXV: TMG.V). He has also served as a consultant for several private companies and on the boards of several junior Canadian natural resource companies for over a decade. Prior thereto, he was in the financial services sector from 1987 to 1995; and from 1983 to 1987 he served as Director of Information Services of Ernst & Young, Chartered Accountants, in Toronto. From 1977 to 1983, he provided management and controllership functions for various financial institutions. From 1970 to 1977, he served as an Auditor for PricewaterhouseCoopers, Chartered Accountants. Mr. McKenzie obtained his Diploma in Alternate Dispute Resolution from the University of Toronto in 2001. He obtained his C.A. from the Institute of Chartered Accountants of Ontario in 1973 and his B.Sc. (Hons.) in Mathematics from the University of Toronto in 1970.

Mr. McKenzie’s qualifications to serve on our board of directors include his experience with companies involved in the mining and mineral industry.

David G. Wahl, P. Eng., P.Geo. ICD.D was appointed to our Board of Directors on February 18, 2010.  From 2005 to the present, Mr. Wahl has been the President and CEO of Southampton Associates - Consulting Engineers & Geoscientist, a private consulting concern specializing in mining and technical issues for corporate clients, financial institutions and governments. Mr. Wahl is a Director of Renforth Resources Inc. (TSX-V) and Femin Inc (Frankfurt). Mr. Wahl also has served in a technical advisory capacity to certain financial institutions, government agencies, and national legal and accounting firms.  As a past director of the Prospectors and Developers Association, Mr. Wahl provided independent peer review of the OSC/TSE Mining Standard Task Force and for Canadian National Instrument 43-101.  Mr. Wahl contributed to a similar review process as co-chair of the Professional Engineers of Ontario Review Committee.  Mr. Wahl is a graduate of the Colorado School of Mines and received a degree as an Engineer of Mines in 1968.

Mr. Wahl’s qualifications to serve on our board of directors include his experience with companies involved in the mining and mineral industry.

Rights to Nominate Directors

We have agreed with the Maricunga Sellers:  (a) to increase the number of directors constituting our Board of Directors to seven; (b) that the Maricunga Sellers will have the right to nominate three of our directors and that a fourth director (who shall hold the position of Chairman of the Board) will be jointly nominated by the Maricunga Sellers and by our management (such persons, or any successors thereto nominated by the Maricunga Sellers or by the Maricunga Sellers and management, as the case may be, the “Nominees”), and that the Board shall appoint such Nominees to fill vacancies created in the Board by the increase in the number of directors and by resignations, to serve until the next annual meeting of stockholders; (c) that the Nominees shall continue to be nominated as directors by our management at the next and subsequent annual meetings of our stockholders, and at any special meeting of the stockholders at which directors are to be elected (collectively, a “Meeting”), during the period of the Lock-Up (but the Nominees will be subject to reelection by the stockholders as provided in our By-Laws); and (d) that if any Nominee is not elected by the stockholders pursuant to the By-Laws, the Maricunga Sellers, or the Maricunga Sellers and management, as the case may be, will have the right to designate the same or another person as their Nominee at the next Meeting, provided it is within the period of the Lock-Up.  To date, the Maricunga Sellers have exercised their right to nominate the following Board members: Eduardo de Aguirre, Patricio Campo, and Alan Fraser. All three Nominees were appointed to our Board of Directors on October 23, 2011. Thereafter, our Chairman of the Board, Patrick Cussen, was appointed to our Board on December 5, 2011.

Pursuant to the Investor’s Rights Agreement between POSCAN and us, dated as of August 24, 2011, we were required to appoint a director nominated by POSCAN to our Board of Directors, and we must continue to nominate a POSCAN-designee at each annual meeting for as long as POSCAN owns not less than 10% of the issued and outstanding shares of our common stock.  We appointed Mr. SungWon Lee to our Board of Directors on December 19, 2012.

Involvement in Certain Legal Proceedings

To the best of our knowledge, other than as disclosed below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

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●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Harvey McKenzie was the Chief Financial Officer of Thistle Mining Inc. when, on January 7, 2005, Thistle Mining obtained protection from creditors pursuant to the Companies’ Creditors Arrangement Act, (Canada). The restructuring was completed on June 30, 2005.

Board of Director Meetings

Our business is under the general oversight of the Board of Directors as provided by the laws of Nevada and our bylaws. During the fiscal year ended June 30, 2012, the Board of Directors held seven meetings and took action by unanimous written consent in lieu of a meeting two times. Except as set forth below, each incumbent director attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he served during fiscal 2012 (or the portion thereof during which he has been a director).

Director	Percentage of meetings attended
Hyundae Kim	11%
Patricio Campos	50%
David Wahl	57%
Eduardo Aguirre	63%

Board Committees

Until December 5, 2011, we had not established any committees of our Board of Directors.  The entire Board of Directors has historically performed all functions that would otherwise be performed by committees, including audit and nominating committees.  Effective December 5, 2011, our Board of Directors formed an Audit Committee, a Compensation Committee, a Health, Safety, Environment and Community Committee and a Nominating and Corporate Governance Committee. We have subsequently adopted charters for all such committees.

Audit Committee

The purpose of the Audit Committee of the Board of Directors is to represent and assist the Board in monitoring (i) accounting, auditing, and financial reporting processes; (ii) the integrity of our financial statements; (iii) our internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations; and (iv) the appointment of and evaluating the qualifications and independence of our independent registered public accounting firm. The Audit Committee’s responsibilities are set forth in its formal charter. The Audit Committee consists of Mr. McKenzie (Chairperson) and Messrs. Cussen and Fraser. The Audit Committee was formed on December 5, 2011, and has met two times during fiscal 2012.

The Board of Directors has determined that all Audit Committee members are financially literate under the rules of the Nasdaq Stock Market. The Board also determined that Mr. McKenzie qualifies as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K promulgated under the Exchange Act.

Compensation Committee

The purpose of the Compensation Committee of the Board of Directors is to (i) assist the Board in discharging its responsibilities with respect to compensation of our executive officers, (ii) evaluate the performance of our executive officers, and (iii) administer our stock and incentive compensation plans and recommend changes in such plans to the Board as needed. The Compensation Committee’s specific responsibilities are set forth in its formal charter. The Compensation Committee currently consists of Mr. De Aguirre (Chairman) and Messrs. Cussen and Saenz. Mr. Saenz, as Chief Executive Officer, is not independent within the meaning of the rules of the Nasdaq Stock Market; nonetheless, we believe that his presence on the Compensation Committee is productive, given the size and history of our Company. The Compensation Committee was formed on December 5, 2011, and has met two times during fiscal 2012.

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Health, Safety, Environment and Community Committee

The purpose of the Health, Safety, Environment and Community Committee of the Board of Directors is to assist the Board in discharging its responsibilities with respect to (i) employee health and safety, (ii) the protection of the environment, and (iii) our relationship to the local communities affected by our operations. The Health, Safety, Environment and Community Committee’s specific responsibilities are set forth in its formal charter. The Health, Safety, Environment and Community Committee currently consists of Mr. Campos (Chairman) and Messrs. Fraser and Wahl. The Health, Safety, Environment and Community Committee was formed on December 5, 2011, and has not met during fiscal 2012.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee of the Board of Directors is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing corporate procedures and policies. The Nominating and Corporate Governance Committee’s specific responsibilities are set forth in its formal charter. The Nominating and Corporate Governance Committee currently consists of Mr. Cussen (Chairman) and Messrs. McKenzie and Saenz. Mr. Saenz, as Chief Executive Officer, is not independent within the meaning of the rules of the NASDAQ Stock Market; nonetheless, we believe that his presence on the Nominating and Corporate Governance Committee is productive, given the size and history of the Company. The Nominating and Corporate Governance Committee was formed on December 5, 2011, and has not met during fiscal 2012.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Our Board of Directors has determined that each of Messrs. De Aguirre, Campos, Cussen, Fraser, Lee, McKenzie and Wahl- is an “Independent Director” within the meaning of the rules of the NASDAQ Stock Market. Furthermore, our Board has determined that each member of the Audit Committee is “independent” within the meaning of Rule 10A-3(b)(1) under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of April 30, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of April 30, 2013. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of April 30, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise noted, the address of each person below id c/o Li3 Energy, Inc., Marchant Pereira 150 Of. 803 Providencia, Santiago de Chile, Chile.

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Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (1)
5% Shareholders
POSCO Canada Ltd. 650 W. Georgia St., Suite 2350 Vancouver, British Columbia V6B 4N9 Canada	206,190,476	(2)	41.2%
Calcata Sociedad Anónima S.A. San Antonio N°19, Of. 1601 Santiago, Santiago Chile	51,041,666	(3)(4)	12.9%
Directors and Executive Officers
Luis Francisco Saenz	3,557,711	(5)	*
Luis Santillana	298,507		*
Patrick Cussen	3,113,060	(6)	*
Patricio A. Campos	18,945,354	(4)(7)	4.8%
Harvey McKenzie	680,216	(8)	*
Eduardo G. de Aguirre	443,388		*
Alan S. Fraser	358,209		*
David G. Wahl	402,985		*
SungWon Lee	0		-
All directors and executive officers as a group (9 people)	27,799,330		7.0%

* Less than 1%.

1)	Based upon 394,609,393 shares of common stock issued and outstanding as of April 30, 2013. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2)	Includes 105,595,238 shares of our common stock underlying warrants that are presently exercisable.
3)	Estimate of beneficial ownership, based on information available to us. The beneficial owner may have acquired shares held in street name, of which we are not aware.
4)	Because of the arrangements described in “Directors and Officers—Rights to Nominate Directors” above these persons may be deemed to constitute a group as defined in Section 13(d) of the Exchange Act. However, each such person (a) disclaims membership in a group and (b) disclaims beneficial ownership of the shares of Common Stock beneficially owned by any other such person or any other person.
5)	Includes 466,666 shares of common stock underlying options held by Mr. Saenz that are presently exercisable.
6)	Includes 750,000 shares of our common stock underlying warrants that are presently exercisable
7)	Includes 18,375,000 shares held by Campos Mineral Asesorias Profesionales Limitada, an entity controlled by Mr. Campos.
8)	Includes 37,037 shares of our common stock underlying warrants that are presently exercisable.

Securities Authorized for Issuance under Equity Compensation Plans

Our Board of Directors adopted, and our stockholders approved, the 2009 Plan on October 19, 2009.  The 2009 Plan reserved a total of 5,000,000 shares of our common stock for issuance pursuant to awards granted thereunder (2,500,000 of which have been issued and the restrictions with respect thereto have lapsed).  If an incentive award granted under the 2009 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2009 Plan.  As of April 30, 2013, we have outstanding option awards under the 2009 Plan exercisable for an aggregate of 1,450,000 shares of our common stock, 1,200,000 of which have vested.  In addition, we have granted a restricted stock award under the 2009 Plan with respect to 2,500,000 shares of common stock, 2,500,000 of which have vested. We also have outstanding Restricted Stock Units under the 2009 Plan with respect to 950,000 shares, of which 466,666 have vested. Furthermore, we have committed to grant Restricted Stock Units with respect to an aggregate of 900,000 shares; however, we do not currently have enough shares authorized for issuance under our 2009 Plan to satisfy all of these obligations.  We have not maintained any other equity compensation plans since our inception.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years ended June 30, 2012 and June 30, 2011 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended June 30, 2012; and (ii) all individuals that served as executive officers of ours at any time during the fiscal year ended June 30, 2011 that received annual compensation during such fiscal year in excess of $100,000.

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Summary Compensation Table

							Change
							in
							Pension
							Value
							and Non-
						Non-Equity	qualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	($)	($)	($)	($)	($)	($)	($)	Total ($)
Luis Francisco Saenz	2012	225,000	200,000	-	-	-	-	19,070	444,070
Chief Executive Officer (1)	2011	75,000	-	154,000	-	-	-	-	229,000

Thomas E. Currin	2012	212,500	-	-	-	-	-	-	212,500
Chief Operating Officer (2)	2011	75,000	100,000	1,232,500	343,310	-	-	-	1,750,810

Luis Santillana	2012	61,667	20,000	34,500	30,725	-	-	-	146,892
Chief Financial Officer (3)	2011	-	-	-	-	-	-	-	-

Eric E. Marin	2012	201,772	-	-	-	-	-	-	201,772
Interim Chief Financial Officer (4)	2011	10,000	-	-	-	-	-	-	10,000

(1)	Mr. Saenz was appointed our Chief Executive Officer as of October 19, 2009. Mr. Saenz has an employment agreement with us as described below. We granted Mr. Saenz 1,500,000 shares of our restricted common stock upon his initial hire and 700,000 restricted stock units on June 27, 2011, which had a grant date fair value of $154,000. We have been paying Mr. Saenz at the rate of $100,000 per annum for the first calendar quarter of 2011 and $200,000 per annum thereafter. On May 2, 2012, our Board of Directors approved a cash bonus of $200,000 for Mr. Saenz’ achievements for fiscal years 2010 and 2011 and an increase to Mr. Saenz’ compensation from $200,000 per annum to $250,000 per annum, retroactive as of January 1, 2012. In December 2011, the Company paid approximately $19,070 for Mr. Saenz’ rental expenses for an apartment located in Chile.

(2)

Mr. Currin was appointed our Chief Operating Officer on August 11, 2010.  We granted 2,500,000 shares of restricted stock to MIZ under the 2009 Plan, which vest upon the achievement of certain milestones, and the grant date fair value of which is $950,000.  During the year ended June 30, 2011, we also granted to MIZ 736,842 shares of common stock outside of the 2009 Plan with a grant date fair value of $282,500.  In connection with our hiring of Mr. Currin, we granted 1,000,000 stock options under the 2009 Plan to MIZ, having a grant date fair value of $343,310.  Mr. Currin’s base salary was $200,000 per annum.  However, pursuant to an amendment to the our Employment Services Agreement with MIZ, we issued an aggregate of 500,000 shares of our common stock in lieu of (i) all base salary earned in calendar year 2010 and (ii) one-half of the base salary for the first calendar quarter of 2011. On May 2, 2012, our Board of Directors approved an increase to Mr. Currin’s compensation from $200,000 per annum to $225,000 per annum, retroactive as of January 1, 2012.

On December 5, 2012, Mr. Currin submitted a letter of resignation to the Company, effective immediately. He will continue providing services for the Company as an independent consultant.

(3)	Mr. Santillana served as our Vice President of Finance from March 1, 2012 until June 30, 2012, when he was appointed Chief Financial Officer. Mr. Santillana has an employment agreement with us as described below. We agreed to grant Mr. Santillana restricted stock units under our 2009 Plan with respect to 250,000 shares of our common stock and options under our 2009 Plan to purchase another 250,000 shares of our common stock, however, such grants have not yet been made. We paid Mr. Santillana a $20,000 bonus during fiscal year 2012, and we have been paying Mr. Santillana at the rate of $185,000 per annum for the entire period of his employment.

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(4)	Mr. Marin was appointed our Interim Chief Financial Officer on January 13, 2010. Mr. Marin was compensated through our Engagement Letter with Marin Management Services, LLC, dated January 7, 2010 (the “Marin Agreement”), pursuant to which we pay $200 per hour for Mr. Marin’s services to us as Interim Chief Financial Officer. On November 23, 2011, we entered into a Contractor Services Agreement (the “R&M Agreement”) with R&M Global Advisors, Inc., an entity controlled by Mr. Marin, in which we have retained Mr. Marin’s services as our Interim Chief Financial Officer for a term beginning on September 15, 2011, and continuing for six months thereafter with provision for automatic renewal for successive six month periods unless either provides notice of non-renewal. Under the R&M Agreement, we will pay an initial fee of $15,000 plus a monthly fee of $15,000 per month, commencing retroactively on September 15, 2011. The amounts for the fiscal year 2012 represent billings for professional services by R&M Global Advisors. Mr. Marin resigned at the close of business on June 30, 2012.

Outstanding Equity Awards at Fiscal Year-End

We have not issued any stock options or maintained any stock option or other incentive plans other than our 2009 Equity Incentive Plan. (See “Market for Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans,” above).

The following tables set forth information regarding stock options held by the Company’s Named Executive Officers at June 30, 2012.

Option Awards
Equity incentive
plan awards:
	Number of	Number of	Number of
	securities	securities	securities
	underlying	underlying	underlying
	unexercised	unexercised	unexercised	Option plan
	options	options	unearned	exercise	Option
Name	exercisable (#)	unexercisable (#)	options (#)	price ($)	expiration date
Luis Saenz (2)	-	-	-	-	-
Luis Santillana (3)	-	250,000	250,000	0.40	3-1-2017
Thomas Currin (4)	-	666,666	666,666	$0.38	8-10-2020
Eric E. Marin	-	-	-	-	-

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned hares, Units or Other Rights That Have Not Vested (#) (1)
Luis Saenz (2)	-	-	466,667	$63,000
Luis Santillana(3)	-	-	250,000	-
Thomas Currin (4)	-	-	1,700,000	$153,000
Eric E. Marin	-	-	-	-

(1)	Value is based on last sale price of our common stock on June 30, 2012, which was $0.09 per share.

(2)	In May 2011, Mr. Saenz received a grant of 700,000 restricted stock units (each unit is equivalent to one common share) under the 2009 Plan of which 233,333 units vested on January 15, 2012 and the remaining 466,667 units will vest in equal installments on January 15, 2013 and 2014, respectively. The vested units have not been issued as of June 30, 2012.

(3)	Pursuant to an Employment Agreement, we have agreed to grant Mr. Santillana 250,000 restricted stock units under our 2009 Equity Incentive Plan, which shall vest in three equal installments on each of March 1, 2013, 2014 and 2015. We have also agreed to grant Mr. Santillana an option under our 2009 Equity Incentive Plan to purchase an aggregate of 250,000 shares of our common stock, exercisable for a term of five years at an exercise price of $0.40 per share, which option shall vest in its entirety on September 1, 2013.

(4)	Consists of awards granted to MIZ Comercializadora, S. de R.L. (“MIZ”), a corporation owned in part by Mr. Currin. Mr. Currin was granted 2,500,000 restricted common shares under the 2009 Plan subject to vesting upon achievement of various milestones. 800,000 shares have vested as of June 30, 2012. Also includes options granted under the 2009 Plan to purchase 1,000,000 shares of common stock which vests in three equal installments on each of August 10, 2011, 2012 and 2013.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

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Agreements with Executive Officers

We have an employment agreement with each of our Chief Executive Officer, our Chief Financial Officer and our Executive Vice President.  Each of our former Interim Chief Financial Officer and our former Chief Operating Officer is compensated through an agreement between us and his affiliate.

Employment Agreement with Luis Saenz

We have entered into an Employment Services Agreement with our Chief Executive Officer, Luis Saenz, effective as of August 24, 2011.  Under the Employment Services Agreement we will pay Mr. Saenz such base salary as may be determined by our Board of Directors.  The Employment Services Agreement has an initial term of one year and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.  We may also pay Mr. Saenz an annual bonus at such time and in such amount as may be determined by our Board of Directors in its sole discretion.

Mr. Saenz’s employment by us remains “at-will” and terminable at any time for any reason or for no reason.  If Mr. Saenz’s employment is terminated by us without Cause, we must continue to pay him any base salary at the rate then in effect for a period of 18 months.  If Mr. Saenz terminates the Employment Services Agreement for Good Reason, or in the event of a termination of employment due to a permanent disability, we will continue to pay him any base salary at the rate then in effect for a period of 18 months.

For the duration of the employment period and, unless we terminate Mr. Saenz’s employment without Cause, for a period of 18 months thereafter, Mr. Saenz has agreed not to directly or indirectly compete with any business engaged in by us or proposed to be engaged in by us during the period of his employment anywhere within the countries in which we are then operating.

The foregoing is a summary of the principal terms of the Employment Services Agreement and is qualified in its entirety by the detailed provisions of the actual agreement, which is incorporated by reference as an exhibit to this Report and is incorporated herein by reference.

Engagement Letter with Marin Management Services/ R&M Global Advisors, Inc.

Mr. Marin formerly served as our Interim Chief Financial Officer from January 13, 2010 until June 2012.  During this period Mr. Marin and his consulting firm R&M Global Advisors, Inc. received compensation varying from $200 per hour in the initial stages of the arrangement to $15,000 a month prior to his contract being terminated effective June 30, 2012.

Employment Services Agreement with MIZ Comercializadora

Mr. Currin formerly served as our Chief Operating Officer from August 11, 2010 until December 5, 2012.  During this period Mr. Currin and his consulting firm MIZ Comercializadora, S. de R.L. received compensation starting at a base fee of $200,000 per year and including the ability to participate in our 2009 Plan. Following his resignation on December 5, 2012, the Company and Mr. Currin entered into a termination agreement, pursuant to which all previous awards granted under the 2009 Plan vested immediately. Mr. Currin will continue providing services for the Company as an independent consultant.

Employment Services Agreement with Luis Santillana

We are party to an Employment Services Agreement with Mr. Santillana, dated as of December 1, 2011, amended as of March 1, 2012 (the “Employment Agreement”). Under the Employment Agreement, Mr. Santillana shall devote his full-time efforts to us, and we have been paying Mr. Santillana an annual base salary of $185,000. The Employment Agreement has an initial term of one year and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew. Pursuant to the Employment Agreement, we have agreed to pay Mr. Santillana an initial bonus of $40,000, $20,000 of which has been paid to date, and we may also pay Mr. Santillana an annual bonus of up to 50% of his base salary, at such time and in such amount as may be determined by our Board of Directors in its sole discretion. We have agreed to grant Mr. Santillana 250,000 restricted stock units under our 2009 Equity Incentive Plan, which shall vest in three equal installments on each of March 1, 2013, 2014 and 2015. We have also agreed to grant Mr. Santillana an option under our 2009 Equity Incentive Plan to purchase an aggregate of 250,000 shares of our common stock, exercisable for a term of five years at an exercise price of $0.40 per share, which option shall vest in its entirety on September 1, 2013. However, we have not yet granted any options or restricted stock units to Mr. Santillana.

Mr. Santillana’s employment by us is “at-will” and terminable at any time for any reason or for no reason. If Mr. Santillana’s employment is terminated by us without Cause or in connection with a Change of Control (as such terms are defined in the Employment Agreement) or if he terminates his employment for Good Reason (as defined in the Employment Agreement), his restricted stock units and options will vest immediately and expire nine months after such termination. If we terminate Mr. Santillana’s employment without Cause, or in connection with a Change of Control, or if Mr. Santillana terminates his employment for Good Reason, or in the event of a termination of employment due to a permanent disability, we will continue to pay Mr. Santillana his base salary at the rate then in effect for a period of nine months.

For the duration of the employment period and, unless we terminate Mr. Santillana’s employment without Cause, for a period of nine months thereafter, Mr. Santillana has agreed not to directly or indirectly compete with any business engaged in by us or proposed to be engaged in by us during the period of his employment anywhere within the countries in which we are then operating.

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The foregoing is a summary of the principal terms of the Employment Agreement and is qualified in its entirety by the detailed provisions of the actual agreement, which is filed as an exhibit to this Annual Report and is incorporated herein by reference.

Compensation of Non-Employee Directors

On May 2, 2012, our Board adopted a plan of compensation for its non-employee directors’ services to the Company, pursuant to which each current and former non-employee director shall be paid cash (the “Cash Director Compensation”) at the greatest of the following annual rates that applies to such director during the relevant time periods: $64,000 for the Chairman of the Board; $40,000 for the Audit Committee Chairman; $34,000 for the Chairman of any other standing Board committee; and $24,000 for directors who do not chair any committees. The Cash Director Compensation shall be deemed to begin to accrue retroactively for each non-employee director on the later of such director’s initiation of substantial involvement with the Board, as determined in good faith by the Chief Executive Officer, and July 1, 2011 (each such director’s “Compensation Start Date”). The increased rates of Cash Director Compensation for the Chairman of the Board and Committee Chairmen shall only apply to the period of time that the relevant director served in such capacity.

The Board also determined to grant to each of its non-employee directors other than the Chairman of the Board 100,000 Restricted Stock Units under the 2009 Plan, which shall vest in three equal installments on each of the first three anniversaries of such director’s Compensation Start Date. Finally, the Board determined to grant to the Chairman of the Board 300,000 Restricted Stock Units under the 2009 Plan, which shall vest in three equal installments on each of the first three anniversaries of his becoming Chairman of the Board. Such restricted stock units have not yet been granted, as we do not have sufficient shares authorized at this time for issuance pursuant to awards under our 2009 Plan to accommodate all of such restricted stock units.

Equity Compensation Plan Information

On October 19, 2009, our Board of Directors adopted, and our stockholders approved, the 2009 Equity Incentive Plan (the “2009 Plan”), which reserved a total of 5,000,000 shares of our common stock for issuance under the 2009 Plan (800,000 shares of which have been issued and the restrictions thereon lapsed).  If an incentive award granted under the 2009 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2009 Plan.

In addition, the number of shares of Common Stock subject to the 2009 Plan, any number of shares subject to any numerical limit in the 2009 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the Compensation Committee of our Board of Directors, or the Board of Directors in the absence of such a committee, will administer the 2009 Plan.  Subject to the terms of the 2009 Plan, the Compensation Committee would have complete authority and discretion to determine the terms of awards under the 2009 Plan.

Grants

The 2009 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•	Options granted under the 2009 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	The 2009 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our common stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

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Duration, Amendment and Termination

The Board has the power to amend, suspend or terminate the 2009 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2009 Plan would terminate ten years after its adoption.

Grants to Officers and Directors

On December 9, 2009, the Board approved non-incentive stock option grants under the 2009 Plan to the individual non-employee directors, and in the amounts, listed in the table below.  These options can be exercised at a price of $0.25 per share, the fair market value of our common stock on the date of grant, as determined by the Board, based on the offering price of our common stock sold in relatively contemporaneous private placement transactions, vest in three equal installments on each of the first, second and third anniversaries of the date of grant and expire after ten years.

Name of Optionee	Number of Shares
Douglas Perkins	50,000
Anthony Hawkshaw	50,000
Kjeld Thygesen	500,000

In connection with Mr. Perkins’s departure from our Board on February 18, 2010, the options granted to him on December 9, 2009, terminated.  At such time, Mr. Perkins entered into a consulting arrangement with us, and the Board granted him non-statutory stock options under the 2009 Plan to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share, which option vested immediately and expires after two years.

In addition, the Chief Executive Officer gave Anthony Hawkshaw 50,000 of his common stock shares for services rendered during the year ended June 30, 2010.

Upon Mr. Thygesen’s resignation from the Board of Directors on September 14, 2011, his options, to the extent unvested, terminated immediately.  Accordingly, only 166,667 of his options remained outstanding following such resignation, and they expired unexercised on December 14, 2011.  Upon Mr. Hawkshaw’s resignation from the Board of Directors on October 14, 2011, his options, to the extent unvested, terminated immediately.  Accordingly, only 16,667 of his options remain outstanding following such resignation, and they expired on January 14, 2012.

As noted above, pursuant to the Employment Services Agreement, we have granted to MIZ an option to purchase an aggregate of 1,000,000 shares of our common stock under the 2009 Plan. 333,333 options are exercisable at $0.13 per share and 666,667 options are exercisable at $0.21 per share. All of the options have a ten year term and are fully vested.

The Board granted 700,000 restricted stock units to Luis Saenz, which vest in three equal installments on January 15, 2012, 2013 and 2014.

Pursuant to an Employment Agreement, we have agreed to grant Mr. Santillana 250,000 restricted stock units under our 2009 Equity Incentive Plan, which shall vest in three equal installments on each of March 1, 2013, 2014 and 2015. We have also agreed to grant Mr. Santillana an option under our 2009 Equity Incentive Plan to purchase an aggregate of 250,000 shares of our common stock, exercisable for a term of five years at an exercise price of $0.40 per share, which option shall vest in its entirety on September 1, 2013.

The Board also determined to grant to each of its non-employee directors other than the Chairman of the Board 100,000 Restricted Stock Units under the 2009 Plan, which shall vest in three equal installments on each of the first three anniversaries of such director’s Compensation Start Date. Finally, the Board determined to grant to the Chairman of the Board 300,000 Restricted Stock Units under the 2009 Plan, which shall vest in three equal installments on each of the first three anniversaries of his becoming Chairman of the Board. Such restricted stock units have not yet been granted, as we do not have sufficient shares authorized at this time for issuance pursuant to awards under our 2009 Plan to accommodate all of such restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2009, we started utilizing the administrative personnel and office space with an office located in Lima, Peru, in which our Chief Executive Officer functioned in the same capacities (the “Related Party Company”), for which we were obligated for reimbursement of administrative salaries, rent, utilities and maintenance expenses. On July 31, 2010, we were assigned the lease from the Related Party Company and as a result, we did not incur related party expenses related to this lease during the years ended June 30, 2012 and 2011. As of June 30, 2012 and 2011, the payable due to the Related Party Company is $11,400 and $10,986, respectively.

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We have retained Mr. Currin’s services as our Chief Operating Officer under an Employment Services Agreement, dated as of August 11, 2010, with MIZ Comercializadora, S. de R.L. (“MIZ”), a corporation owned in part by Mr. Currin. On December 5, 2012, Mr. Currin submitted a letter of resignation to the Company, effective immediately. He will continue providing services for the Company as an independent consultant. The description of such agreement set forth above under “Item 11, Executive Compensation - Employment Services Agreement with MIZ Comercializadora” is incorporated herein by reference.

We are party to a services agreement (the “R&M Agreement”) between R&M Global Advisors, LLC. (“R&M Global Advisors”) and us, in which Eric Marin (a partial owner of R&M Global Advisors) served as our interim Chief Financial Officer. R&M Global Advisors was paid $145,187 and $10,000 in cash for compensation during the years ended June 30, 2012 and 2011, respectively.

On June 30, 2012, we entered into Amendment No. 1 to the R&M Agreement (the “R&M Amendment”) with R&M Global Advisors. Pursuant to the R&M Amendment, R&M Global Advisors and we mutually agreed to terminate Eric Marin’s services as our Interim Chief Financial Officer at the close of business on June 30, 2012.

See “Directors and Officers—Rights to Nominate Directors” above for information regarding certain rights of the Alfredo Sellers to designate one or more persons to be nominated for election to our Board of Directors.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling stockholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is currently quoted on the OTCBB and trades below $5.00 per share; therefore, the common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada Revised Statutes relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our Articles of Incorporation, as amended, provide for the issuance of 1,000,000,000 shares of capital stock, of which 990,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are blank-check preferred stock, par value $0.001 per share.

Equity Securities Issued and Outstanding

As of April 30, 2013, there were issued and outstanding:

•	394,609,393 shares of our common stock;
•	No shares of our preferred stock;
•	Options to purchase 1,450,000 shares of our common stock of which 1,200,000 options are currently exercisable;
•	2,500,000 shares of restricted stock;
•	483,334 shares of common stock issuable upon vesting of outstanding Restricted Stock Units;
•	466,666 shares of common stock issuable pursuant to vested Restricted Stock Units;
•	Warrants to purchase 160,395,585 shares of our common stock, all of which warrants are currently exercisable.

In addition, we have granted the following rights to purchase our securities:

•	A convertible note in the principal amount of $45,000, which provides that the principal and interest balance due thereon are convertible at the holder’s option pursuant to terms to be mutually agreed upon by us and the holder;
•	An aggregate of $1,880,000 face amount of zero-coupon convertible notes which are convertible into shares of our common stock at the lender’s option at a conversion price of $0.095; and
•	An option, exercisable upon the occurrence of certain events, to purchase between $2.5 million and $10.0 million of our common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available thereof. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Each outstanding share of our common stock is duly authorized, fully paid and non-assessable.

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Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors has authority, without any vote or action of our stockholders, to issue up to 10,000,000 shares of “blank check” preferred stock in one or more series and to fix the relative rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption terms (including sinking fund provisions) and liquidation preferences and the number of shares constituting a series or the designation of such series.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;
•	Diluting the voting power of the common stock;
•	Impairing the liquidation rights of the common stock; or
•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

2009 Plan

Our Board of Directors adopted, and our stockholders approved, the 2009 Plan on October 19, 2009. The 2009 Plan reserves a total of 5,000,000 shares of our common stock for issuance under the 2009 Plan. If an incentive award granted under the 2009 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2009 Plan.

Options

As of the date of this prospectus, we have outstanding 1,450,000 nonqualified stock options under the 2009 Plan, with a weighted average exercise price of approximately $0.26 per share, of which options for 1,200,000 are currently vested.  In addition, we have granted (a) an award of 2,500,000 shares of restricted stock under the 2009 Plan, which are currently issued and vested, and (b) awards of restricted stock units with respect to 950,000 shares of common stock, 466,666 of which are currently vested.  For all option grants, our Board of Directors has set (or will set) the exercise price of the options at a price equal to or greater than the fair market value of our common stock on the date of grant of the options.  Of the outstanding options under the 2009 Plan, 1,200,000 have vested.  200,000 of such options vested immediately and have a five year term, 1,000,000 options are fully vested as of December 31, 2012 and have a ten year term, and the remaining 250,000 options vest in after eighteen months from the date of grant and have a five year term Furthermore, we have committed to grant Restricted Stock Units with respect to an aggregate of 900,000 shares; however, we do not currently have enough shares authorized for issuance under our 2009 Plan to satisfy all of these obligations.

Restricted Stock

On August 11, 2010, the Company granted to MIZ an award under the 2009 Plan pursuant to which the Company issued 2,500,000 restricted shares of its common stock (the “Restricted Stock”) as part of the compensation for the services of our former Chief Operating Officer, Tom Currin. Following the resignation of Mr. Currin on December 5, 2012, all the restricted shares have vested.

On June 27, 2011, the Company granted to Luis F. Saenz, its Chief Executive Officer, an award under the 2009 Plan of 700,000 shares of Restricted Stock, vesting in three equal installments on each of January 15, 2012, January 15, 2013 and January 15, 2014, pursuant to the terms of an award agreement between the Company and Mr. Saenz.

Warrants

We have the following outstanding warrants to purchase common stock:

•	7,198,591 “A” warrants; $0.26 per share exercise price; expiring November-December 2014;
•	7,269,408 “B” Warrants; $0.38 per share exercise price; expiring November-December 2014;
•	11,768,935 “C Warrants; $0.26 per share exercise price; expiring September 2015;
•	607,325 “Agent C” Warrants; $0.17 per share exercise price; expiring September 2015;
•	1,400,000 “D” Warrants; $0.05 per share exercise price; expiring November 2015 ;
•	4,890,418 “E” Warrants; $0.15 per share exercise price; expiring February 2016;
•	5,416,953 “F” Warrants; $0.35 per share exercise price; expiring February 2016;
•	11,960,050 “G” Warrants; $0.29 per share exercise price; expiring April 2014;

67

•	1,913,606 “Agent G” Warrants; $0.22 per share exercise price; expiring April 2014;
•	1,500,000 “Lender” Warrants; $0.34 per share exercise price; expiring May 2016;
•	75,000 “Arranger” Warrants; $0.29 per share exercise price; expiring May 2016;
•	800,000 “Consultant” Warrants; $0.29 per share exercise price; expiring April 2014;
•	38,095,300 “POSCAN A” Warrants; $0.20 per share exercise price; expiring September 2014;
•	62,499,938 “POSCAN B” Warrants; $0.20 per share exercise price; expiring September 2015; and
•	5,000,000 “POSCAN Bonus” Warrants; $0.15 per share exercise price; expiring August 2014.

Certain of the warrants, at the option of the holders, may be exercised by cash payment of the exercise price, or by “cashless exercise.” A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive proceeds upon exercise of warrants to the extent that such warrants are exercised by cashless exercise. The warrants contain provisions that protect their holders against dilution by adjustment of the exercise price and (in some cases) number of shares issuable upon exercise upon the occurrence of specific events.

At our option, following the 45th day after the date of this prospectus, upon written notice to the holders, we may call the A Warrants or B Warrants for redemption if the closing bid price of our common stock equals or exceeds $0.75 per share or $1.50 per share, respectively, on any trading day within 20 days prior to such written notice; provided that a registration statement under the Securities Act covering the resale of the shares of common stock issuable upon exercise of the relevant class of Warrants has been effective for at least 45 days and such registration statement remains effective until redemption.

No holder of Warrants will possess any rights as a stockholder with respect to the Warrants, except to the extent such Warrants are exercised.

Convertible Securities

We issued an unsecured Convertible Promissory Note (the “Convertible Note”) dated April 30, 2009, bearing an interest rate of 8.25% per annum, in the amount of $45,000, due on November 8, 2010, to Milestone Enhanced Fund Ltd. (“Milestone”).  The Convertible Note provides that principal and interest balance due on the Convertible Note are convertible at Milestone’s option pursuant to terms to be mutually agreed upon by us and Milestone in writing at a later date.  We and Milestone have not yet negotiated such conversion terms. The Convertible Note is in default as of December 31, 2012 and remains payable to Milestone. To date, no demand or communication has been received from Milestone.

On May 2, 2011, we entered into and simultaneously closed a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, we issued to each lender a zero-coupon original issue discount note due February 2, 2012.  The notes were originally convertible into shares of the Company’s common stock at the lender’s option at an exercise price of $0.40 per share.  The aggregate face amount of the notes at maturity is $1,677,438. We may prepay the notes at our option (together with accrued original issue discount), and must prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by us.

Pursuant to an Amendment and Waiver Agreement between us and the holders of our zero-coupon bridge notes, dated as of August 25, 2011 (the “Waiver Agreement”), effective upon the September 14, 2011, closing of POSCAN’s initial $8 million investment, the zero-coupon bridge notes are now due on June 30, 2012, and we are not required to make any prepayment out of the proceeds of the POSCAN investment.  The Waiver Agreement does not alter the principal amount of the zero-coupon bridge notes; however, it provides that such notes will accrue interest at a rate of 15% per annum from February 2, 2012, until June 30, 2012.  The Waiver Agreement also reduced the conversion price of the zero-coupon bridge notes to $0.12 per share.

On September 28, 2012, the Company entered into a Second Amendment and Waiver Agreement with the holders of the zero-coupon convertible notes (the “Second Waiver Agreement”). Pursuant to the Second Waiver Agreement, the zero-coupon convertible notes’ maturity date was extended to September 28, 2013, and the aggregate principal amount thereof was increased to $1,880,000, which includes an Original Issue Discount of 12.1%. The Waiver Agreement also reduced the conversion price of the zero-coupon bridge notes from $0.12 to $0.095 per share. In connection with the Waiver Agreement, the Company agreed to pay an arranger a cash fee (“arranger fee”) of $37,600.

Stock Splits

On July 29, 2008, we effected a forward stock split pursuant to which each share of our common stock then outstanding was converted into 3.031578 shares of common stock. Then, on November 16, 2009, we effected another forward stock split pursuant to which each share of our common stock then outstanding was converted into 15.625 shares of common stock.  All share and per share amounts in this prospectus have been adjusted to give retroactive effect to such stock splits, unless otherwise stated.

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Registration Rights

We granted “piggy-back” registration rights to the investors purchasing units in the 2009 Private Placement and our 2010 Private Placements. If we determine to register for sale for cash any of our common stock for our own account or for the account of others, then the holders of the common stock and warrants issued in the 2009 Private Placement and 2010 Private Placements will have the right to have such shares, and the shares of common stock issuable upon exercise of the warrants, included in such registration statement, subject to customary exceptions and scale backs.

We granted “demand” registration rights under the POSCAN Agreements that give POSCAN the right to demand registration after 12 months following the date of issuance of any registrable securities under the POSCAN Agreements. Additionally, POSCAN was granted “piggy-back” registration rights. If we register for sale for cash any of our common stock for our own account or for the account of others, then POSCAN will have the rights to have any registrable securities under the POSCAN Agreements included in such registration statement, subject to customary exceptions and scale backs. All registration rights set forth in the POSCAN Agreements shall terminate five years following the date of the issuance of securities under the POSCAN Agreements.

Rights of First Refusal and Preemptive Rights

Under the POSCAN Agreements, we also granted a “preemptive” right to POSCAN. The Company agreed not to issue any new securities to any person unless the Company also offers to POSCAN the right to purchase the number of shares of Common Stock necessary such that POSCAN’s pro rata percentage upon the new issuance remains equal to that prior to the new issuance.

Adjustments to Exercise and Conversion Prices of Outstanding Securities

All of our outstanding warrants contain weighted-average anti-dilution provisions that will be triggered if and to the extent securities are issued (or deemed issued) for a price per share that is less than the then-effective respective exercise prices of such warrants.

On April 30, 2009, the Company issued an unsecured Convertible Promissory Note (the “Convertible Note”) to Milestone, bearing an interest rate of 8.25% per annum, in the amount of $45,000, due November 8, 2010.  The Convertible Note provides that the principal and interest balance due on the Convertible Note are convertible at Milestone’s option pursuant to terms to be mutually agreed upon by the Company and Milestone in writing at a later date.  The Company and Milestone have not yet negotiated such conversion terms.  The total interest accrued on the Convertible Note at December 31, 2012 and June 30, 2012 was $13,539 and $11,678, respectively. The Convertible Note is in default as of December 31, 2012 and remains payable to Milestone. To date, no demand or communication has been received from Milestone.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record with addresses in Nevada on the corporation’s stock ledger, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of December 7, 2012, we have 191 stockholders of record and none of them have addresses of record in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

69

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our Board of Directors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212) 845-3212.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus and certain other legal matters as to Nevada law will be passed upon for us by Anslow & Jaclin LLP.

EXPERTS

Our audited consolidated financial statements appearing in this prospectus and registration statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

After the effectiveness of the registration statement of which this prospectus is a part, we will be required to file annual reports, quarterly reports, current reports and other information with the SEC.  You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares offered by this prospectus.  The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment.  This prospectus is part of that registration statement.  This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.  For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.  You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

70

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:

•	His act or failure to act constituted a breach of his fiduciary duty as a director or officer; and

•	His breach of these duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada law allows corporations to provide broad indemnification to its officers and directors.  At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

71

LI3 ENERGY, INC.

(An Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of June 30, 2012 and 2011	F-3

Consolidated Statements of Operations and Comprehensive Loss for the years ended June 30, 2012 and 2011 and for the period from June 24, 2005 (Inception) through June 30, 2012	F-4

Consolidated Statement of Changes in Stockholders’ Equity for the period from June 24, 2005 (Inception) through June 30, 2012	F-5

Consolidated Statements of Cash Flows for the years ended June 30, 2012 and 2011 and for the period from June 24, 2005 (Inception) through June 30, 2012	F-6

Notes to Consolidated Financial Statements	F-7

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Li3 Energy, Inc.

(An Exploration Stage Company)

Providencia, Santiago, Chile

We have audited the accompanying consolidated balance sheets of Li3 Energy, Inc. (an Exploration Stage Company) as of June 30, 2012 and 2011, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended and for the period from June 24, 2005 (inception) to June 30, 2012. These consolidated financial statements are the responsibility of Li3 Energy, Inc.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Li3 Energy, Inc., as of June 30, 2012 and 2011, and the results of their operations and their cash flows for the years then ended and for the period from June 24, 2005 (inception of the exploration stage) to June 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has no source of recurring revenue; negative working capital and cash flows; and has suffered recurring losses from operations; which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

October 15, 2012

F-2

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Balance Sheets

	June 30, 2012	June 30, 2011
Assets
Current assets:
Cash	$27,689	$952,401
Deferred financing costs	-	103,250
Prepaid expenses and advances	8,841	41,809
Total current assets	36,530	1,097,460
Mineral rights	63,741,000	64,041,000
Property and equipment, net	175,220	-
Other assets	10,650	-
Total non-current assets	63,926,870	64,041,000
Total assets	$63,963,400	$65,138,460

Liabilities & Stockholders' Equity
Current liabilities:
Accounts payable	$2,331,722	$259,992
Accounts payable - related parties	104,326	110,986
Accrued expenses	994,827	433,028
Accrued registration rights penalties	518,243	-
Zero-coupon convertible debt, net of unamortized discount of $-0- and $1,304,674, respectively	1,783,181	372,764
Notes payable	1,245,000	95,000
Total current liabilities	6,977,299	1,271,770
Derivative liabilities - warrant instruments	7,653,928	15,244,754
Total liabilities	14,631,227	16,516,524
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 990,000,000 shares authorized; 323,782,553 and 279,913,920 shares issued and outstanding as of June 30, 2012 and June 30, 2011, respectively	323,783	279,914
Additional paid-in capital	63,578,079	58,307,796
Other comprehensive income	83,563	-
Deficit accumulated during exploration stage	(37,773,845)	(35,461,774)
Total stockholders' equity of Li3 Energy, Inc.	26,211,580	23,125,936
Non-controlling interests	23,120,593	25,496,000
Total stockholders' equity	49,332,173	48,621,936
Total liabilities and stockholders' equity	$63,963,400	$65,138,460

See accompanying notes to the consolidated financial statements.

F-3

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Operations and Comprehensive Loss

			June 24, 2005
			(Inception)
	Years ended June 30,		through
	2012	2011	June 30, 2012
Revenues	$-	$-	2,278

Cost of goods sold	-	-	(1,182)

Gross profit	-	-	1,096

Operating expenses:
Exploration expenses	6,193,533	560,075	9,089,387
Mineral rights impairment expense	300,000	4,120,000	9,138,785
Loss on settlements, net	-	1,497,500	1,497,500
Inventory impairment	-	-	1,469
General and administrative expenses	6,996,043	5,448,667	15,395,323
Total operating expenses	13,489,576	11,626,242	35,122,464

Other (income) expense:
Loss on debt extinguishment	841,752	-	841,752
Change in fair value of derivative liabilities - warrant instruments	(10,780,342)	6,116,147	1,559,352
Warrant modification expense	-	1,068,320	1,068,320
Gain on foreign currency transactions	(14,142)	(1,383)	(10,365)
Interest expense	1,150,634	410,056	1,568,825
Total other (income) expense	(8,802,098)	7,593,140	5,027,884

Net loss	(4,687,478)	(19,219,382)	(40,149,252)
Net loss attributable to the noncontrolling interest	(2,375,407)	-	(2,375,407)
Net loss attributable to Li3 Energy, Inc.	$(2,312,071)	$(19,219,382)	$(37,773,845)

Net loss per common share - basic and diluted	$(0.01)	$(0.16)

Weighted average number of common shares outstanding - basic and diluted	313,997,372	123,690,841

Comprehensive income (loss)
Net loss	$(4,687,478)	$(19,219,382)	$(40,149,252)
Other comprehensive income - foreign currency translation adjustments	83,563	-	83,563
Total comprehensive loss	(4,603,915)	(19,219,382)	(40,065,689)
Comprehensive loss attributable to noncontrolling interests	(2,375,407)	-	(2,375,407)
Comprehensive loss attributable to Li3 Energy, Inc.	$(2,228,508)	-	$(37,690,282)

See accompanying notes to the consolidated financial statements.

F-4

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity

From June 24, 2005 (Inception) through June 30, 2012

					Deficit
					Accumulated		Total
			Additional	Other	During the	Non-	Stockholders'
	Common Stock		Paid-in	Comprehensive	Exploration	Controlling	Equity
	Shares	Par Value	Capital	Loss	Stage	Interest	(Deficit)

Balance at June 24, 2005 (inception)	-	$-	$-	$-	$-	$-	$-

Stock issued for cash, June 2005	71,052,672	71,052	(63,552)	-	-	-	7,500

Net loss	-	-	-	-	-	-	-

Balance, June 30, 2005	71,052,672	71,052	(63,552)	-	-	-	7,500

Stock issued for cash, March 2006	47,368,454	47,368	2,632	-	-	-	50,000

Net loss	-	-	-	-	(14,068)	-	(14,068)

Balance, June 30, 2006	118,421,126	118,420	(60,920)	-	(14,068)	-	43,432

Net loss	-	-	-	-	(16,081)	-	(16,081)

Balance, June 30, 2007	118,421,126	118,420	(60,920)	-	(30,149)	-	27,351

Stock issued for cash, February 2008	2,631,595	2,632	47,368	-	-	-	50,000

Net loss	-	-	-	-	(95,656)	-	(95,656)

Balance, June 30, 2008	121,052,721	121,052	(13,552)	-	(125,805)	-	(18,305)

Net loss	-	-	-	-	(67,905)	-	(67,905)

Balance, June 30, 2009	121,052,721	121,052	(13,552)	-	(193,710)	-	(86,210)

Cancellation of shares in connection with merger	(71,052,626)	(71,052)	71,052	-	-	-	-

Stock issued for cash:
Stock and warrants in offered 2009 Unit Offering and First 2010 Offering, less offering costs of $410,680	18,000,000	18,000	2,265,139	-	-	-	2,283,139

Stock based compensation:
Stock issued to chief executive officer for services	1,500,000	1,500	3,300	-	-	-	4,800
Stock issued to a consultant for services	1,125,000	1,125	805,125	-	-	-	806,250
Stock options issued to consultant for services	-	-	114,783	-	-	-	114,783
Amortization of stock-based compensation expense	-	-	84,614	-	-	-	84,614
Fair value of stock contributed by CEO to employees and director for services	-	-	129,500	-	-	-	129,500

Stock issued for property acquisitions:
Stock issued for March 2010 acquisition of mineral rights	4,000,000	4,000	3,636,000	-	-	-	3,640,000

Net loss	-	-	-	-	(16,048,682)	-	(16,048,682)

Balance, June 30, 2010	74,625,095	74,625	7,095,961	-	(16,242,392)	-	(9,071,806)

Stock issued for cash:
Stock and warrants offered in First 2010 Unit Offering, less offering costs of $51,991	2,160,000	2,160	248,901	-	-	-	251,061
Stock and warrants offered in Second 2010 Unit Offering, no offering costs	4,000,000	4,000	44,639	-	-	-	48,639
Stock and warrants offered in Third 2010 Unit Offering, less offering costs of $223,088	11,666,663	11,667	757,473	-	-	-	769,140
Stock and warrants offered in 2011 Offering, less offering costs totaling $737,271	23,920,071	23,920	3,554,723	-	-	-	3,578,643
Stock issued for cash upon exercise of Double Options	3,800,000	3,800	186,200	-	-	-	190,000
Exercise of $0.05 per share D Warrants for cash	2,000,000	2,000	98,000	-	-	-	100,000
Cashless exercise of $0.05 per share D warrants	515,254	515	-	-	-	-	515
Exercise of $0.15 per share E Warrants for cash	7,623,336	7,624	1,135,926	-	-	-	1,143,550

Stock-based compensation:
Stock issued to MIZ, a related party, pursuant to vesting of restricted stock units	500,000	500	(500)	-	-	-	-
Stock issued to MIZ, a related party for salary and bonus under Employment Service Agreement	736,842	737	281,763	-	-	-	282,500
Stock issued for services	2,728,310	2,728	1,027,871	-	-	-	1,030,599
Amortization of stock-based compensation	-	-	777,963	-	-	-	777,963
Stock issued for Investment Agreement with investor	1,638,349	1,638	382,830	-	-	-	384,468

Stock issued to settle liabilities:
Stock issued for Lacus settlement	500,000	500	192,000	-	-	-	192,500
Stock issued for settlement with Puna Lithium	6,000,000	6,000	1,914,000	-	-	-	1,920,000

Equity impact of derivative liability warrants and debt:
Fair value of D warrants reclassified from derivative liability to equity upon exercise	-	-	2,582,116	-	-	-	2,582,116
Fair value of E warrants reclassified from derivative liability to equity upon exercise	-	-	2,022,430	-	-	-	2,022,430
Beneficial conversion of convertible debt issued May 2011	-	-	368,000	-	-	-	368,000

Stock issued for property acquisitions:
Stock issued for August 2010 acquisition of mineral rights	10,000,000	10,000	3,890,000	-	-	-	3,900,000
Stock issued for acquisition of May 2011 mineral rights	127,500,000	127,500	31,747,500	-	-	-	31,875,000

Consolidation of Maricunga non-controlling interest	-	-	-	-	-	25,496,000	25,496,000

Net loss	-	-	-	-	(19,219,382)	-	(19,219,382)

Balance, June 30, 2011	279,913,920	279,914	58,307,796	-	(35,461,774)	25,496,000	48,621,936

Stock issued for cash:
Stock and warrants offered to POSCO, less offering costs of $685,944	38,095,300	38,095	3,495,996	-	-	-	3,534,091
Exercise of $0.05 per share D Warrants for cash	4,200,000	4,200	205,800	-	-	-	210,000
Equity impact of derivative liability warrants and debt:
Fair value of D warrants reclassified from derivative liability to equity upon exercise	-	-	590,462	-	-	-	590,462
Beneficial conversion of convertible debt waiver agreement	-	-	330,019	-	-	-	330,019

Stock based compensation:
Amortization of stock-based compensation	-	-	514,380	-	-	-	514,380
Stock issued to MIZ, a related party, pursuant to vesting of restricted stock units	300,000	300	(300)	-	-	-	-
Common stock issued for services	1,273,333	1,274	133,926	-	-	-	135,200

Foreign currency translation adjustments	-	-	-	83,563	-	-	83,563

Net loss		-	-	-	(2,312,071)	(2,375,407)	(4,687,478)

Balance, June 30, 2012	323,782,553	$323,783	$63,578,079	$83,563	$(37,773,845)	$23,120,593	$49,332,173

See accompanying notes to the consolidated financial statements.

F-5

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

			June 24, 2005
	Year	Year	(Inception)
	Ended	Ended	through
	June 30,	June 30,	June 30,
	2012	2011	2012
Cash flows from operating activities
Net loss	$(4,687,478)	$(19,219,382)	$(40,149,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	51,560	3,946	71,060
Mineral rights impairment expense	300,000	4,120,000	9,138,785
Loss on settlements, net	-	1,497,500	1,497,500
Inventory impairment	-	-	1,469
Stock-based compensation	649,580	2,668,520	4,458,047
Loss on debt extinguishment	841,752	-	841,752
Change in fair value of derivative liabilities - warrant instruments	(10,780,342)	6,116,147	1,559,352
Warrant modification expense	-	1,068,320	1,068,320
Zero coupon interest accretion and amortization of debt
discount on convertible notes	995,059	372,764	1,367,823
Amortization of deferred financing costs	36,875	29,500	66,375
Loss on foreign currency transactions	14,142		14,142
Changes in operating assets and liabilities:
Increase in inventory	-	-	(1,469)
Decrease (increase) in prepaid expenses and advances	33,295	14,667	(8,514)
Increase in other assets	(10,650)	-	(10,650)
Increase (decrease) in accounts payable	2,055,939	(397,108)	2,315,931
Increase (decrease) in accounts payable - related parties	(6,246)	100,315	104,740
Increase in accrued expenses	562,707	29,988	1,575,245
Increase in accrued registration rights penalties	518,243	-	518,243
Net cash used in operating activities	(9,425,564)	(3,594,823)	(15,571,101)

Cash flows from investing activities
Acquisition of mineral rights	-	(6,550,000)	(7,968,785)
Acquisition of equipment	(226,780)	-	(236,280)
Payments for leasehold improvements	-	-	(10,000)
Net cash used in investing activities	(226,780)	(6,550,000)	(8,215,065)

Cash flows from financing activities
Proceeds from zero coupon convertible debt offering	-	1,500,000	1,500,000
Payment of deferred financing costs	-	(75,000)	(75,000)
Payment of waiver fee for convertible debt	(30,000)	-	(30,000)
Proceeds from notes payable	1,150,000	-	1,245,000
Proceeds from issuance of common stock, net	7,314,069	7,935,828	19,446,717
Proceeds from exercise of warrants	210,000	1,433,575	1,643,575
Net cash provided by financing activities	8,644,069	10,794,403	23,730,292

Effect of exchange rate changes on cash	83,563	-	83,563

Net increase (decrease) in cash	(924,712)	649,580	27,689

Cash at beginning of the year	952,401	302,821	-

Cash at end of the year	$27,689	$952,401	$27,689

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$5,792	$-	$5,792
Non-cash financing transactions:
Fair value of derivative warrant instruments issued in
private offerings	$3,779,978	$3,228,345	$8,874,504
Reclassification of warrant liabilities to additional paid-in capital
for warrant exercises	$590,462	$4,604,000	$5,195,008
Debt discount due to beneficial conversion feature	$330,019	$-	$698,019
Issuance of common stock for acquisition of mineral rights	$-	$35,775,000	$39,415,000
Warrants issued for services	$-	$157,010	$157,010
Warrants issued for offering costs	$-	$57,750	$57,750
Debt discount due to warrant derivative liabilities issued with
convertible debt	$-	$1,132,000	$1,132,000
Consolidation of non-controlling interest of the
Maricunga Companies	$-	$25,496,000	$25,496,000
Common stock cancelled	$-	$-	$71,052

See accompanying notes to the consolidated financial statements.

F-6

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Li3 Energy, Inc. (“Li3 Energy” or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2005. Initially, the Company’s principal products were soy-blend wax candles (the “Legacy Business”). In 2009, the Company redirected its business focus and strategy toward identifying and pursuing business opportunities in lithium and industrial minerals mining in North and South America, but has more recently focused solely on South America.

On October 19, 2009, the Company filed an amendment to its articles of incorporation with the Secretary of State of the State of Nevada, pursuant to which it changed its name from NanoDynamics Holdings, Inc., to Li3 Energy, Inc., to reflect the Company’s plans to focus its business strategy on the energy sector and related lithium mining opportunities in North and South America.

The Company’s six subsidiaries include: Li3 Energy Peru SRL (“Li3 Peru”), a wholly owned subsidiary in Peru, formed to explore mining opportunities in Peru and in South America; Minera Li Energy SPA (“Minera Li”), a wholly owned subsidiary in Chile; Alfredo Holdings, Ltd. (“Alfredo”), an exempted limited company incorporated under the laws of the Cayman Islands; Li3 Energy Caymans, Inc., an exempted limited company incorporated under the laws of the Cayman Islands; Pacific Road Mining Chile, SA, a Chilean corporation (“PRMC”), which is a subsidiary of Alfredo; and Noto Energy S.A. (“Noto”), an Argentinean corporation. Also, in May 2011, Minera Li acquired 60% ownership of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six private companies (the “Maricunga Companies”).

During March 2011, the Company amended its Articles of Incorporation to provide for the issuance of 1,000,000,000 shares of capital stock (increased from 300,000,000 shares of capital stock), of which 990,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are undesignated preferred stock, par value $0.001 per share.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, Li3 Energy, Li3 Peru, Alfredo, PRMC, Noto, and Minera Li which holds the six majority-owned subsidiaries consisting of the Maricunga Companies. All intercompany amounts have been eliminated in consolidation.

b.  Exploration Stage Company

The Company is in the exploration stage in accordance with SEC guidance and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 - Development Stage Entities. Its activities to date have been limited to capital formation, organization, and development of its business, including acquisitions of mineral rights.

c. Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had $0 cash equivalents at June 30, 2012 and 2011. The Company has not experienced any losses on its deposits of cash and cash equivalents.

d.  Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the cost of mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs, including related property and equipment costs. To determine if capitalized costs are in excess of their recoverable amount, periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs are performed based upon expected future cash flows and/or estimated salvage value. During the years ended June 30, 2012 and 2011, the Company recorded mineral rights impairment charges of $300,000 and $4,120,000, respectively.

e. Impairment of long-lived assets

Long-lived assets, including mineral rights, are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. The long-lived assets are tested by comparing the carrying value and fair value of the assets. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair

F-7

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

f.  Property and Equipment

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated useful lives ranging from 3 to 7 years.

g.   Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and for net operating loss carry-forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

For financial statement purposes, we recognize the impact of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any uncertain income tax positions or accrued interest or penalties included in our consolidated balance sheets at June 30, 2012, or 2011, and did not recognize any interest and/or penalties in its consolidated statements of operations during the years ended June 30, 2012 or 2011.

h.   Share-based Payments

Pursuant to the provisions of FASB ASC 718, Compensation – Stock Compensation, which establishes accounting for equity instruments exchanged for employee service, we utilize the Black-Scholes option pricing model to estimate the fair value of employee stock option awards at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share-based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock-based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances.

The Company estimates volatility by considering the historical stock volatility. The Company has opted to use the simplified method for estimating expected term, which is generally equal to the midpoint between the vesting period and the contractual term.

i.   Earnings (Loss) per Share

Basic net loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding over the reporting period.  In periods in which the Company reports a net loss, dilutive securities are excluded from the calculation of diluted net loss per share amounts as the effect would be anti-dilutive.

For the years ended June 30, 2012 and 2011, the following convertible debt, stock options and warrants to purchase shares of common stock were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive:

	Years Ended
	June 30, 2012	June 30, 2011
Stock options	533,333	433,333
Stock warrants	89,284,712	54,200,565
Convertible debt	14,859,842	3,750,000
	104,677,887	58,383,898

j. Foreign Currency

The capital accounts are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate during the period.  Translation adjustments are included in other comprehensive income (loss) within stockholders’ equity. Foreign currency transaction gains and losses are included in the statement of operations as other income (expense).

F-8

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

k.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has made significant estimates related to the fair value of shares issued for mineral acquisitions; the fair value of derivative liabilities; stock-based payments; and contingencies.

l. Non-Controlling Interests

The Company is required to report its non-controlling interests as a separate component of shareholders’ equity. The Company is also required to present the consolidated net income and the portion of the consolidated net income allocable to the non-controlling interests and to the shareholders of the Company separately in its consolidated statements of operations. Losses applicable to the non-controlling interests are allocated to the non-controlling interests even when those losses are in excess of the non-controlling interests’ investment basis. During the years ended June 30, 2012 and 2011, the Company recorded a net loss allocable to non-controlling interests of $2,375,407 and $-0-, respectively.

m.  Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”, which amends ASC 820, Fair Value Measurement. ASU 2011-04 does not extend the use of fair value accounting, but provides guidance on how it should be applied where its use is already required or permitted by other standards within U.S. GAAP or International Financial Reporting Standards (IFRSs). ASU 2011-04 changes the wording used to describe many requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Additionally, ASU 2011-04 clarifies the FASB’s intent about the application of existing fair value measurements. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011 and is applied prospectively. The Company does not anticipate that the adoption of ASU 2011-04 will have a material impact on its consolidated financial statements.

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our consolidated financial position, operations or cash flows.

n. Subsequent Events

The Company evaluated material events occurring between the end of our fiscal year, June 30, 2012, and through the date when the consolidated financial statements were originally issued for disclosure consideration.

NOTE 3.   GOING CONCERN

At June 30, 2012, the Company had no source of current revenue, a cash balance on hand of $27,689, negative working capital of $6,940,769 and the Company recognized negative cash flows from operations of $15,567,909 during the period from June 24, 2005 (inception) through June 30, 2012. On August 17, 2012, the Company received $10,000,000 in funding from POSCAN. The Company believes its current positive working capital position is sufficient to maintain its basic operations, which do not include future exploration and acquisition activities, for at least the next 12 months, however, at budgeted levels of activity the Company would be required to raise substantial additional funds.

In the course of its development activities, the Company has sustained and continues to sustain losses.  The Company cannot predict if and when the Company may generate profits.  In the event we identify commercial reserves of lithium or other minerals, we will require substantial additional capital to develop those reserves and certain governmental permits to exploit such resources.  The Company expects to finance its future operations primarily through future financings. However, there exists substantial doubt about the Company’s ability to continue as a going concern because there is no assurance that it will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, then the Company’s operations would be materially negatively impacted.

F-9

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

The Company’s ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. In addition, the Company’s ability to complete an offering may be dependent on the status of its exploration activities, which cannot be predicted. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable.

Further, the development and exploitation of the properties in which we have mineral interests require permits at various stages of development. Mineral resources in our principal project, Maricunga, are designated as a national resource and cannot be mined and sold unless the government of Chile issues a permit which may not occur or could require payments in excess of the Company’s available funds or could be subject to competitive bidding.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain the necessary rights to exploit its mineral rights; meet its financial and operational obligations, to obtain additional financing as may be required until such time as it can generate sources of recurring revenues and to ultimately attain profitability.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4.  MINERAL RIGHTS

Mineral rights consist of the following at June 30, 2012 and 2011:

	June 30, 2012	June 30, 2011
Maricunga	$63,741,000	$63,741,000
Noto	-	300,000
	$63,741,000	$64,041,000

Maricunga

On November 30 and December 1, 2010, the Company signed non-binding exclusive letters of intent with the shareholders (the “Maricunga Sellers”) of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six private companies (the “Maricunga Companies”), to acquire a percentage of the Maricunga Companies, which collectively own the Maricunga Project (“Maricunga”). During December 2010, the Company paid $250,000 to the Maricunga Sellers in connection with signing the non-binding letters of intent which provided the Company with additional time to perform its due diligence and prepare definitive purchase agreements. The Maricunga property is undeveloped and covers an area of approximately 3,553 acres (1,438 hectares), comprising six concessions, each held by a separate legal entity, and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile. Each concession grants the owner the right to explore for mineral deposits at the Maricunga property.

On May 20, 2011, the Company and the Maricunga Sellers signed the Framework Contract of Mining Project Development and Buying and Selling of Shares of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga (the “Acquisition Agreement”), whereby the Company, through its Chilean subsidiary, Minera Li, acquired from the Maricunga Sellers a 60% interest in each of the Maricunga Companies. The purchase price, including amounts paid to agents, was $6,370,000 in cash and 127,500,000 restricted shares of common stock of the Company (the “Maricunga Purchase Price Shares”) which had a fair value of $31,875,000 based on the market price on the date of issuance. The $6,370,000 in cash includes a $250,000 deposit paid in December 2010 and $120,000 due to agents. Pursuant to the Acquisition Agreement, closing occurred on June 2, 2011, the date by which the Maricunga Sellers and agents received their shares of common stock (which were registered in Chile) and the remaining $6,000,000 of cash. The agents received $120,000 at closing.

The assets of the Maricunga Companies consist solely of undeveloped mineral rights and were recorded as an asset purchase. The Company consolidated Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga and recorded the assets at 100% based on purchase price of $6,370,000 in cash and 127,500,000 restricted shares of common stock which had a fair value of $31,875,000. The Company recorded a non-controlling interest for the 40% of the Maricunga Companies that were not acquired, or $25,496,000.

F-10

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

The Company has agreed to register under the Securities Act one-half of the 127,500,000 Maricunga Purchase Price Shares on a “best efforts” basis by January 31, 2012 and the remainder by October 31, 2012. In the event that the SEC limits the number of shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of shares as specified by the SEC, and may file subsequent registration statements covering the resale of additional shares of such common stock. Accordingly, we are not obligated to pay any penalties in the event we are unable to register the shares, or obtain or maintain an effective registration statement related to such shares.

The Company has incurred exploration expenses for the development of the Maricunga property of $5,938,517 and $0 for the year ended June 30, 2012 and 2011, respectively. Future development expenditures are forecasted to be at least $200 million.

Pursuant to a shareholders’ meeting held by the Maricunga Companies on October 6, 2011 in Chile (“Shareholder Meeting”), the majority shareholders of the Maricunga Companies approved a quota to cover expenses relating to the preservation and exploration of the mining concessions owned by the Maricunga Companies. Pursuant the Shareholder Meeting, Minera Li and the 40% non-controlling interest owners of the Maricunga Companies were required to make payments totaling $6,975,136 to bank accounts held by the Company within ninety days of the Shareholder Meeting, or January 4, 2012. Of the total $6,975,136 payments, Minera Li was to provide $4,185,083 and the 40% non-controlling interest shareholders (“minority shareholders”) were to provide $2,790,053. The minority shareholders have not made their required payments to the Company. As a result, all the expenses incurred by the Maricunga Companies during the year ended June 30, 2012, of $5,938,517, were funded by the Company. The Company recorded 40% of the expenses incurred by the Maricunga Companies to the non-controlling interest, or $2,375,407 for the year ended June 30, 2012.

The Chilean Mining Code requires shareholders of legal mining companies (such as the Maricunga Companies) to contribute their pro rata portion of exploration and exploitation expenses that are established at a shareholders meeting (“Required Contributions”). The Chilean Mining Code permits any legal mining company to initiate an executive trial, the final resolution of which would state that shares held by shareholders who fail to make any Required Contribution must be sold at a public auction. The Chilean Mining Code establishes that the minimum bid in such auction shall be the amount of the Required Contribution that the defaulting shareholders failed to contribute (the “Default Amount”). The proceeds of such auction shall go first to the relevant legal mining company in the amount of the Default Amount, and any proceeds in excess thereof shall be paid to the defaulting shareholders. If the minimum bid is not achieved in the auction, then the defaulting shareholders’ shares in the legal mining company will be cancelled and each non-defaulting shareholder’s funding obligations will increase proportionally.

As the majority shareholder of each of the six Maricunga Companies, we have filed lawsuits distributed to four civil courts of Copiapo, third Region of Atacama, Chile against the minority shareholders. Certain minority shareholders have filed counterclaims against the Company to declare, among other things, the invalidation of the Shareholder Meeting on October 6, 2011 at which, required contributions were established that such minority shareholders failed to make. We are currently preparing our response. Our future plans are not dependent on the outcome of this matter with respect to the development of the Maricunga project

The Company has determined that neither the minority shareholders’ default nor the proposed auction is (or will be) a triggering event that would require the Company to test the long-lived assets for recoverability.

On September 24, 2012, the Ministry of Mining opened the bids and informed the Company that the Consortium’s bid was not the winning bid. However, on October 1, 2012, the Ministry of Mining informed the Company that the Chilean Government decided to invalidate the CEOL process and the results announced on September 24, 2012, due to an administrative error.

Currently the Company does not have the permit to exploit lithium from the Maricunga properties. Accordingly, the Company evaluated the recoverability of the investment in the Maricunga properties using the discounted cash flow approach both assuming the Company is able to obtain a permit to exploit its lithium resources and also assuming it is not able to exploit its lithium resources. The Company can exploit alternative minerals, like potassium, on its Maricunga properties that do not require special permits and are exploitable via regular mining concessions according to the Chilean Mining Code. Based on that assumption, the Company used the discounted cash flow approach and determined that the fair value of Maricunga properties exceeds its carrying value and, accordingly, no impairment loss was required.

The Company will evaluate any future impairment based on consideration of economic and operational feasibility and a continuing assessment of its rights to exploit minerals under Chilean laws and regulations.

F-11

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

Noto

Pursuant to an Assignment Agreement dated March 12, 2010 (the “Assignment Agreement”), the Company purchased all of Puna Lithium Corporation’s (“Puna”) interests in and rights for the acquisition of Noto Energy S.A. (”Noto”) under a letter of intent dated November 23, 2009, as amended, entered into by and among Puna, Lacus Minerals S.A., and the shareholders of Noto Energy S.A. (“Noto Shareholders”), an Argentinian corporation.

On March 12, 2010, the Company entered into a Share Purchase Agreement with the Noto Shareholders (the “Share Purchase Agreement”) for the acquisition of one hundred percent (100%) of the issued and outstanding shares of Noto, which beneficially owns a one hundred percent (100%) undeveloped mineral interest in over 2,995 acres situated on brine salars in Argentina, known as Cauchari (the “Noto Properties”).

Under the Share Purchase Agreement, the Company acquired upon closing on July 30, 2010, one hundred percent (100%) of the issued and outstanding shares of Noto, for $300,000 in cash, of which $200,000 was paid during the year ended June 30, 2010, and $100,000 was paid on July 30, 2010 when the transaction closed. Noto’s only asset is the mineral interest in the Noto Properties. Accordingly, the Company recorded the acquisition as an asset purchase. The Company determined that the mineral rights related to the Noto Properties are not recoverable and the Company recorded impairment expense of $300,000 during the year ended June 30, 2012.

Alfredo

On August 3, 2010, the Company entered into a Stock Purchase Agreement (“Alfredo SPA”) with Pacific Road Capital A Pty. Limited, as trustee for several entities holding all of the shares of Alfredo Holdings, Ltd. (“Alfredo”), to acquire all of the outstanding shares of Alfredo. Alfredo beneficially holds an option to acquire 100% of six mining concessions with respect to approximately 6,669 acres of mining tenements near Pozo Almonte, Chile.

Pursuant to the Alfredo SPA, the Company issued an aggregate of 10,000,000 shares of common stock (the “Purchase Price Shares”) valued at $3,900,000 ($0.39 per share) to the Alfredo sellers and their designees. Pursuant to the Option to Purchase Agreement, the Company was required to make additional periodic payments aggregating $360,000 during 2010, of which the Company paid $80,000, in order to maintain its rights. In order to exercise the option and purchase the Alfredo property, the Company would have been required to pay the option exercise price of $4,860,000 by March 30, 2011 and contingent payments set forth in the Alfredo SPA. The Company did not make required payments in 2010 or the option exercise price payment of $4,860,000 on March 30, 2011. Under the terms of the option agreement, the option terminated and the Company recorded impairment expense for the amounts previously paid for the Alfredo property of $4,070,000 during the year ended June 30, 2011.

The Company allowed the option to expire because the Company determined that the project was not economically viable. Pursuant to an amendment to our agreement with the Alfredo sellers, if and when certain milestones are achieved with respect to any future Li3 Energy Chilean iodine nitrate project, we must make additional payments to the Alfredo sellers in an aggregate amount of up to $5,500,000.

Peru

On February 23, 2010, the Company acquired, through a new wholly-owned subsidiary, 100% of the assets of the Loriscota, Suches and Vizcachas Projects located in the Provinces of Puno, Tacna and Moquegua, Peru. The assets consist solely of undeveloped mineral rights and were recorded as an asset purchase.  The aggregate purchase price for the assets was $50,000 which was paid in cash. During the year ended June 30, 2011, the Company determined that these mineral rights are not recoverable and the Company recorded impairment expense for the Peru property of $50,000 during the year ended June 30, 2011.

Puna Lithium 2010 Impairment

On March 12, 2010, the Company entered into an assignment agreement whereby the Company would purchase all of the Puna Lithium Corporation’s (“Puna”) interests in and rights of Puna, Lacus Minerals S.A. (“Lacus”), and the shareholders of Noto Energy S.A., and the Company entered into a certain Master Option Agreement with Lacus (the “Master Option Agreement”), for the acquisition of three options, to acquire up to an 85% interest in: (a) approximately 70,000 acres situated on prospective brine salars in Argentina.

In August 2010, the Company determined that this project was not economic viable. Lacus subsequently terminated the Master Option Agreement on August 24 2010. The Company expensed $742,178 of capitalized acquisition costs as impairment expense in the consolidated statement of operations during the year ended June 30, 2010.

F-12

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

On November 24, 2010, the Company entered into a termination, settlement and release agreement with Lacus in exchange for a $150,000 cash payment and 500,000 shares of common stock to settle potential Lacus claims. The 500,000 shares are recorded in the amount of $192,500, which was based on a fair value of $0.385 per share of common stock on the measurement date.  As the Company had recorded $765,000 of accrued liabilities as of June 30, 2010 related to Lacus, the Company recorded a gain on settlement of $422,500 during the year ended June 30, 2011 as a result of the settlement.   The Company paid the $150,000 cash payment to Lacus during January 2011, and issued the 500,000 shares in February 2011 in final satisfaction of all obligations.

During the year ended June 30, 2011, the Company reached a settlement agreement with Puna, pursuant to which the Company issued Puna 6,000,000 shares of common stock in full satisfaction of any and all obligations the Company may have to Puna. The Company recorded settlement expense of $1,920,000 determined based upon the fair value of the common stock on the issuance date.

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30, 2012	June 30, 2011
Leasehold improvement and office equipment	$72,015	$19,195
Field equipment	173,960	-
Less: Accumulated depreciation	(70,755)	(19,195)
	$175,220	$-

Depreciation expense for the years ended June 30, 2012 and 2011 was $51,560 and $3,946, respectively.

NOTE 6.   RELATED PARTY TRANSACTIONS

POSCAN

On August 24, 2011 and August 17, 2012, POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO (a Korean company), purchased a combined 100,595,238 shares of the Company’s common stock. See Notes 10 and 14.

MIZ Comercializadora, S de R.L.

The Company is party to a services agreement between MIZ Comercializadora, S de R.L. (“MIZ”) and the Company in which Tom Currin (a beneficial owner of MIZ) serves as Chief Operating Officer of the Company.

Pursuant to the Chief Operating Officer’s Employment Services Agreement, the Company granted to MIZ an award under the 2009 Plan pursuant to which the Company shall issue 2,500,000 restricted shares of its common stock (the “Restricted Stock”). The shares of Restricted Stock vest in installments of between 300,000 and 1,000,000 shares upon the achievement of certain milestones set forth in the Employment Services Agreement, subject to acceleration upon a change of control or a termination of Mr. Currin’s employment by the Company by MIZ for good reason (as defined in the Employment Services Agreement) or by the Company for any reason other than for cause (as defined in the Employment Services Agreement). If his employment is terminated by the Company for cause as defined in the Employment Services Agreement, or by Mr. Currin for any reason other than good reason, then all unvested Restricted Stock will immediately expire.

The grant date of the 2,500,000 restricted shares was August 11, 2010. The stock price on the grant date was $0.38 per share. Total compensation expense which may be recognized in connection with these restricted shares is $950,000 if all of the shares vest. A milestone was achieved in January 2011, resulting in the vesting of 500,000 shares of common stock and the Company recorded $190,000 of stock-based compensation expense during the year ended June 30, 2011. In March 2012, the Company’s Board determined to accelerate the restricted stock as if the milestone regarding execution of a binding off-take agreement had been achieved, resulting in the vesting of 300,000 shares of common stock. As of June 30, 2012, all of these vested shares were issued. The remaining 1,700,000 restricted shares contain various vesting requirements that the Company estimates will be achieved between December 2012 and December 2013. During the years ended June 30, 2012 and 2011, the Company recorded $250,921 and $303,101, respectively, of compensation expense for these shares based on the estimated vesting dates.

In February 2011, the Company signed an Amendment to the Employment Services Agreement with MIZ, under which MIZ agreed to accept 500,000 shares of common stock in lieu of salaries payable. These shares were issued in February 2011. The Company recorded stock compensation expense of $192,500, which represents the fair value of the common stock on the performance grant date, or $0.385 per share. In addition, in February 2011, the Company issued 236,842 shares to MIZ which were previously granted in accordance with the Employment Services Agreement and an expense of $90,000 was recorded, which represents the fair value the common stock on the grant date, or $0.38 per share. MIZ was also paid $75,000 in cash for the year ended June 30, 2011. For the year ended June 30, 2012, MIZ’s compensation was $212,500, of which $20,830 was unpaid.

The Company also incurred $114,420 and $186,090 of stock-based compensation during the years ended June 30, 2012 and 2011, respectively, related to stock options granted to MIZ. See Note 10.

F-13

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

R&M Global Advisors

The Company is party to a services agreement (the “R&M Agreement”) between R&M Global Advisors, LLC. (“R&M Global Advisors”) and the Company. Eric Marin (a partial owner of R&M Global Advisors) served as interim Chief Financial Officer of the Company. R&M Global Advisors was paid $145,187 and $10,000 in cash for compensation during the years ended June 30, 2012 and 2011, respectively. As of June 30, 2012, R&M Global Advisors was owed $81,300.

On June 30, 2012, the Company entered into Amendment No. 1 to the R&M Agreement (the “R&M Amendment”) with R&M Global Advisors. Pursuant to the R&M Amendment, R&M Global Advisors and the Company mutually agreed to terminate Eric Marin’s services as our Interim Chief Financial Officer at the close of business on June 30, 2012.

Related party payable

In November 2009, Li3 Energy started utilizing the administrative personnel and office space of a company with an office located in Lima, Peru in which Li3 Energy’s Chief Executive Officer functions in the same capacities (the “Related Party Company”) for which the Company was obligated for reimbursement of administrative salaries, rent, utilities and maintenance expenses. On July 31, 2010, the Company assumed an assignment of the lease and its related expenses. As a result, for the years ended June 30, 2012 and 2011, this is no longer a related party. As of June 30, 2012 and 2011, the payable due to the Related Party Company is $11,400 and $10,986, respectively.

Legal Services

During the year ended June 30, 2011, one of the Company’s directors was a Partner in a law firm that the Company engaged to perform certain legal services.  On October 25, 2010, the Partner resigned as a Director of the Company and as a result, these legal services are no longer considered related party in nature. The Company paid for such legal services at the standard rates that the firm charges its unrelated clients. During the year ended June 30, 2011, the total legal fees the Company incurred to such firm were approximately $69,000.

NOTE 7.  NOTES PAYABLE

On March 23, 2012, the Company entered into a $300,000 unsecured promissory note with a third party. The promissory note bears interest at 15% per annum and a penalty rate of 2% per annum, and was originally due on April 30, 2012, at which time its maturity date was extended to May 31, 2012. The total interest and penalties accrued on this note at June 30, 2012 is $8,375. The maturity date of this Note was extended to November 2, 2012.

On April 2, 2012, the Company entered into a $100,000 unsecured promissory note with a third party. The promissory note bears interest at 15% per annum and a penalty rate of 2% per annum, and was originally due on April 30, 2012, at which time its maturity date was extended to May 31, 2012. The total interest and penalties accrued on this note at June 30, 2012 is $3,148. This note was repaid in September 2012.

On April 20, 2012, the Company entered into a $250,000 unsecured promissory note payable with a third party. The promissory note bears interest at 15% per annum and a penalty rate of 2% per annum, and was due on May 21, 2012. The total interest and penalties accrued on this note at June 30, 2012 was $7,842. A portion of this note amounting to $120,000 was paid in September 2012, and the maturity date of the remaining balance of $130,000 was extended to November 2, 2012.

On June 8, 2012, the Company entered into a $500,000 unsecured promissory note payable with a third party. The promissory note bears interest at 25% per annum, and was due on June 22, 2012. The total interest accrued on this note at June 30, 2012 is $2,778. On August 20, 2012, this loan was repaid.

On June 5, 2008, the Company issued a $50,000 unsecured promissory note to Milestone Enhanced Fund Ltd. (“Milestone”) in connection with Milestone’s $50,000 working capital loan to the Company, and the terms and conditions of such note allow for prepayment of the principal and accrued interest any time without penalty. The interest rate is 8% per annum and the maturity date was June 5, 2010. The total interest accrued at June 30, 2012 and 2011 was $16,298 and $12,298, respectively.  This note is in default as of June 30, 2012 and remains payable to Milestone. To date, no demand or communication has been made from Milestone.

F-14

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

On April 30, 2009, the Company issued an unsecured Convertible Promissory Note (the “Convertible Note”) to Milestone, bearing an interest rate of 8.25% per annum, in the amount of $45,000, due November 8, 2010.  The Convertible Note provides that the principal and interest balance due on the Convertible Note are convertible at Milestone’s option pursuant to terms to be mutually agreed upon by the Company and Milestone in writing at a later date.  The Company and Milestone have not yet negotiated such conversion terms.  The total interest accrued on the Convertible Note at June 30, 2012 and 2011 was $11,678 and $7,965, respectively. The Convertible Note is in default as of June 30, 2012 and remains payable to Milestone. To date, no demand or communication has been made from Milestone.

NOTE 8. CREDIT AGREEMENT

On May 2, 2011, the Company entered into and simultaneously closed a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, the Company issued to each lender a zero-coupon original issue discount note due February 2, 2012.  The notes are convertible into shares of the Company’s common stock at the lender’s option at a price of $0.40 per share.  The aggregate face amount of the notes at the February 2, 2012 maturity was $1,677,438. The Company may prepay the notes at its option (together with accrued original issue discount), and must prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by the Company.

The Company also agreed to issue to the lenders warrants to purchase an aggregate of 1,500,000 shares of common stock, exercisable for five years at an initial exercise price of $0.50 per share (the “Lender Warrants”). The Lender Warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40. The fair values of the Lender Warrants were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the warrants was $1,132,000 at the issuance date. This amount was recorded as a debt discount and is amortized to interest expense over the term of the debentures.

The convertible debentures were analyzed for a beneficial conversion feature at which time it was concluded that a beneficial conversion feature existed.  The beneficial conversion feature was measured using the commitment-date stock price and was determined to be $368,000.  This amount was recorded as a debt discount and is amortized to interest expense over the term of the debentures.

The Company agreed to pay finder’s fees consisting of cash in the amount of 5% of the aggregate issue price of the notes, or $75,000 in total, and warrants to purchase an aggregate of 75,000 shares of common stock, exercisable for five years at an initial exercise price of $0.40 per share (the “Arranger Warrants”). The Arranger Warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40. The fair value of the Arranger Warrants were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the Arranger Warrants at the issuance date was $57,750, which was recorded as deferred financing costs. The deferred financing costs of $132,750 were amortized over the life of the debt on a straight-line basis which approximated the effective interest method. During the years ended June 30, 2012 and 2011, the Company recorded $103,250 and $29,500, respectively, of interest expense on deferred financing costs.

On August 25, 2011, the Company entered into an Amendment and Waiver Agreement with the holders of the zero-coupon bridge notes (the “Waiver Agreement”).  Pursuant to the Waiver Agreement, effective upon the closing of POSCAN’s initial $8 million investment under the SPA (see Note 11), the zero-coupon bridge notes maturity date was extended to June 30, 2012, and the Company was not required to make any prepayment out of the proceeds of the SPA.  As the POSCAN closing occurred on September 14, 2011, the Waiver Agreement was deemed effective on that date.  The Waiver Agreement does not alter the principal amount of the zero-coupon bridge notes; however, it provides that such notes will accrue interest at a rate of 15% per annum from February 2, 2012, until June 30, 2012.  The Waiver Agreement also reduced the conversion price of the $1.5 million zero-coupon bridge notes from $0.40 to $0.12 per share.  In connection with the Waiver Agreement, the Company agreed to pay an arranger a cash fee of $30,000.

F-15

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

In connection with the Waiver Agreement, the convertible debentures were analyzed for a beneficial conversion feature after the debt modification at which time it was concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and was determined to be $330,019. This amount was recorded as a debt discount and will be amortized to interest expense over the term of the debentures. See detail summary below for carrying value of debt as of June 30, 2012.

Post-Modification Debt:
Estimated fair value of debt after modification	$1,584,192
Less: Beneficial conversion feature discount	(330,019)
Carrying value at September 14, 2011	1,254,173
Accrued interest	198,989
Amortization of debt discount	330,019
Carrying value at June 30, 2012	$1,783,181

Loss on Debt Extinguishment

The Company concluded that the Waiver Agreement resulted in a substantial modification of terms of the debt because the fair value of the embedded conversion feature increased by more than 10% as a result of the decrease in the conversion price from $0.40 per share to $0.12 per share. Accordingly, the Company recognized the amendment as an extinguishment of debt and recorded a loss on debt extinguishment.   The Company determined that the fair value of the Credit Agreement approximated the initial $1.5 million face value of the notes plus accrued interest of $84,192 due to the short-term nature of the notes.  As a result, the Company recorded a loss on debt extinguishment of $841,752 during the year ended June 30, 2012, as summarized below.

Loss on Extinguishment:
Estimated fair value of debt after modification	$1,584,192
Waiver fee	30,000
Fair value of assets given	1,614,192
Less: Carrying Value of pre-modification debt	(838,815)
Unamortized deferred financing costs	66,375
Loss on debt extinguishment	$841,752

Second Amendment and Waiver Agreement

On September 28, 2012, the Company entered into a Second Amendment and Waiver Agreement with the holders of the zero-coupon convertible notes (the “Second Waiver Agreement”).  Pursuant to the Second Waiver Agreement, the zero-coupon convertible notes maturity date was extended to September 28, 2013. The Waiver Agreement also reduced the conversion price of the $1.5 million zero-coupon bridge notes from $0.12 to $0.095 per share.  In connection with the Waiver Agreement, the Company agreed to pay an arranger a cash fee of $37,600.

The Company applied ASC 470-50-40/55 (formerly APB 26) “Debtor’s Accounting for a Modification or Exchange of Debt Instrument” and concluded that the revised terms constituted a debt extinguishment rather than debt modification because the change in the fair value of the embedded conversion features immediately before and after the modification exceeded 10% of the original loan balance. Accordingly, the Company will record a total of $153,319 in September 2012 as gain on debt extinguishment.

NOTE 9. DERIVATIVE LIABILITIES

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40.

F-16

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

The warrants (including any Agent warrants) issued in connection with the 2009 Unit Offering (as defined below) the 2010 Unit Offerings (as defined below), the Incentive warrants (as defined below), the 2011 Unit Offering warrants (as defined below), the Lender Warrants, the Warrants issued for advisory services (as defined below) and the Arranger Warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time. The amount of any such adjustment is determined in accordance with the provisions of the relevant warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the relevant time. In addition, the number of shares issuable upon exercise of the 2010 Unit Offering Warrants (as defined below), the Incentive warrants (as defined below) and all warrants issued to agents under both the 2009 Unit Offering, and the 2010 Unit Offerings will be increased inversely proportional to any decrease in the exercise price, thus preserving the aggregate exercise price of the warrants both before and after any such adjustment.

The fair values of the warrants issued in the 2009 Unit Offering, the 2010 Unit Offerings, the Incentive warrants, the 2011 Unit Offering, the Lender Warrants, the Arranger warrants, the warrants issued for advisory services and the POSCAN Warrants were recognized as derivative warrant instruments at issuance or when they become issuable and are measured at fair value at each reporting period. The Company determined the fair values of these warrants using a modified lattice valuation model.

Activity for derivative warrant instruments during the year ended June 30, 2012, was as follows:

		Initial valuation
		of derivative	Increase
		liabilities upon	(decrease) in
	Balance at	issuance of new	fair value of		Balance at
	June 30,	warrants during	derivative	Exercise of	June 30,
	2011	the period	Liability	warrants	2012
2009 Unit Offering warrants	$3,854,119	$-	$(2,981,907)	$-	$872,212
First 2010 Unit Offering warrants	2,911,244	-	(1,270,600)	-	1,640,644
Second 2010 Unit Offering warrants	1,800,265	-	(972,377)	(590,462)	237,426
Third 2010 Unit Offering warrants	1,156,744	-	(644,403)	-	512,341
Incentive warrants	1,072,441	-	(492,681)	-	579,760
2011 Unit Offering warrants	3,736,897	-	(2,241,859)	-	1,495,038
Lender warrants	523,234	-	(248,848)	-	274,386
Warrants for advisory services
and Arranger warrants	189,810	-	(106,600)	-	83,210
POSCAN warrants	-	3,779,978	(1,821,067)	-	1,958,911
	$15,244,754	$3,779,978	$(10,780,342)	$(590,462)	$7,653,928

During the year ended June 30, 2012, 4,200,000 warrants were exercised for aggregate proceeds of $210,000. The Company reduced the derivative liability by $590,462 based on the fair value of the warrants on the date of exercise and increased additional paid-in capital by the same amount.

F-17

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

Activity for derivative warrant instruments during the year ended June 30, 2011 was as follows:

		Initial valuation
		of derivative	Increase
		liabilities upon	(decrease) in
	Balance at	issuance of new	fair value of		Balance at
	June 30,	warrants during	derivative	Exercise of	June 30,
	2010	the period	Liability	warrants	2011
2009 Unit Offering warrants	$6,313,769	$-	$(2,459,650)	$-	$3,854,119
First 2010 Unit Offering warrants	1,715,959	236,937	958,348	-	2,911,244
Second 2010 Unit Offering warrants	-	151,360	4,231,216	(2,582,311)	1,800,265
Third 2010 Unit Offering warrants	-	757,772	2,421,207	(2,022,235)	1,156,744
Incentive warrants	-	1,068,320	4,121	-	1,072,441
2011 Unit Offering warrants	-	2,142,276	1,594,621	-	3,736,897
Lender warrants	-	1,132,000	(608,766)	-	523,234
Warrants for advisory services and Arranger warrants	-	214,760	(24,950)	-	189,810
	$8,029,728	$5,703,425	$6,116,147	$(4,604,546)	$15,244,754

During the year ended June 30, 2011, the Company issued 800,000 warrants to a third party company for advisory services (“Warrants for advisory services”). The Warrants for advisory services contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time. The fair values of the Warrants for advisory services were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the warrants was $157,010 at the issuance date. This amount was recorded as general and administrative expenses for the year ending June 30, 2011.

During the year ended June 30, 2011, 14,023,336 warrants and Double Options, which are treated as warrants, were exercised for aggregate proceeds of $1,433,575. The Company reduced the derivative liability by $4,604,546 based on the fair value of the warrants on the date of exercise and increased additional paid-in capital by the same amount.

F-18

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

The following is a summary of the assumptions used in the modified lattice valuation model as of the initial valuations of the derivative warrant instruments issued during the years ended June 30, 2012 and June 30, 2011, respectively, and as of June 30, 2012, and June 30, 2011, respectively:

	Initial	Initial
	Valuations -	Valuations -
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Common stock issuable upon exercise of warrants	38,095,300	46,750,323	89,284,712	54,200,565
Market value of common stock on measurement date (1)	$0.145	$0.12-$0.43	$0.09	$0.23
Adjusted exercise price	$0.40	$0.05-$0.50	$0.05-$0.48	$0.05-$0.54
Risk free interest rate (2)	0.42%	0.67%-2.20%	0.33%-0.49%	0.81%-1.76%
Warrant lives in years	3.0	2.8-5.0	1.8-3.8	2.8-4.7
Expected volatility (3)	205%	151%-197%	132%-241%	169%-197%
Expected dividend yields (4)	None	None	None	None
Assumed stock offerings per year over next five years (5)	1-2	1-2	1-2	1-2
Probability of stock offering in any year over five years (6)	100%	100%	100%	100%
Range of percentage of existing shares offered (7)	10%-31%	10%-31%	10%-31%	10%-31%
Offering price range (8)	$0.21-$0.45	$0.25-$1.50	$0.15-$0.50	$0.25-$0.45

(1)	The market value of common stock is the stock price at the close of trading on the date of issuance or at period-end, as applicable.

(2)	The risk-free interest rate was determined by management using the 3 or 5 - year Treasury Bill as of the respective Offering or measurement date.

(3)	Because the Company does not have adequate trading history to determine its historical trading volatility, the volatility factor was estimated by management using the historical volatilities of comparable companies in the same industry and region.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

(5)	Management estimates the Company will have at least one stock offering in each of the next five years.

(6)	Management has determined that the probability of a stock offering is 100% in each of the next five years.

(7)	Management estimates that the range of percentages of existing shares offered in each stock offering will be between 10% and 31% of the shares outstanding.

(8)	Represents the estimated offering price range in future offerings as determined by management.

Subsequent to June 30, 2012, the exercise price of certain warrants and the number of shares issuable upon exercise of certain warrants were further adjusted. See Note 14.

F-19

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

NOTE 10. STOCKHOLDERS’ EQUITY

Sales of Common Stock

Common stock issued for cash during the years ended June 30, 2005 through June 30, 2010

The table below summarizes sales of common stock from June 24, 2005 (inception) through June 30, 2010, and includes the portion of proceeds received which was allocated to warrants issued in conjunction with these sales of common stock.

Fiscal Year	Shares	Gross proceeds	Offering costs	Net proceeds	Relative fair value allocated to warrants	Amount allocated to common stock and paid-in capital	Per share price range
2005 (1)	71,052,672	$7,500	$-	$7,500	$-	$7,500	$0.0001
2006	47,368,454	50,000	-	50,000	-	50,000	0.0011
2007	-	-	-	-	-	-	-
2008	2,631,595	50,000	-	50,000	-	50,000	0.019
2009	-	-	-	-	-	-	-
2010	18,000,000	4,500,000	410,680	4,089,320	1,806,181	2,283,139	0.25
2011	55,685,324	10,381,739	1,012,361	9,369,378	3,288,346	6,081,032	0.05 – 0.27
2012	42,295,300	8,210,013	685,944	7,524,069	3,779,978	3,744,091	0.05 – 0.21

(1)	On October 19, 2009, 71,052,626 shares of the Company’s common stock owned by the founding shareholder, were surrendered and cancelled in exchange for the Company’s interest in a wholly-owned subsidiary. The net assets of the Company’s wholly-owned subsidiary prior to the exchange were $0 as of October 19, 2009. Therefore, the share cancellation was valued at $0.

2011 Activity:

First 2010 Unit Offering

In June 2010, the Board of Directors authorized the Company to offer up to a maximum of 20,000,000 units (the “First 2010 Unit Offering”) at a purchase price of $0.25 per unit (a “C Unit”). Each C Unit consisted of (i) one share of the Company’s common stock, and (ii) a warrant (a “C Warrant”) representing the right to purchase one share of common stock, exercisable for a period of two years at an exercise price of $0.50 per share.

Sales of C Units during the year ended June 30, 2011 pursuant to the First 2010 Unit Offering were as follows:

	Shares	Gross proceeds	Offering costs	Net proceeds	Relative fair value allocated to C Warrants	Amount allocated to common stock and paid-in capital
July 2010	2,000,000	$500,000	$47,245	$452,755	$219,871	$232,884
September 2010	160,000	40,000	4,757	35,243	17,066	18,177
	2,160,000	$540,000	$52,002	$487,998	$236,937	$251,061

In connection with the Second C Closing, the Company also became obligated to issue to a placement agent C Agent Warrants to purchase an aggregate of 140,000 shares of common stock at an exercise price of $0.25 per share, and incurred placement agent fees of $35,000, which is included in offering costs above.

F-20

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

Second 2010 Unit Offering

In November 2010, the Company held a private placement offering (the “Second 2010 Unit Offering”) of 4,000,000 units of its securities to investors for gross proceeds of $200,000, at an offering price of $0.05 per unit (a “D Unit”). The Second 2010 Unit Offering provides each investor with the right (the “Double Option”), subject to certain conditions, to purchase, at any time prior to one year from subscription, a number of additional D Units up to the number of D Units purchased at the closing of the Second 2010 Unit Offering (“Double Units”). Each “D Unit” consists of one share of the Company’s common stock and a warrant (a “D Warrant”) to purchase one share of common stock at an exercise price of $0.05 per share. The D Warrants will be exercisable from issuance until five years after the final closing of the Second 2010 Unit Offering.

The Company determined that, in substance, the Second 2010 Unit Offering involved the issuance of three separate derivative instruments, one being the D Warrants included in the D Units, and the other two being components of the Double Options, which consist of the right to purchase (the “Double Option Common Component“) the shares of common stock included in the Double Units for $0.05 until November 7, 2011, and the additional D Warrants (the “Double D Warrants”) that would be included in any Double Units issued upon exercise of the Double Option.

Sales of D Units during the year ended June 30, 2011 pursuant to the Second 2010 Unit Offering were as follows:

	Shares	Gross proceeds	Offering costs	Net proceeds	Relative fair value allocated to D Warrants	Amount allocated to common stock and paid-in capital
November 2010	4,000,000	$200,000	$-	$200,000	$151,361	$48,639
	4,000,000	$200,000	$-	$200,000	$151,361	$48,639

The subscription agreements provide the investors with certain “piggyback” registration rights covering the shares of Common Stock included in the D Units (including any Double Units) and the shares of Common Stock issuable upon exercise of the D Warrants (including D Warrants included in any Double Units).

Third 2010 Unit Offering

In December 2010, the Company held a private placement offering (the “Third 2010 Unit Offering”) of up to 13,333,334 units of its securities at a purchase price of $0.15 per unit (an “E Unit”). Each “E Unit” consisted of (i) one share of the Company’s common stock, and (ii) a warrant (“E Warrant”) representing the right to purchase one share of common stock, exercisable for a period of five years at an exercise price of $0.15 per share.

Sales of E Units during the year ended June 30, 2011 pursuant to the Third 2010 Unit Offering were as follows:

	Shares	Gross proceeds	Offering costs	Net proceeds	Relative fair value allocated to E Warrants	Amount Allocated to common stock and paid-in capital
December 2010	9,483,330	$1,422,500	$165,585	$1,256,915	$601,752	$655,163
January 2011	1,783,333	267,500	41,033	226,467	133,212	93,255
February 2011	400,000	60,000	16,470	43,530	22,808	20,722
	11,666,663	$1,750,000	$223,088	$1,526,912	$757,772	$769,140

2011 Offering

On March 22, 2011, the Company held a private placement offering (the “2011 Offering”) of up to $10,000,000 worth of units of securities at an offering price of $0.27 per unit (“G Unit”).  Each G Unit consisted of (i) one share of our common stock, par value $0.001 per share, and (ii) a warrant to purchase one-half of a share of common stock, at an exercise price of $0.40 per whole share (“G Warrant”, or “2011 Unit Offering Warrant”). The G Warrants are exercisable for a period of three years.

F-21

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

Sales of the G Units during the year ended June 30, 2011 pursuant to the 2011 Offering were as follows:

	Shares	Gross proceeds	Offering costs	Net proceeds	Relative fair value allocated to G Warrants	Amount Allocated to common stock and paid-in capital
April 2011	23,920,071	$6,458,189	$737,271	$5,720,918	$2,142,276	$3,578,643
	23,920,071	$6,458,189	$737,271	$5,720,918	$2,142,276	$3,578,643

The Company also issued to placement agents and finders warrants to purchase an aggregate of 1,913,606 shares of common stock at an exercise price of $0.27 per share and exercisable for a period of three years.

Pursuant to a registration rights agreement for the 2011 Offering, we agreed to file a registration statement with the Securities and Exchange Commission within 75 days after the closing date (June 21, 2011) to register the shares of common stock and the shares of common stock underlying the G warrants under the Securities Act of 1933, as amended, and to use our best efforts to cause such registration statement to become effective within 150 days after the filing date, all at our own expense.  Pursuant to the registration rights agreement, in the event the Company does not meet these deadlines, we have agreed to pay the investors monetary penalties of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%).  The Company did not file the registration statement with the Securities and Exchange Commission until July 1, 2011.  The Company recorded an accrual for monetary penalties of $38,750 in accrued liabilities during the year ended June 30, 2011.

Warrants exercises

Issuances of common stock for cash upon exercise of warrants were as follows:

	Shares	Gross proceeds	Offering costs	Net proceeds	Amount Allocated to common stock and paid-in capital
D Warrants – February 2011	3,800,000	$190,000	$-	$190,000	$190,000
D Warrants – May 2011	2,000,000	100,000	-	100,000	100,000
D Warrants (cashless) – June 2011	515,254	-	-	-	-
E Warrants	7,623,336	1,143,550	-	1,143,550	1,143,550
	13,938,590	$1,433,550	$-	$1,433,550	$1,433,550

During February 2011, 3,800,000 Double Options were exercised for gross proceeds of $190,000 to purchase 3,800,000 Double Units. Also, during the year ended June 30, 2011, 2,000,000 D Warrants were exercised for gross proceeds of $100,000, and 600,000 warrants were exercised in a cashless exercise resulting in the issuance of 515,254 shares of common stock.

On March 2, 2011, as an incentive to each holder of the E warrants (each “E Warrantholder”), of which there were 12,389,996 warrants outstanding prior to this incentive, the Company offered each of the E Warrantholders an additional ½ warrant (“F Warrant”, or “Incentive Warrant”) with a $0.50 exercise price exercisable until February 22, 2016 for each E warrant exercised prior to March 23, 2011, and then subsequently extended to May 31, 2011. A total of 7,623,336 E warrants were exercised during the year ended June 30, 2011, in connection with this warrant inducement, resulting in gross proceeds of $1,143,550. As a result, the Company issued 3,811,671 F Warrants.  The Company recorded the value of the Incentive Warrants as a $1,068,320 warrant modification expense in the consolidated income statement during the year ended June 30, 2011.

F-22

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

2012 Activity:

POSCAN

On August 24, 2011, the Company entered into a Securities Purchase Agreement (the “SPA”) and an Investor Rights Agreement (the “IRA”) with POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO (a Korean company), (together, the “POSCAN Agreements”), pursuant to which on September 14, 2011, POSCAN purchased 38,095,300 units for $0.21.  Each unit consisted of one share of our common stock and a three-year warrant (“POSCAN Warrants”) to purchase one share of our common stock at an exercise price of $0.40 per share. The Company incurred finders’ fees equal to 7% of the gross proceeds received from the SPA.  At June 30, 2012, the Company has paid $493,000 of the fees and has $67,000 of finders’ fees payable recorded in accounts payable in the consolidated balance sheet.

Sales of the “Units” during the year ended June 30, 2012 pursuant to the SPA were as follows:

	Shares	Gross proceeds	Offering costs	Net proceeds	Relative fair value allocated to POSCAN Warrants	Amount Allocated to common stock and paid-in capital
August 2011	38,095,300	$8,000,013	$685,944	$7,314,069	$3,779,978	$3,534,081
	38,095,300	$8,000,013	$685,944	$7,314,069	$3,779,978	$3,534,081

POSCAN committed to purchase an additional 47,619,000 Units at the same $0.21 price per Unit (for an aggregate additional purchase price of approximately $10 million) upon satisfaction of certain conditions, including:  (i) completion of an updated Measured and Indicated Resource Report prepared in compliance with Canadian National Instrument (“NI”) 43-101 standards that concludes that our Maricunga property meets certain technical requirements and that proceeding to the feasibility study phase for the Maricunga project is warranted; (ii) completion of a work program agreed to by us and POSCAN; and (iii) having the necessary permits and approvals in place for building and operating a brine test facility on the Maricunga property.  The SPA provides that the Company is to use the proceeds from such investments exclusively for activities related to the development of the Maricunga project pursuant to budgets mutually agreeable to us and POSCAN.

The SPA includes provisions for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea.  In addition, the SPA provides that the Company and POSCAN will discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and that if such facility is built, the Company would (i) supply the test facility with brine and other materials and utilities and (ii) assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility.

The securities purchased by POSCAN are restricted and may not be sold (subject to customary exceptions) until the earlier of nine months from their issuance or November 20, 2012.  Pursuant to the IRA, the Company has granted POSCAN the right to demand registration of the common stock included in the Units, and issuable upon exercise of the warrants included in the Units, commencing 12 months after the date of issuance of the Units and ending five years after the date of the IRA.  The Company’s obligation to register any such shares shall terminate once they may be sold without registration in any 30 day period pursuant to Rule 144 under the Securities Act.  Upon a registration demand made by POSCAN pursuant to the IRA, the Company must file a registration statement covering the shares within 75 calendar days of such demand, and use our best efforts to have it declared effective within 120 calendar days of filing.  If the Company does not meet these deadlines, the Company must pay liquidated damages of 2% of the purchase price of the securities per month until such failures are cured (up to an aggregate maximum of 10%).  POSCAN will also have “piggy-back” registration rights with respect to such shares. To date, POSCAN has not required the Company to register the shares.

F-23

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

The IRA provides that the Company will appoint a director nominated by POSCAN to our Board of Directors, and will continue to nominate a POSCAN-designee at each annual meeting for as long as POSCAN owns not less than 10% of the issued and outstanding shares of our common stock.  So long as POSCAN holds any shares of our common stock (subject to customary exceptions), the Company shall not issue any new securities to any person unless the Company has also offered to POSCAN the right to purchase its pro rata share of such securities on the same terms and conditions as are offered, as to maintain its then percentage interest in our outstanding capital.  The IRA also provides that, until the earlier of (i) POSCAN owning less than 10% of our issued and outstanding common stock and (ii) our aggregate market capitalization exceeding $250 million, the Company may not undertake certain actions without the approval of POSCAN (which approval may be evidenced by the affirmative vote or consent of POSCAN’s director nominee), including:  a liquidation, merger or reorganization; a sale of all or substantially all of the Company’s assets; incurring indebtedness in excess of $1,000,000 (subject to certain exceptions); create or take any action that results in our the Company’s holding the capital stock of any subsidiary that is not wholly owned (with certain exceptions); transfer or license our proprietary technology to a third party; substantially change the scope of the Company’s business; or amend or waive any non-competition or non-solicitation provision applicable to the Company’s Chief Executive Officer or Chief Operating Officer.

POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world.   There can be no assurance that any final agreement will be reached with POSCAN with respect to a pilot plant, a commercial plant, any further investment by POSCAN, any purchase by POSCAN of our production, or otherwise.

Warrants exercises

During the year ended June 30, 2012, 4,200,000 D Warrants were exercised for gross proceeds of $210,000.

Common Stock issued for acquisition of mineral rights

On August 3, 2010, the Company issued 10,000,000 shares of its common stock valued at $3,900,000 as part of its acquisition of mineral rights in connection with the Alfredo acquisition (See Note 4). Management determined the fair value of the stock issued to be $0.39 per share based on the last sale price of the common stock on the OTC Bulletin Board on that date.

On June 2, 2011, the Company issued of 127,500,000 shares of its common stock valued at $31,875,000 as part of its acquisition of mineral rights in connection with the Maricunga acquisition (See Note 4). Management determined the fair value of the stock issued to be $0.25 per share based on the last sale price of the common stock on the OTC Bulletin Board on that date.

Common Stock issued for services

Common stock issued for services during the years ended June 30, 2005 through June 30, 2010

The table below summarizes sales of common stock from June 24, 2005 (inception) through June 30, 2012, and includes the portion of proceeds received which was allocated to warrants issued in conjunction with these sales of common stock.

Fiscal Year	Shares	Fair value of shares issued	Amount allocated to common stock par value	Amount allocated to paid-in capital	Per share price range
2005	-	$-	$-	$-	$0.00
2006	-	-	-	-	0.00
2007	-	-	-	-	0.00
2008	-	-	-	-	0.00
2009	-	-	-	-	0.00
2010	2,625,000	811,050	2,625	808,425	0.003 – 0.93
2011	5,603,501	1,697,567	5,603	1,691,964	0.235 – 0.385
2012	1,573,333	135,200	1,574	133,626	0.106

2011 Activity:

On November 24, 2010, the Company entered into an agreement (the “Compensation Modification Agreement”) with LW Securities, Ltd. (the “Finder”) in connection with private placement offerings which closed at various times between June 9, 2010, and September 13, 2010. The Compensation Modification Agreement provides, among other things, that in lieu of $105,000 of cash fees, the Company would issue the Finder 1,000,000 shares of common stock. In February 2011, the Company issued the Finder 1,000,000 shares in accordance with the Compensation Modification Agreement. The Company valued the shares issued pursuant to the Compensation Modification Agreement at $385,000, which is equal to 1,000,000 shares of common stock issued at the measurement date at a closing price of $0.385 per share. The Company recorded the difference of $280,000 as general and administrative expenses.

F-24

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

On December 30, 2010, the Company reached an agreement with its legal counsel (the “Firm”), pursuant to which the Company issued in February 2011, 608,310 shares of common stock to the Firm for outstanding legal fees and expenses. The value of the shares was determined based on the $0.385 closing price of the common stock on the measurement date, and totaled $234,199. The Company recorded the amount to general and administrative expenses.

On December 30, 2010, the Company reached an agreement (the “Settlement Agreement”) with an individual the Company had been considering hiring as an executive officer (the “Candidate”) to settle certain potential claims relating to the Company’s proposed employment of the Candidate. Pursuant to the Settlement Agreement, the Company issued in February 2011, 1,000,000 shares of common stock to the Candidate. The Company valued the 1,000,000 shares of common stock at $385,000 based on the $0.385 closing price of the common stock on the measurement date. The Company recorded general and administrative expenses of $385,000 in connection with this agreement.

On June 27, 2011, the Company issued 120,000 shares of common stock for services to a vendor. The value of the issuable shares was determined based on the $0.22 closing price of the common stock on the measurement date, and totaled $26,400. The Company recorded the amount to general and administrative expenses.

Investment Agreement

The Company entered into an Investment Agreement (the “Investment Agreement”) with Centurion Private Equity, LLC (the “Investor”), dated December 2, 2010, pursuant to which, subject to certain conditions, the Company may sell newly issued shares of common stock (the “Put Shares”) to the Investor from time to time during the commitment period (each such sale, a “Put”) subject to certain dollar and share volume limitations for each Put. Provided that the relevant conditions are met, the Company may make Puts under the Investment Agreement from time to time until 24 months from the date the Registration Statement (as defined below) is declared effective or until all Puts under the Investment Agreement have reached an aggregate gross sales price of $10 million, if sooner.

In connection with the Investment Agreement, the Company issued 87,096 shares of common stock to the Investor on August 27, 2010 and recorded general and administrative expense of $26,129 based on the $0.30 per share market price of common stock on that date. As consideration for entering into the Investment Agreement, the Company also issued 1,551,253 shares to the Investor on December 2, 2010 and recorded general and administrative expense of $358,339 based on the $0.231 per share market price of the common stock on that date.

On September 14, 2011, the Company delivered a Notice of Termination to the Investor, terminating the Company’s right to make any Puts under the Investment Agreement.

2012 Activity:

On March 6, 2012, the Board of Directors approved an agreement with a third party consultant to issue 500,000 shares of common stock for services, of which 250,000 were issued in March 2012 and 250,000 shares were issued in May 2012. The value of the shares was determined based on the $0.13 per share closing price of the common stock on the measurement date, and totaled $65,000, all of which was expensed during the year ended June 30, 2012.

On March 6, 2012, the Board of Directors approved the issuance of 540,000 shares of common stock to various third party consultants for services, all of which were issued during March 2012. The value of the shares was determined based on the $0.13 per share closing price of the common stock on the measurement date, and totaled $70,200, which was expensed during the year ended June 30, 2012.

Common Stock issued in connection with Settlement Agreements

During the year ended June 30, 2011, the Company reached a settlement agreement with Puna, pursuant to which the Company issued Puna 6,000,000 shares of common stock in full satisfaction of any and all obligations the Company may have to Puna. The Company recorded settlement expense of $1,920,000 ($0.32 per share) determined based upon the fair value of the common stock on the issuance date.

F-25

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

On November 24, 2010, the Company entered into a termination, settlement and release agreement with Lacus in exchange for a $150,000 cash payment and 500,000 shares of common stock to settle potential Lacus claims related to the Puna Lithium transaction. The 500,000 shares are recorded in the amount of $192,500, which was based on a fair value of $0.385 per share of common stock on the measurement date.  As the Company had recorded $765,000 of accrued liabilities as of June 30, 2010 related to Lacus, the Company recorded a gain on settlement of $422,500 during the year ended June 30, 2011 as a result of the settlement.

2009 Equity Incentive Plan

On October 19, 2009, stockholders representing approximately fifty-nine percent (59%) of the Company’s issued and outstanding capital stock executed a written consent in lieu of a meeting and approved the creation of the 2009 Equity Incentive Plan (the “2009 Plan”).  The 2009 Plan provides for the issuance of both non-statutory and incentive stock options and other awards to acquire, in the aggregate, up to 5,000,000 shares of the Company’s common stock.

On May 2, 2012, the Company’s Board of Directors amended the 2009 Plan to increase the maximum number of shares of common stock of the Company available for issuance pursuant to awards granted under the 2009 Plan (the “Plan Limit”) from 5,000,000 shares to 30,000,000 shares (the "Plan Expansion Amendment"). After further review, and pursuant to the recommendation of its Compensation Committee, on June 17, 2012, the Board amended the 2009 Plan to decrease the Plan Limit from 30,000,000 shares to 5,000,000 shares, effectively rescinding the Plan Expansion Amendment.

In May 2012, the Company committed to grant Restricted Stock Units with respect to an aggregate of 900,000 shares to members of its Board of Directors. Such restricted stock units of these restricted stock units shall vest over a period over three years starting from later of July 1, 2011 and the initial date of the applicable director’s substantial involvement with the Board’s activities,. However, the Company does not currently have enough shares authorized for issuance under our 2009 Plan to satisfy all of these obligations. The Company recorded compensation expense of $19,327 during the year ended June 30, 2012.

On May 2, 2012, the Board of Directors amended the 2009 Plan to increase the maximum number of shares of common stock of the Company available for issuance pursuant to awards granted under the 2009 Plan from 5,000,000 shares to 30,000,000 shares. However, on June 17, 2012, the Board amended the 2009 Plan to decrease the Plan Limit from 30,000,000 shares to 5,000,000 shares, effectively rescinding the May 2, 2012 amendment.

Restricted Stock Units

On June 27, 2011, the Company granted its Chief Executive Officer an award of 700,000 restricted stock units under the 2009 Plan which vests in 1/3 increments each January 15th of 2012, 2013 and 2014. The value of the issuable shares was determined based on the $0.22 per share closing price of the common stock on the measurement date, and totaled $154,000. The Company will record stock compensation expense over the 3 year service period. During the year ended June 30, 2012, the Company recorded $103,830 of stock compensation in connection with this agreement. 233,333 shares of common stock have been issued during the year ended June 30, 2012.

During December 2011, the Company entered into a one-year employment agreement with a new Vice President of Finance (the “VP of Finance”) which originally was to begin on January 1, 2012 (amended to March 1, 2012). Pursuant to the agreement, the VP of Finance was granted 250,000 restricted stock units under its 2009 Plan which will vest over 3 years. The value of the issuable shares was determined based on the $0.13 closing price of the common stock on the measurement date, and totaled $34,500. The Company will record stock compensation expense for these restricted stock units over the 3 year service period which begins on March 1, 2012, of which the Company recorded expense of $11,500 during the year ended June 30, 2012.

Stock Option Awards

On December 9, 2009, the Company granted non-statutory options to purchase (i) 500,000 shares of its common stock to a newly appointed director and (i) 50,000 shares of its common stock to each of two newly appointed directors.  These were granted with an exercise price equal to $0.25 per share, which was the price at which the Company was selling 2009 Units in the contemporaneous 2009 Unit Offering.   The stock price on the grant date was $0.46 per share.  As a result, the intrinsic value for these options on the grant date was $126,000. These options vest in three equal installments on each of the first, second and third anniversaries of the date of grant and expire after ten years.

F-26

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

A director resigned on February 18, 2010, and in connection with this termination, 50,000 stock options were forfeited. The resigning director entered into a consulting arrangement with the Company at such time, and subsequently received a separate option under the 2009 Plan to purchase 50,000 shares of common stock with a two-year term and an exercise price equal to $1.00 per share that immediately vested.  The fair value of the options of $37,091 was immediately expensed and the options had no intrinsic value on the date of issuance.

On April 22, 2010, the Company’s Board of Directors granted options under the 2009 Plan to purchase 200,000 shares of its common stock to a consultant.  These options vested immediately and have a 5-year term. They were granted with an exercise price equal to $0.32 per share. The stock price on the grant date was $0.67 per share.  As a result, the intrinsic value and fair value for these options on the grant date was $70,000 and $114,783, respectively. The fair value of $114,783 was immediately expensed.

On August 26, 2010, the Company granted 1,000,000 options to purchase shares of its common stock to MIZ in connection with the Company’s hiring of an affiliate of MIZ as its Chief Operating Officer.  These options were granted with an exercise price of $0.38 per share, which was also the stock price on the grant date.  As a result, the intrinsic value and estimated fair value for these options on the grant date was $0 and $343,310, respectively. These options vest in three equal installments on each of the first, second and third anniversaries of the date of grant and expire after ten years.

A summary of stock option activity is presented in the table below:

			Weighted-average
		Weighted-average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at June 30, 2010	800,000	$0.31	7.73	$-
Granted	1,000,000	0.38	10.00	-
Exercised	-	-	-	-
Expired/Forfeited	-	-	-	-
Outstanding at June 30, 2011	1,800,000	0.35	8.06	-
Granted	250,000	0.40	5.00	-
Exercised	-	-	-	-
Expired/Forfeited	(600,000)	0.31	6.82	-
Outstanding at June 30, 2012	1,450,000	$0.38	6.79	$-
Exercisable at June 30, 2012	533,333	$0.36	6.13	$-

During the year ended June 30, 2012, the 250,000 options that were granted had a weighted average grant-date fair value of $0.13 per share.  During the year ended June 30, 2011, the 1,000,000 options that were granted had a weighted average grant-date fair value of $0.34 per share.  During the years ended June 30, 2012, and 2011, the Company recognized stock-based compensation expense of $121,210 and $283,759, respectively related to stock options, of which $121,210 and $186,090, respectively, was attributable to a related party.  As of June 30, 2012, there was approximately $77,670 of total unrecognized compensation cost related to non-vested stock options which is expected to be recognized over a weighted-average period of approximately 1.54 years.

F-27

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

The fair value of the options granted during the years ended June 30, 2012 and 2011 were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	June 30, 2012	June 30, 2011
Market value of common stock on grant date	$0.14	$0.38
Risk free interest rate (1)	0.83%	2.08%
Dividend yield	None	None
Volatility factor	230%	150%
Weighted average expected life in years (2)	3.3	6.0
Expected forfeiture rate	5%	5%

(1)	The risk-free interest rate was determined by management using the U.S. Treasury zero-coupon yield over the contractual term of the option on date of grant.

(2)	Due to a lack of stock option exercise history, the Company uses the simplified method under SAB 107 to estimate expected term.

Warrants

Summary information regarding common stock warrants outstanding is as follows:

		Weighted-average
	Number of	Exercise
	Warrants	Price
Outstanding at June 30, 2010	18,493,150	$0.66
Issued	46,750,323	0.25
Warrants issued pursuant to anti-dilution provisions	2,980,428	0.34
Exercised	(14,023,336)	0.10
Outstanding at June 30, 2011	54,200,565	0.35
Issued	38,095,300	0.40
Warrants issued pursuant to anti-dilution provisions	1,188,847	0.38
Exercised	(4,200,000)	0.05
Outstanding at June 30, 2012	89,284,712	0.37

F-28

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

Warrants outstanding as of June 30, 2012 are as follows:

		Outstanding		Exercisable
	Exercise	number	Remaining	number
Issuance Date	price	of shares	life	of shares
November 10, 2009 – December 23, 2009	$0.31	7,162,305	2.4 - 2.5 years	7,162,305
November 10, 2009 – December 23, 2009	$0.48	7,211,339	2.4 - 2.5 years	7,211,339
June 9, 2010 – September 13, 2010	$0.32	9,575,516	2.9 - 3.2 years	9,575,516
June 9, 2010 – July 13, 2010	$0.20	527,891	2.9 - 3.0 years	527,891
November 8-15, 2010	$0.05	1,400,000	3.4 years	1,400,000
December 9, 2010 – March 24, 2011	$0.15	4,806,878	3.4 - 3.6 years	4,806,878
March 24, 2011	$0.45	4,256,827	3.7 years	4,256,827
April 7, 2011	$0.37	11,960,050	1.9 years	11,960,050
April 7, 2011	$0.26	1,913,606	1.9 years	1,913,606
May 2, 2011	$0.43	1,500,000	3.8 years	1,500,000
May 2, 2011	$0.36	75,000	3.8 years	75,000
June 27, 2011	$0.37	800,000	1.8 years	800,000
September 14, 2011	$0.40	38,095,300	2.2 years	38,095,300
		89,284,712		89,284,712

The intrinsic value of warrants outstanding at June 30, 2012 was $70,000.

NOTE 11.   FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic No. 820 – 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3: Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models.  Level 3 instruments include derivative warrant instruments.  The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using a modified lattice valuation model (See Note 9).

F-29

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2012:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	June 30,
Description	(Level 1)	(Level 2)	(Level 3)	2012
Derivative liabilities - warrant instruments	$-	$-	$7,653,928	$7,653,928

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2011:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	June 30,
Description	(Level 1)	(Level 2)	(Level 3)	2011
Derivative liabilities - warrant instruments	$-	$-	$15,244,754	$15,244,754

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Years Ended June 30,
	2012	2011
Beginning balance	$(15,244,754)	$(8,029,728)
Change in fair value	10,780,342	(6,116,147)
Additions	(3,779,978)	(4,635,105)
Warrant modification	-	(1,068,320)
Exercise of warrants	590,462	4,604,546
Ending balance	$(7,653,928)	$(15,244,754)

Change in unrealized gains (losses) included in earnings for the year ended June 30, 2012 and 2011	$10,780,342	$(6,116,147)

During the years ended June 30, 2012 and 2011, the Company recorded a realized loss of $590,462 and $4,069,165, respectively, on the settlement of a portion of the warrant derivative liability due to the exercise of certain warrants, which is included in the change in the fair value of warrant derivative liability in the consolidated income statements.

F-30

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

NOTE 12. INCOME TAXES

The Company files a U.S. federal income tax return.  The Company’s foreign subsidiaries file income tax returns in their jurisdictions.

The components of the consolidated taxable net loss are as follows as of the years ended June 30, 2012:

	2012	2011
U.S.	$(5,224,954)	$(4,481,089)
Foreign	(7,601,114)	(679,850)
Total	$(12,826,068)	$(5,160,939)

The components of the Company’s deferred tax assets at June 30, 2012 and 2011 are as follows:

	2012	2011
Deferred tax assets:
Net operating loss carry-forwards	$6,654,049	$3,421,876
Stock-based compensation	1,391,211	1,294,879
Impairment of mineral rights	3,098,687	2,996,687
Accrued expenses	255,085	-
Loss contingency	167,108
Valuation allowance	(11,441,020)	(7,611,366)
Total deferred tax assets	125,120	102,076
Deferred tax liability:
Beneficial conversion feature and other	(125,120)	(102,076)
Net deferred tax assets	$-	$-

The following table provides reconciliation between income taxes computed at the federal statutory rate and our provision for income taxes at June 30, 2012:

	2012	2011
Federal income taxes at 34%	$(466,035)	$(6,490,627)
Change in fair value of derivative liability - warrant instruments	(3,665,316)	2,079,490
Warrant modification expense	-	363,229
Amortization of beneficial conversion feature	175,042	126,740
Meals and entertainment	14,617
Restricted stock units	124,525
Change in valuation allowance	3,814,448	3,874,974
Other	2,719	46,194
Provision for income taxes	$-	$-

Unless previously utilized, $9,899,863 of federal tax loss carry-forwards will begin to expire in 2029 and $8,280,964 foreign loss can be carried forward indefinitely.  Federal tax laws limit the time during which the net operating loss carry-forwards may be applied against future taxes, and if the Company fails to generate taxable income prior to the expiration dates it may not be able to fully utilize the net operating loss carry-forwards to reduce future income taxes. As the Company has had cumulative losses and there is no assurance of future taxable income, valuation allowances have been recorded to fully offset the deferred tax asset at June 30, 2012 and 2011.

F-31

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

NOTE 13.  COMMITMENTS AND CONTINGENCIES

Mining Permits

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that the Company will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on the Company’s properties at economically viable costs.

In Chile, lithium is not exploitable via traditional mining concessions. The Chilean Mining Code (“CMC”) establishes the reserve of lithium to the State of Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of the Republic of Chile for each case. Currently neither the Company nor its subsidiaries have sufficient authority (or permits) to explore and exploit lithium in Chile.

The Chilean Government’s Ministry of Mining established its first ever auction for the award of a lithium production quotas and licenses (Special Lithium Operations Contracts, or CEOLs) which would permit the exploitation of an aggregate of 100,000 tons of lithium metal (approximately 530,000 tons of lithium carbonate equivalent) over a 20 year period, subject to a seven percent royalty.  In September 2012, the Company formed a consortium consisting of the Company, POSCO, Daewoo International Corp, and Mitsui & Co. (the “Consortium”) for the purpose of participating in such CEOL auction.  As required under the rules established by the Ministry of Mining, on September 14th, 2012, the Consortium submitted its bid for the CEOLs.

On September 24, 2012, the Ministry of Mining opened the bids and informed the Company that the Consortium’s bid was not the winning bid.

On October 1, 2012, the Ministry of Mining informed the Company that the Chilean Government decided to invalidate the CEOL process and the results announced on September 24, 2012 due to an administrative error.

The Company is currently in the process of pursuing the Chilean Government to reconsider its decision to invalidate the CEOL process. The Company requested that the Chilean Government should award the CEOL to the second highest bidder, the Consortium´s offer. The Company put together a “Request for Reconsideration” (RFR).   This is deemed to be a friendly recourse which anybody can request an authority to change their decision.

If such action is turned down, a fast track Court Action called “Protection Recourse” might take place. Under that circumstance, Courts would determine on rule whether or not the Government is abusing by its action.   If they rule in the Company´s favor, the Government would be forced to complete the process and grant the CEOL to the Consortium.

Pending the outcome of the permitting process, the Company is exploring other strategies that could enable the Company to obtain rights to exploit lithium in Chile, whether from our Maricunga project or otherwise. Additionally, the Company is evaluating the Maricunga project as a potential producer of potassium nitrate.  However, there can be no assurances that the Company will be able to do so in the near future or at all.

There has been a recent trend in Argentina, at the National and Provincial levels, of seeking to limit and/or to restrict certain mining activities within the territory of certain Provinces. The Province of Jujuy, which is adjacent to the Province of Salta, where the Noto Properties are located, issued in March 2011 a Decree declaring lithium reserves as strategic natural resources for the Province, subjecting lithium exploration and exploitation projects to the evaluation of an Experts Committee, and the subsequent approval of different government bodies and the favorable recommendation of the Experts Committee. There can be no assurance that similar regulations will not be issued in the Province of Salta.

F-32

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

In October 2010, the National Law No. 26,639, "Regime of Minimum Principles for the Preservation of Glaciers and Periglacial Environment" (the "Glaciers Law"), was promulgated. The Glaciers Law is aimed at the protection and preservation of glaciers and the periglacial environment. The Glaciers Law regulates, limits, and in certain cases, bans certain activities developed on glacial and periglacial areas. Depending on how the Glaciers Law is interpreted - and, specifically, the definition of the term “periglacial” - this regulation could have a negative effect on the potential activities to be conducted on the Noto Properties.

The Company believes that it is in compliance with all material laws and regulations that currently apply to its activities, but there can be no assurance that the Company can continue to remain in compliance. Current laws and regulations could be amended and the Company might not be able to comply with them, as amended. Further, there can be no assurance that the Company will be able to obtain or maintain all permits necessary for our future operations, or that the Company will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, the Company may be delayed or prohibited from proceeding with planned exploration or development of its mineral properties.

Non-Binding Agreement - New World Resource Corp.

On January 19, 2012, the Company entered into a non-binding agreement whereby the Company would acquire certain options (the “New World Options”) held by New World Resource Corp., with respect to a the Pastos Grandes lithium brine project in the Sud Lipez province within the Department of Potosi, Bolivia (the “Pastos Project”), as well as certain other assets.

The agreement contemplated a purchase price for the New World Options and other assets consisting of equity representing 22.5% of the Company after completion of such transaction.

The Company advanced $150,000 to fund a required payment under the New World Options that was due in February 2012. The Company then elected to not pursue this transaction and expensed this $150,000 payment during the year ended June 30, 2012.

Non-Binding Agreement - Claritas, Lithium and Bongo Mining Properties

On November 30, 2011, the Company entered into a non-binding agreement with three companies consisting of SLM Claritas, SLM Bongo and SLM Lithium (collectively, the “SLM Sellers”) with mining concessions with respect to an aggregate of 3,721 acres (1,506 hectares) in Chile (the “Chilean Prospect”) located near the Company’s Maricunga property. Pursuant to the non-binding agreement, the Company made a one-time nonrefundable payment (the “SLM Deposit”) of $250,000 on January 5, 2012. The SLM Deposit provided the Company with 60 days to perform due diligence procedures to determine whether or not to proceed with negotiating definitive agreements with the SLM Sellers regarding the Chilean Prospect. The Company elected to not proceed on negotiations related to the definitive agreements and has written off the SLM Deposit during the year ended June 30, 2012.

2011 Offering - Registration Rights Penalties

On March 22, 2011, the Board of Directors approved a private placement offering (the “2011 Offering”) to investors of up to $10,000,000 worth of units of securities at an offering price of $0.27 per unit (“G Unit”). Each G Unit consisted of (i) one share of our common stock, par value $0.001 per share, and (ii) a warrant to purchase one-half of a share of common stock, at an exercise price of $0.40 per whole share (“G Warrant”, or “2011 Unit Offering warrant”). The G Warrants are exercisable for a period of three years. On April 7, April 13, May 3, May 6, and May 19, 2011, the Company held closings of the 2011 Offering with respect to an aggregate of 23,920,071 units of its securities, for aggregate gross proceeds of approximately $6,458,189 ($5,720,918 net after offering expenses and placement agent fees). The Company also issued to placement agents and finders warrants to purchase an aggregate of 1,913,606 shares of common stock at an exercise price of $0.27 per share and exercisable for a period of three years.

Pursuant to a registration rights agreement for the 2011 Offering, the Company agreed to file a registration statement with the Securities and Exchange Commission within 75 days after the closing date to register the shares of common stock and the shares of common stock underlying the G warrants under the Securities Act of 1933, as amended, and to use its best efforts to cause such registration statement to become effective within 150 days after the filing date, all at the Company’s own expense. Pursuant to the registration rights agreement, in the event the Company does not meet these deadlines, the Company has agreed to pay the investors monetary penalties of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%, or $645,819). The Company was required to file the registration statement by June 21, 2011, however the registration statement was not filed until July 1, 2011, and the Company recorded a monetary penalties accrual of $38,750, which has not yet been paid as of June 31, 2012. The Company was required to cause the registration statement to become effective by November 28, 2011, however the registration statement was not effective until March 19, 2012, and the Company increased the monetary penalties accrual to $530,243 (which includes accrued interest of $41,438 and is calculated at 18% per annum for registration rights penalties considered past due), and the penalty has not yet been paid as of June 30, 2012. Although the Company intends to seek a waiver for these monetary penalties, there is no assurance the Company will be successful in obtaining a waiver.

F-33

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

R3 Fusion

R3 Fusion, Inc. (“R3”) is a technology company that has developed, patented, demonstrated and is currently commercializing its Short Path Condensate Recovery (SPaCeR) technology, which utilizes waste process heat and engineering designed to achieve a highly cost effective means of environmentally friendly fluid processing.

The Company believes the SPaCeR™ technology may speed the rate of mineral recovery from brine. However there can be no assurance that it will do so on a commercially favorable basis or at all. Not only do we believe R3’s SPaCeR technology can aid in the recovery of lithium, but we believe it will allow brine mining operations to use smaller facilities, reducing their footprint by as much as 1,000-fold.

On January 13, 2012, Li3 Energy entered into an agreement with R3 (the “R3 Agreement”) to apply R3’s SPaCeR in processing brine from the Company’s properties. Pursuant to the R3 Agreement, R3 will provide the Company with a demonstration plant consisting of two units having a design flow capacity of at least 1.6 liters per second each, and on-site training. Upon installation of the facilities Li3 Energy will pay R3 equipment use fees of $37,500 per month for the first twelve months following successful installation and commissioning of the system, and, if Li3 Energy elects to keep the equipment on site thereafter, $12,500 per month for up to an additional 36 months.

The R3 Agreement also provides that Li3 Energy will be given the exclusive license, subject to final negotiations, to exploit R3’s SPaCeR technology throughout the world for the processing of lithium-containing brine for so long as Li3 Energy is using such systems in the processing of brine at our facilities in South America.

Nevada

Under the BSV Option Agreement, as amended, the Company was required to pay to GeoXplor $100,000 on June 30, 2010, which the Company has not paid.   During the year ended June 30, 2011, the Company became obligated to pay approximately $57,000 of claim maintenance fees on the Nevada Claims and approximately $32,600 of Nevada state taxes, which is recorded in accrued expenses as of June 30, 2011.  At June 30, 2012 and 2011, the Company has recorded $189,600 in accrued liabilities related to this agreement.

Employment Agreement

The Company has entered into an Employment Services Agreement with our Chief Executive Officer, Mr. Luis Saenz, effective as of August 24, 2011.  Under the Employment Services Agreement, the Company will pay Mr. Saenz such base salary as may be determined by its Board of Directors.  The Employment Services Agreement has an initial term of one year and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.  The Company may also pay Mr. Saenz an annual bonus at such time and in such amount as may be determined by its Board of Directors in its sole discretion.

Mr. Saenz’s employment by the Company remains “at-will” and terminable at any time for any reason or for no reason.  If Mr. Saenz’s employment is terminated by the Company without Cause, the Company must continue to pay him any base salary at the rate then in effect for a period of 18 months.  If Mr. Saenz terminates the Employment Services Agreement for Good Reason, or in the event of a termination of employment due to a permanent disability, the Company will continue to pay him any base salary at the rate then in effect for a period of 18 months.

For the duration of the employment period and, unless the Company terminates Mr. Saenz’s employment without Cause, for a period of 18 months thereafter, Mr. Saenz has agreed not to directly or indirectly compete with any business engaged in by us or proposed to be engaged in by us during the period of his employment anywhere within the countries in which the Company is then operating.

Gain contingency

As at June 30, 2012, the Company did not capitalize any Chilean value-added taxes (“VAT”) amounting to $770,153 arising from various purchases of goods and services in Chile. The Company expensed these amounts during the year ended June 30, 2012 due to the uncertainty of recoverability and is included in exploration expenses on the consolidated statement of operations. Under Chilean regulation, this VAT is recoverable from future VAT payable.

F-34

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

Operating leases

Rental expense for office operating leases was $87,769 and $43,662 during the years ended June 30, 2012 and 2011, respectively. Future minimum rental commitments under long-term non-cancellable facilities operating leases in place as of June 30, 2012 are as follows:

Years ending June 30	Amount
2013	$93,308
2014	100,041
2015	42,304
2016	-
2017	-
Thereafter	-
Total minimum lease payments	$235,653

NOTE 14. SUBSEQUENT EVENTS

POSCO

On August 17, 2012, the Company closed on POSCAN’s second tranche of investment under the SPA (the “Second Closing”), selling 62,499,938 units to POSCAN for $9,999,990, with each unit consisting of one share of common stock and a three-year warrant to purchase one share of common stock for $0.21 per share.

On the same date, the Company entered into an Additional Agreement to Stock Purchase Agreement (the “Additional Agreement”) with POSCAN which, among other things, modifies certain provisions of the SPA. The Additional Agreement reduced POSCAN’s purchase price per unit for the Second Closing from $0.21 per share to $0.16 per share, and reduced the exercise price of all of the warrants sold under the SPA from $0.40 per share to $0.21 per share. The Company revalued the modified warrants before and after the modification date and the increase in fair value is estimated to be $219,322 which will be recorded as a modification expense.

Pursuant to the Additional Agreement, the Company also agreed to issue to POSCAN a two-year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $0.15 per share. Furthermore, the Additional Agreement provides that, subject to certain exceptions, the Company must issue additional shares of our common stock to POSCAN in the event that the Company issues or sells any such shares to third parties for a price of less than $0.16 per share at any time during the 18 months immediately following the Second Closing.

The Additional Agreement provides restrictions on our use of the proceeds from the Second Closing, and includes the Company’s agreement to use its best efforts to obtain a Chilean lithium production concession and to take certain steps towards commercialization of its flagship Maricunga property.

Stock Settlement Agreements

In September 2012, the Company entered into several stock settlement agreements with certain parties to whom the Company was obligated as of June 30, 2012 (“Receivable Holders”). The Company has entered into settlement agreements with respect to an aggregate of $390,326 of obligations, and has issued an aggregate of 5,825,761 shares of the Company’s common stock pursuant thereto. Each settlement agreement that the Company has entered into to date has provided for the Company to issue one share of the Company’s common stock for every $0.067 of obligations released by the Receivable Holder.

The majority of the settlement agreements above were for obligations to directors and officers of the Company as of June 30, 2012.

F-35

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2012 and 2011

Second Waiver Agreement

In September 2012, the Company obtained the Second Waiver Agreement from the holders of the zero-coupon convertible notes. See Note 8.

Mining Permit

In September 2012, the Company received update on its permit request for the exploitation right of Lithium from the Government of Chile. See Note 13.

F-36

LI3 ENERGY, INC.

(An Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page

Consolidated Balance Sheets as of December 31, 2012 (unaudited) and June 30, 2012 (audited)
F-38
Consolidated Statements of Operations and Comprehensive Income (Loss) for the three and six months ended December 31, 2012 and 2011 and for the period from June 24, 2005 (Inception) through December 31, 2012 (unaudited)	F-39

Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the period from June 24, 2005 (Inception) through December 31, 2012 (unaudited)	F-40

Consolidated Statements of Cash Flows for the six months ended December 31, 2012 and 2011 and for the period from June 24, 2005 (Inception) through December 31, 2012 (unaudited)	F-41

Notes to Consolidated Financial Statements for the quarterly period ended December 31, 2012 (unaudited)	F-42

F-37

LI3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Balance Sheets

(Unaudited)

	December 31, 2012	June 30, 2012
Assets
Current assets:
Cash	$3,456,678	$27,689
Prepaid expenses and advances	45,936	8,841
Total current assets	3,502,614	36,530
Mineral rights	63,741,000	63,741,000
Property and equipment, net	152,647	175,220
Other assets	11,183	10,650
Total non-current assets	63,904,830	63,926,870
Total assets	$67,407,444	$63,963,400

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$536,133	$2,331,722
Accounts payable - related parties	6,329	104,326
Accrued expenses	627,144	994,827
Accrued registration rights penalties	518,243	518,243
Zero-coupon convertible debt, net of discount of $150,666 and $-0-, respectively	1,729,334	1,783,181
Notes payable	50,000	1,200,000
Convertible notes payable	45,000	45,000
Total current liabilities	3,512,183	6,977,299
Derivative liabilities - warrant instruments	6,062,386	7,653,928
Total liabilities	9,574,569	14,631,227

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 990,000,000 shares authorized; 393,808,252 and 323,782,553 shares issued and outstanding as of December 31, 2012 and June 30, 2012, respectively	393,808	323,783
Additional paid-in capital	69,073,232	63,578,079
Other comprehensive income	-	83,563
Deficit accumulated during exploration stage	(34,598,594)	(37,773,845)
Total stockholders' equity of Li3 Energy, Inc.	34,868,446	26,211,580
Non-controlling interests	22,964,429	23,120,593
Total stockholders’ equity	57,832,875	49,332,173
Total liabilities and stockholders’ equity	$67,407,444	$63,963,400

See accompanying notes to unaudited consolidated financial statements.

F-38

LI3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Operations and Comprehensive (Income) Loss

(Unaudited)

					June 24, 2005
					(inception)
	Three Months Ended December 31,		Six Months Ended December 31		through December 31
	2012	2011	2012	2011	2012

Revenues	$-	$-	$-	$-	$2,278
Cost of goods sold	-	-	-	-	1,182
Gross profit	-	-	-	-	1,096
Operating expenses:
Exploration expenses	24,688	2,984,020	377,609	3,452,262	9,466,996
Mineral rights impairment expense	-	-	-	-	9,138,785
Loss on settlements, net	-	-	5,816	-	1,503,316
General and administrative expenses	1,264,494	1,550,168	2,408,699	2,800,364	17,805,491
Total operating expenses	1,289,182	4,534,188	2,792,124	6,252,626	37,914,588
Other (income) expense:
Loss on debt extinguishment	-	-	37,235	841,752	878,987
Change in fair value of derivative liability - warrant instruments	(5,997,501)	(4,654,915)	(6,240,706)	(11,603,559)	(4,681,354)
Warrant modification expense	-	-	171,150	-	1,239,470
(Gain) loss on foreign currency transactions	44,585	25,878	(20,149)	40,863	(30,514)
Interest expense	68,744	164,795	241,259	698,284	1,810,084
Total other income	(5,884,172)	(4,464,242)	(5,811,211)	(10,022,660)	(783,327)
Net (income) loss	$(4,594,990)	$69,946	$(3,019,087)	$(3,770,034)	$37,130,165
Net loss attributable to non-controlling interests	11,716	1,270,207	156,164	1,270,207	2,531,571
Net (income) loss attributable to Li3 Energy, Inc.	$(4,606,706)	$(1,200,261)	$(3,175,251)	$(5,040,241)	$34,598,594
Net income per common share – basic	$0.01	$0.00	$0.01	$0.02
Net income per common share –diluted	$0.01	$0.00	$0.01	$0.02
Weighted average number of common shares outstanding
Basic	392,681,078	322,152,698	373,707,097	304,987,248
Diluted	413,319,395	338,775,945	389,546,823	321,318,365
Comprehensive (income) loss
Net (income) loss	$(4,594,990)	$69,946	$(3,019,087)	$(3,770,034)	37,130,165
Foreign currency translation adjustments	(32,409)	-	83,563	-	-
Total comprehensive (income) loss	(4,627,399)	69,946	(2,935,524)	(3,770,034)	37,130,165
Comprehensive (income) loss attributable to non-controlling interests	11,716	1,270,207	156,164	1,270,207	2,531,571
Comprehensive net (income) loss attributable to Li3 Energy, Inc. shareholders	$(4,639,115)	$(1,200,261)	$(3,091,688)	$(5,040,241)	$34,598,594

See accompanying notes to unaudited consolidated financial statements.

F-39

LI3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Changes in Equity (Deficit)

From June 24, 2005 (Inception) through December 31, 2012

 (Unaudited)

					Deficit
					Accumulated
			Additional	Other	During the	Non-	Total
	Common Stock		Paid-in	Comprehensive	Exploration	Controlling	Equity
	Shares	Par Value	Capital	Loss	Stage	Interest	(Deficit)

Balance at June 24, 2005 (inception)	-	$-	$-	$-	$-	$-	$-

Stock issued for cash, June 2005	71,052,672	71,052	(63,552)	-	-	-	7,500

Net loss	-	-	-	-	-	-	-

Balance, June 30, 2005	71,052,672	71,052	(63,552)	-	-	-	7,500

Stock issued for cash, March 2006	47,368,454	47,368	2,632	-	-	-	50,000

Net loss	-	-	-	-	(14,068)	-	(14,068)

Balance, June 30, 2006	118,421,126	118,420	(60,920)	-	(14,068)	-	43,432

Net loss	-	-	-	-	(16,081)	-	(16,081)

Balance, June 30, 2007	118,421,126	118,420	(60,920)	-	(30,149)	-	27,351

Stock issued for cash, February 2008	2,631,595	2,632	47,368	-	-	-	50,000

Net loss	-	-	-	-	(95,656)	-	(95,656)

Balance, June 30, 2008	121,052,721	121,052	(13,552)	-	(125,805)	-	(18,305)

Net loss	-	-	-	-	(67,905)	-	(67,905)

Balance, June 30, 2009	121,052,721	121,052	(13,552)	-	(193,710)	-	(86,210)

Cancellation of shares in connection with merger	(71,052,626)	(71,052)	71,052	-	-	-	-

Stock issued for cash:

Stock and warrants offered in 2009 Unit Offering and First 2010 Offering, less offering costs of $410,680	18,000,000	18,000	2,265,139	-	-	-	2,283,139

Stock based compensation:
Stock issued to chief executive officer for services	1,500,000	1,500	3,300	-	-	-	4,800
Stock issued to a consultant for services	1,125,000	1,125	805,125	-	-	-	806,250
Stock options issued to consultant for services	-	-	114,783	-	-	-	114,783
Amortization of stock-based compensation expense	-	-	84,614	-	-	-	84,614
Fair value of stock contributed by CEO to employees and director for services	-	-	129,500	-	-	-	129,500

Stock issued for property acquisition:
Stock issued for March 2010 acquisition of mineral rights	4,000,000	4,000	3,636,000	-	-	-	3,640,000

Net loss	-	-	-	-	(16,048,682)	-	(16,048,682)

Balance, June 30, 2010	74,625,095	74,625	7,095,961	-	(16,242,392)	-	(9,071,806)

Stock issued for cash:

Stock and warrants offered in First 2010 Unit Offering, less offering costs of $51,991	2,160,000	2,160	248,901	-	-	-	251,061
Stock and warrants offered in Second 2010 Unit Offering, no offering costs	4,000,000	4,000	44,639	-	-	-	48,639
Stock and warrants offered in Third 2010 Unit Offering, less offering costs of $223,088	11,666,663	11,667	757,473	-	-	-	769,140
Stock and warrants offered in 2011 Offering, less offering costs totaling $737,271	23,920,071	23,920	3,554,723	-	-	-	3,578,643
Stock issued for cash upon exercise of Double Options	3,800,000	3,800	186,200	-	-	-	190,000
Exercise of $0.05 per share D Warrants for cash	2,000,000	2,000	98,000	-	-	-	100,000
Cashless exercise of $0.05 per share D warrants	515,254	515	-	-	-	-	515
Exercise of $0.15 per share E Warrants for cash	7,623,336	7,624	1,135,926	-	-	-	1,143,550

Stock-based compensation:
Stock issued to MIZ, a related party, pursuant to vesting of restricted stock units	500,000	500	(500)	-	-	-	-
Stock issued to MIZ, a related party for salary and bonus under Employment Service Agreement	736,842	737	281,763	-	-	-	282,500
Stock issued for services	2,728,310	2,728	1,027,871	-	-	-	1,030,599
Amortization of stock-based compensation	-	-	777,963	-	-	-	777,963
Stock issued for Investment Agreement with investor	1,638,349	1,638	382,830	-	-	-	384,468

Stock issued to settle liabilities:
Stock issued for Lacus settlement	500,000	500	192,000	-	-	-	192,500
Stock issued for settlement with Puna Lithium	6,000,000	6,000	1,914,000	-	-	-	1,920,000

Equity impact of derivative liability warrants and debt:

Fair value of D warrants reclassified from derivative liability to equity upon exercise	-	-	2,582,116	-	-	-	2,582,116
Fair value of E warrants reclassified from derivative liability to equity upon exercise	-	-	2,022,430	-	-	-	2,022,430
Beneficial conversion of convertible debt issued May 2011	-	-	368,000	-	-	-	368,000

Stock issued for property acquisitions:
Stock issued for August 2010 acquisition of mineral rights	10,000,000	10,000	3,890,000	-	-	-	3,900,000
Stock issued for acquisition of May 2011 mineral rights	127,500,000	127,500	31,747,500	-	-	-	31,875,000

Consolidation of Maricunga, non-controlling interest	-	-	-	-	-	25,496,000	25,496,000

Net loss	-	-	-	-	(19,219,382)	-	(19,219,382)

Balance, June 30, 2011	279,913,920	279,914	58,307,796	-	(35,461,774)	25,496,000	48,621,936

Stock issued for cash:
Stock and warrants offered to POSCO, less offering costs of $685,944	38,095,300	38,095	3,495,996	-	-	-	3,534,091
Exercise of $0.05 per share D Warrants for cash	4,200,000	4,200	205,800	-	-	-	210,000

Equity impact of derivative liability warrants and debt:
Fair value of D warrants reclassified from derivative liability to equity upon exercise	-	-	590,462	-	-	-	590,462
Beneficial conversion of convertible debt waiver agreement	-	-	330,019	-	-	-	330,019

Stock based compensation:
Amortization of stock-based compensation	-	-	514,380	-	-	-	514,380
Stock issued to MIZ, a related party, pursuant to vesting of restricted stock units	300,000	300	(300)	-	-	-	-
Stock issued for services	1,273,333	1,274	133,926	-	-	-	135,200

Foreign currency translation adjustments	-	-	-	83,563	-	-	83,563

Net loss	-	-	-	-	(2,312,071)	(2,375,407)	(4,687,478)

Balance, June 30, 2012	323,782,553	323,783	63,578,079	83,563	(37,773,845)	23,120,593	49,332,173

Stock issued for cash:
Stock and warrants issued to POSCAN, less offering costs totaling $854,890	62,499,938	62,500	4,797,126	-	-	-	4,859,626

Stock based compensation:
Amortization of stock-based compensation	-	-	292,718	-	-	-	292,718
Modification of stock options and stock issued for services	2,102,985	2,103	41,982	-	-	-	44,085

Stock issued to settle liabilities:
Stock issued to settle accrued director's fees and salaries and bonus	5,422,776	5,422	363,327	-	-	-	368,749

Foreign currency translation adjustments	-	-	-	(83,563)	-	-	(83,563)

Net income (loss)	-	-	-	-	3,175,251	(156,164)	3,019,087

Balance, December 31, 2012	393,808,252	$393,808	$69,073,232	$-	$(34,598,594)	$22,964,429	$57,832,875

See accompanying notes to unaudited consolidated financial statements.

F-40

LI3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Cash Flow

(Unaudited)

			June 24, 2005
	Six Months	Six Months	(Inception)
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2012	2011	2012
Cash flows from operating activities
Net income (loss)	$3,019,087	$3,770,034	$(37,130,165)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	22,573	5,456	93,633
Mineral rights impairment expense	-	-	9,138,785
Loss on settlements, net	5,816	-	1,503,316
Stock-based compensation	357,503	308,383	4,815,550
Loss on debt extinguishment	37,235	841,752	878,987
Change in fair value of derivative liabilities - warrants	(6,240,706)	(11,603,559)	(4,681,354)
Warrant modification expense	171,150	-	1,239,470
Zero coupon interest accretion and amortization of debt
discount on convertible notes	52,260	660,032	1,420,083
Amortization of deferred financing costs	-	36,875	66,375
(Gain) loss on foreign currency transactions	(20,149)	40,863	(30,514)
Changes in operating assets and liabilities:
Increase in prepaid expenses and advances	(37,088)	(14,153)	(45,602)
Increase in other assets	(533)	(21,711)	(11,183)
Increase (decrease) in accounts payable	(1,781,686)	14,431	558,752
Increase (decrease) in accounts payable - related parties	(97,912)	(99,899)	6,828
Increase (decrease) in accrued expenses	(287,388)	130,222	1,287,857
Increase in accrued registration rights penalties	-	-	518,243
Net cash used in operating activities	(4,799,838)	(5,931,274)	(20,370,939)

Cash flows from investing activities
Acquisition of mineral rights	-	-	(7,968,785)
Acquisition of equipment	-	(247,058)	(236,280)
Payments for leasehold improvements	-	-	(10,000)
Net cash used in investing activities	-	(247,058)	(8,215,065)

Cash flows from financing activities
Proceeds from zero coupon convertible debt offering	-	-	1,500,000
Payment of deferred financing costs	-	-	(75,000)
Payment of arranger fee for convertible debt	(37,600)	(30,000)	(67,600)
Proceeds from notes payable	-	-	1,245,000
Payments on notes payable	(1,150,000)	-	(1,150,000)
Proceeds from issuance of common stock	9,499,990	7,314,069	28,946,707
Proceeds from exercise of warrants	-	210,000	1,643,575
Net cash provided by financing activities	8,312,390	7,494,069	32,042,682

Effect of exchange rate changes on cash	(83,563)	-	-

Net increase in cash	3,428,989	1,315,737	3,456,678

Cash at beginning of the period	27,689	952,401	-

Cash at end of the period	$3,456,678	$2,268,138	$3,456,678

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$280,889	$-	$286,681
Non-cash financing transactions:
Fair value of derivative warrant instruments issued in private offerings	$4,478,014	$3,779,978	$13,352,518
Reclassification of warrant liabilities to additional paid-in capital for warrant exercises	$-	$590,462	$5,195,008
Warrants issued for services	$-	$-	$157,010
Warrants issuedfor offering costs	$162,350	$-	$220,100
Debt discount due to beneficial conversion feature	$-	$330,019	$1,061,345
Debt discount due to warrant derivative liabilities issued with convertible debt	$-	$-	$1,132,000
Settlement of accrued interest through modification of debt	$105,742	$-	$105,742
Settlement of accrued liabilities through issuance of stock	$368,749	$-	$368,749
Issuance of common stock for acquisition of mineral rights	$-	$-	$39,415,000
Consolidation of non-controlling interest of the Maricunga Companies	$-	$-	$25,496,000
Common stock cancelled	$-	$-	$71,052

See accompanying notes to unaudited consolidated financial statements.

F-41

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

NOTE 1.   NATURE OF BUSINESS AND BASIS OF PRESENTATION

Li3 Energy, Inc. (“Li3 Energy” or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2005. Initially, the Company’s principal products were soy-blend wax candles (the “Legacy Business”). In 2009, the Company redirected its business focus and strategy toward identifying and pursuing business opportunities in lithium and industrial minerals mining in North and South America, but has more recently focused solely on South America.

On October 19, 2009, the Company filed an amendment to its articles of incorporation with the Secretary of State of Nevada, pursuant to which it changed its name from NanoDynamics Holdings, Inc., to Li3 Energy, Inc.

Part of our strategic plan is to explore and develop our existing projects as well as to identify other synergistic opportunities with new projects with production potential that could also be advanced in an accelerated manner, with the goal of becoming a company with valuable lithium, potassium, nitrates and other industrial minerals properties.

The Company’s six subsidiaries include: Li3 Energy Peru SRL (“Li3 Peru”), a wholly owned subsidiary in Peru, formed to explore mining opportunities in Peru and in South America; Minera Li Energy SPA (“Minera Li”), a wholly owned subsidiary in Chile; Alfredo Holdings, Ltd. (“Alfredo”), an exempted limited company incorporated under the laws of the Cayman Islands; Li3 Energy Caymans, Inc., an exempted limited company incorporated under the laws of the Cayman Islands; Pacific Road Mining Chile, SA, a Chilean corporation (“PRMC”), which is a subsidiary of Alfredo; and Noto Energy S.A. (“Noto”), an Argentinean corporation. Also, in May 2011, Minera Li acquired 60% ownership of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six private companies (the “Maricunga Companies”).

The accompanying unaudited interim consolidated financial statements of Li3 Energy, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s latest Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended June 30, 2012, as reported in Form 10-K, have been omitted.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, Li3 Peru, Alfredo, PRMC, Noto, and Minera Li, which holds the six majority owned subsidiaries consisting of the Maricunga Companies. All intercompany amounts have been eliminated in consolidation.

b. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. Management has made significant estimates related to the fair value of the warrant derivative liability, accrued expenses and contingencies.

c. Exploration Stage Company

The Company is in the exploration stage in accordance with SEC guidance and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 - Development Stage Entities . Its activities to date have been limited to capital formation, organization, and development of its business, including acquisitions of mineral rights.

F-42

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

d. Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2012 and June 30, 2012, respectively. The Company has not experienced any losses on its deposits of cash and cash equivalents.

 e. Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the cost of mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs, including related property and equipment costs. To determine if capitalized costs are in excess of their recoverable amount, periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs are performed based upon expected future cash flows and/or estimated salvage value. During the six months ended December 31, 2012 and 2011, no impairment charges were recorded by the Company.

f. Impairment of Long-lived Assets

Long-lived assets, including mineral rights, are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. We account for asset impairment in accordance with ASC 360, Property Plant and Equipment. Long-lived assets such as property, plant and equipment, mineral properties and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An impairment loss is measured and recorded based on the discounted estimated future cash flows.

g. Foreign Currency

The Company has determined that the functional currency of the parent company and each of its foreign subsidiaries is U.S. Dollars.

Foreign currency transaction gains and losses are included in the statement of operations as other income (expense).

 h. Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and for net operating loss carry-forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

For financial statement purposes, we recognize the impact of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any uncertain income tax positions or accrued interest or penalties included in our consolidated balance sheets at December 31, 2012 or June 30, 2012, and did not recognize any interest and/or penalties in its consolidated statements of operations during the six months ended December 31, 2012 or 2011.

F-43

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

i. Non-Controlling Interests

The Company is required to report its non-controlling interests as a separate component of stockholders’ equity. The Company is also required to present the consolidated net income and the portion of the consolidated net income allocable to the non-controlling interests and to the stockholders of the Company separately in its consolidated statements of operations. Losses applicable to the non-controlling interests are allocated to the non-controlling interests even when those losses are in excess of the non-controlling interests’ investment basis. During the six months ended December 31, 2012 and 2011, the Company recorded a net loss allocable to non-controlling interests of $156,164 and $1,270,207, respectively.

j. Earnings per Share

Basic net earnings per share amounts are computed by dividing the net income available to Li3 Energy, Inc. shareholders by the weighted average number of common shares outstanding over the reporting period. In periods in which the Company reports a net loss, dilutive securities are excluded from the calculation of diluted earnings per share as the effect would be anti-dilutive.

Following is a reconciliation of basic earnings per share (“EPS”) and diluted EPS for the three months and six months ended December 31, 2012 and 2011:

	Three months ended December 31, 2012			Three months ended December 31, 2011
	Net		Per Share	Net		Per Share
	Income	Shares	Amount	Income	Shares	Amount
Basic EPS	$4,606,706	392,681,078	$0.01	$1,200,261	322,152,698	$0.00
Dilutive effect of convertible debt	-	19,789,474	-	60,606	13,301,025	-
Dilutive effect of warrants calculated using the treasury stock method	(20,116)	258,225	-	(80,556)	622,222	-
Dilutive effect of restricted stock and restricted stock units	-	590,618	-	-	2,700,000	-
Diluted EPS	$4,586,590	413,319,395	$0.01	$1,180,311	338,775,945	$0.00

	Six months ended December 31, 2012			Six months ended December 31, 2011
	Net		Per Share	Net		Per Share
	Income	Shares	Amount	Income	Shares	Amount
Basic EPS	$3,175,251	373,707,097	$0.01	$5,040,241	304,987,248	$0.02
Dilutive effect of convertible debt	100,001	14,859,842	-	118,995	12,814,450	-
Dilutive effect of warrants calculated using the treasury stock method	(33,781)	322,510	-	(333,200)	816,667	-
Dilutive effect of restricted stock and restricted stock units	-	657,374	-	-	2,700,000	-
Diluted EPS	$3,241,471	389,546,823	$0.01	$4,826,036	321,318,365	$0.02

F-44

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

The following table sets forth the schedule of anti-dilutive securities excluded from the computation of diluted income per share:

	Three months ended
	December 31, 2012	December 31, 2011
Stock options	1,450,000	600,000
Stock warrants	158,995,482	87,884,712

	Six months ended
	December 31, 2012	December 31, 2011
Stock options	1,450,000	600,000
Stock warrants	158,995,482	87,884,712

k. Subsequent Events

The Company evaluated all material subsequent events from December 31, 2012 through the date of the issuance of these consolidated financial statements for disclosure consideration.

l. Recent Accounting Pronouncements

Recently issued or adopted accounting pronouncements are not expected to, or did not have, a material impact on our financial position, results of operations or cash flows.

m. Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation.

NOTE 3.   GOING CONCERN

As of December 31, 2012, the Company had no source of current revenue, a cash balance on hand of $3,456,678, negative working capital of $9,569 and negative cash flows from operations of $20,370,939 during the period from June 24, 2005 (inception) through December 31, 2012. The Company had negative cash flows from operations of $4,799,838 during the six months as of December 31, 2012. On August 17, 2012, the Company received $9,499,990 in net funding from POSCO Canada Ltd. (“POSCAN”). The Company believes its cash on hand is sufficient to maintain its basic operations, which do not include future exploration and acquisition activities, for approximately 9 months. The Company has implemented a cost reduction program and it is taking the necessary actions to preserve cash.

In the course of its exploration activities, the Company has sustained and continues to sustain losses. The Company cannot predict if and when it may generate profits. In the event the Company identifies commercial reserves of lithium or other minerals, it will require substantial additional capital to develop those reserves. The Company expects to finance its future operations primarily through future financings. However, there exists substantial doubt about the Company’s ability to continue as a going concern because there is no assurance that it will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, then the Company’s operations would be materially negatively impacted.

The Company’s ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. In addition, the Company’s ability to complete an offering may be dependent on the status of its exploration activities, which cannot be predicted. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. Further, the development and exploitation of the properties in which the Company has mineral interests requires permits, our efforts to obtain which are at various stages. Lithium resources in our principal project, Maricunga, are designated as a national resource and cannot be mined and sold unless the government of Chile issues a special permit, which may not occur or could require payments in excess of the Company’s available funds, or could be subject to competitive bidding. In September 2012, the Company was an unsuccessful bidder for a lithium mining permitin Chile. In November 2012, the Chilean Government invalidated the auction process and the lithium mining permit was not awarded. The Company cannot predict if and when it might be able to obtain a permit for lithium exploitation. The Company has alternative mineral exploitation opportunities for its Maricunga properties and is currently pursuing a business plan to exploit minerals that do not require special mining permits.

F-45

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required until such time as it can generate sources of recurring revenues and to ultimately attain profitability. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4.  MINERAL RIGHTS

Mineral rights as of December 31, 2012 and June 30, 2012 consist of the Maricunga property.

The Maricunga property consists solely of undeveloped mineral rights. On May 20, 2011, the Company acquired 60% of each of six companies (“Maricunga Companies”), which in the aggregate, held the mineral rights to the Maricunga property for a purchase price of $6,370,000 in cash and 127,500,000 restricted shares of common stock which had a fair value of $31,875,000. The Company also recorded an additional $25,496,000 to reflect the non-controlling interest for the 40% of the Maricunga Companies that were not acquired.

Matters Related to Non-controlling Interests

The Company agreed to register under the Securities Act one-half of the 127,500,000 Maricunga Purchase Price Shares on a “best efforts” basis by January 31, 2012 and the remainder by October 31, 2012.

On December 27, 2012 the Company filed aregistration statement with the SEC requesting to register a total of 127,500,000 shares. On January 24, 2013, such registration statement was declared effective by the SEC. The total of 127,500,000 shares are registered.

The Company has incurred exploration expenses with respect to the Maricunga property of $390,409 and $3,175,518 for the six months ended December 31, 2012 and 2011, respectively. Future development expenditures are forecasted to be at least $100 - $200 million. The minority shareholders have not made payments to the Company for their respective shares of the exploration expenses incurred to date. As a result, all the expenses incurred by the Maricunga Companies during the six months ended December 31, 2012 were funded by the Company. The Company recorded 40% of the expenses incurred by the Maricunga Companies to the non-controlling interest, or $156,164 and $1,270,207 respectively for the six months ended December 31, 2012 and 2011. The total exploration expenses recorded to non-controlling interest since May 2011 is $2,531,571.

 As the majority shareholder, we have filed lawsuits distributed to four civil courts of Copiapo, third Region of Atacama, Chile, against the minority shareholders seeking either payment of their pro rata portion of costs or an auction of their share of the properties. The minority shareholders have not paid their required contributions to the costs of conservation and exploration, which were agreed upon at the shareholders’ meeting on October 6, 2011. In November 2012, we received a favorable decision from one of the civil courts to auction approximately 8% of the shares once the judgmentis executed. Chilean law gives the Company a preference in that auction. The other civil courts have not reached a final decision yet.

Certain minority shareholders have filed counter claims against us to declare, among other things, the invalidation of such shareholders’ meeting at which required contributions were established that such minority shareholders failed to make. We filed dilatory defenses because we were not served according to law and also filed a complaint against the officer serving the process.This process is on hold because the minority shareholders have not filed a new claim, as requested by the court.

The Company has determined that neither the minority shareholders’ default nor the proposed auction are (or will be) triggering events that would require the Company to test the long-lived assets for recoverability.

Matters Related to Exploitation Permits

In 2012, the Chilean Government’s Ministry of Mining established its first ever auction for the award of lithium production quotas and licenses (Special Lithium Operations Contracts, or CEOLs), which would permit the exploitation of an aggregate of 100,000 tons of lithium metal (approximately 530,000 tons of lithium carbonate equivalent) over a 20 year period, subject to a 7% royalty.

F-46

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

In September 2012, the Company formed a consortium consisting of the Company, POSCO, Daewoo International Corp. and Mitsui & Co. (the “Consortium”) for the purpose of participating in such CEOL auction. As required under the rules established by the Ministry of Mining, on September 14, 2012, the Consortium submitted its bid for the CEOLs.

On September 24, 2012, the Ministry of Mining opened the bids and informed the Company that the Consortium’s bid was not the winning bid.

On October 1, 2012, the Ministry of Mining informed us that the Chilean Government decided to invalidate the CEOL process and the results announced on September 24, 2012 due to an administrative error.

On October 5, 2012, the Company submitted a “Request for Reconsideration” to the Chilean Government, requesting it to reconsider the invalidation and award the CEOL to the second highest bidder - the Consortium.

On October 17, 2012, the Chilean Government ratified its decision to invalidate the CEOL process and not to accept any of the bids.

On October 22, 2012, we submitted another “Request for Reconsideration” to the Chilean Government. The Chilean Government had 30 days to answer the Company´s request.

On November 19, 2012, the Chilean Government rejected our Request for Reconsideration appeal.

On November 22, 2012, the Chilean Government ratified its decision to invalidate the CEOL process, as well as rescinding the CEOL Basis, which defined the regulations that regulated the CEOL process.

On January 16, 2013, we submitted a letter to the Chilean Comptroller requesting to review the CEOL process. The Company is waiting for an answer.

Currently, the Company does not have a permit to exploit lithium from the Maricunga properties. Accordingly, the Company evaluated the recoverability of the investment in the Maricunga properties in accordance with ASC 360, Property Plant and Equipment assuming it is not able to exploit its lithium resources. The Company can exploit alternative minerals, like potassium, on its Maricunga properties that do not require special permits and are exploitable via regular mining concessions according to the Chilean Mining Code. Based on that assumption, the Company determined that the total estimated future cash flows on an undiscounted base of the Maricunga properties exceeds its carrying value and, accordingly, no impairment loss was required.

Pending the outcome of the permitting process, we are exploring other strategies that could enable us to obtain rights to exploit lithium in Chile, whether from our flagship Maricunga project or otherwise. Additionally, we are evaluating the Maricunga project as a potential producer of potash, which combined with a nitrate resource, could be processed to produce potassium nitrate. However, there can be no assurances that we will be able to do so in the near future, on favorable terms, or at all.The majority of the past and current technical work performed on the project is applicable to the production of lithium and/or potassium.

The Company will evaluate any future impairment based on consideration of economic and operational feasibility and a continuing assessment of its rights to exploit minerals under Chilean laws and regulations.

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31, 2012	June 30, 2012
Leasehold improvement and office equipment	$73,761	$73,761
Field equipment	168,277	168,277
Less: Accumulated depreciation	(89,391)	(66,818)
Net property and equipment	$152,647	$175,220

Depreciation expense for the six months ended December 31, 2012 and 2011 was $22,573, and $5,456, respectively.

F-47

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

NOTE 6.   RELATED PARTY TRANSACTIONS

POSCAN

On September 14, 2011 and August 17, 2012, POSCO Canada Ltd. (“POSCAN”), a greater than 5% shareholder and a wholly owned subsidiary of POSCO (a Korean company), purchased a combined 100,595,238 shares of the Company’s common stock. See Note 10.

MIZ Comercializadora, S de R.L.

The Company was party to a services agreement (“Services Agreement”) between MIZ Comercializadora, S de R.L. (“MIZ”) and the Company in which Tom Currin (a beneficial owner of MIZ) served as Chief Operating Officer of the Company. Pursuant to the Services Agreement, the Company granted to MIZ an award under the 2009 Plan pursuant to which the Company shall issue 2,500,000 restricted shares of its common stock (the “Restricted Stock”) upon the achievement of certain milestones. Additionally, pursuant to the Services Agreement, the Company granted 1,000,000 stock options to MIZ which were to vest over three years.

On December 5, 2012, MIZ and the Company terminated its Services Agreement. In connection with the termination of the Services Agreement, all of the Restricted Stock was deemed fully vested and issued to MIZ (of which 1,700,000 shares were previously held in escrow, and 800,000 shares had previously been issued to MIZ). The Company recorded stock based compensation expense of $183,360 and $165,529 in connection with the Restricted Stock during the six months ended December 31, 2012 and 2011, respectively.

In addition, on November 30, 2012 the Company agreed to issue MIZ 300,000 shares of common stock for services. The stock price on the grant date of these shares was $0.069 therefore the Company recorded $20,700 of stock compensation expense for these shares for the six months ended December 31, 2012. These shares have not been issued as of December 31, 2012.

Also, on November 30, 2012, the Company reduced the exercise prices of 333,333 options from $0.38 to $0.13 per share and the exercise  price of 666,667 options were reduced from $0.38 to $0.21 per share. The Company recorded $16,682 of stock compensation expense in connection with the modification of exercise price as the incremental difference between the fair value of the stock options immediately before and after the modification.

The Company incurred $65,605 (including $16,682 of stock option modification expense) and $60,615 of stock-based compensation during the six months ended December 31, 2012 and 2011, respectively, related to stock options granted to MIZ. See Note 10. As of December 31, 2012, all of the stock options granted to MIZ are fully vested and exercisable.

On December 5, 2012, the Company entered into a Consulting Services Agreement with MIZ in which Mr. Currin is to provide consulting services to the Company. Pursuant to the agreement, the Company pays MIZ $5,000 per month for up to four days of work with additional fees of $2,000 per day to be paid for additional days worked. The agreement will terminate one year from the date of the agreement or in the event either party causes a material breach of the agreement.

MIZ was paid $178,750 and $216,667 for cash compensation during the six months ended December 31, 2012 and December 31, 2011. MIZ was owed $0 and $20,234 as of December 31, 2012 and June 30, 2012, respectively.

R&M Global Advisors

The Company was party to a services agreement (the “R&M Agreement”) between R&M Global Advisors, LLC. (“R&M Global Advisors”) and the Company in which Eric Marin (a partial owner of R&M Global Advisors) served as interim Chief Financial Officer of the Company. On June 30, 2012, R&M Global Advisors and the Company mutually agreed to terminate Eric Marin’s services as the Company’s Interim Chief Financial Officer at the close of business on June 30, 2012.

F-48

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

R&M Global Advisors was paid $85,359 for the six months ended December 31, 2012, of which $81,300 was included in accounts payable as of June 30, 2012, and $97,125 in cash for compensation during the six months ended December 31, 2011. No amounts were due to R&M Global Advisors as of December 31, 2012.

NOTE 7. NOTES PAYABLE

On March 23, 2012, the Company entered into a $300,000 unsecured promissory note with a third party. On September 28, 2012, this note was amended and the maturity date was extended to November 2, 2012. On November 5, 2012, the Company paid 15%, (or $45,000), of the outstanding principal balance along with accrued interest totaling $49,925 and the note was amended with the maturity date extended to December 5, 2012. The promissory note bears interest at 15% per annum and a penalty rate of 2% per annum. During December 2012, the note and related accrued interest were paid in full.

On April 2, 2012, the Company entered into a $100,000 unsecured promissory note with a third party. The promissory note bears interest at 15% per annum and a penalty rate of 2% per annum, and was originally due on April 30, 2012, at which time its maturity date was extended to May 31, 2012. During September 2012, the note and related accrued interest were paid in full.

On April 20, 2012, the Company entered into a $250,000 unsecured promissory note payable with a third party. A portion of this note amounting to $120,000 was paid in September 2012. On September 28, 2012, the note for the remaining amount due was amended and the maturity date was extended to November 2, 2012. On November 5, 2012, the Company paid 15%, (or $19,500), of the outstanding principal balance along with accrued interest totaling $21,634 and the note was amended with the maturity date extended to December 5, 2012. The promissory note bears interest at 15% per annum and a penalty rate of 2% per annum. During December 2012, the note and related accrued interest were paid in full.

On June 8, 2012, the Company entered into a $500,000 unsecured promissory note payable with a third party. The promissory note bears interest at 25% per annum after the maturity date, and was due on June 22, 2012. During August 2012, the note and related accrued interest were paid in full.

On June 5, 2008, the Company issued a $50,000 unsecured promissory note to Milestone Enhanced Fund Ltd. (“Milestone”) in connection with Milestone’s $50,000 working capital loan to the Company, and the terms and conditions of such note allow for prepayment of the principal and accrued interest at any time without penalty. The interest rate is 8% per annum and the maturity date was June 5, 2010. The total interest accrued as of December 31, 2012 and June 30, 2012 was $18,303 and $16,298, respectively. This note is in default as of December 31, 2012 and remains payable to Milestone. To date, no demand or communication has been received from Milestone.

On April 30, 2009, the Company issued an unsecured Convertible Promissory Note (the “Convertible Note”) to Milestone, bearing an interest rate of 8.25% per annum, in the amount of $45,000, due November 8, 2010.  The Convertible Note provides that the principal and interest balance due on the Convertible Note are convertible at Milestone’s option pursuant to terms to be mutually agreed upon by the Company and Milestone in writing at a later date.  The Company and Milestone have not yet negotiated such conversion terms.  The total interest accrued on the Convertible Note at December 31, 2012 and June 30, 2012 was $13,539 and $11,678, respectively. The Convertible Note is in default as of December 31, 2012 and remains payable to Milestone. To date, no demand or communication has been received from Milestone.

NOTE 8. CREDIT AGREEMENT

On May 2, 2011, the Company entered into and simultaneously closed a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, the Company issued to each lender a zero-coupon original issue discount note due February 2, 2012.  The notes are convertible into shares of the Company’s common stock at the lender’s option at a price of $0.40 per share.  The aggregate face amount of the notes at the February 2, 2012 maturity was $1,677,438. The Company may prepay the notes at its option (together with accrued original issue discount), and must prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by the Company.

The Company also agreed to issue to the lenders warrants to purchase an aggregate of 1,500,000 shares of common stock, exercisable for five years at an initial exercise price of $0.50 per share (the “Lender Warrants”). The Lender Warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair values of the Lender Warrants were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the warrants was $1,132,000 at the issuance date. This amount was recorded as a debt discount and is amortized to interest expense over the term of the debentures.

F-49

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

On August 25, 2011, the Company entered into an Amendment and Waiver Agreement with the holders of the zero-coupon bridge notes (the “Waiver Agreement”).   The Waiver Agreement does not alter the principal amount of the zero-coupon bridge notes; however, it provides that such notes will accrue interest at a rate of 15% per annum from February 2, 2012, until June 30, 2012.  The Waiver Agreement also reduced the conversion price of the zero-coupon bridge notes from $0.40 to $0.12 per share.  In connection with the Waiver Agreement, the Company agreed to pay an arranger a cash fee (“arranger fee”) of $30,000.

On September 28, 2012, the Company entered into a Second Amendment and Waiver Agreement with the holders of the zero-coupon convertible notes (the “Second Waiver Agreement”).  Pursuant to the Second Waiver Agreement, the zero-coupon convertible notes’ maturity date was extended to September 28, 2013, and the aggregate principal amount thereof was increased to $1,880,000, which includes an Original Issue Discount of 12.1%. The Waiver Agreement also reduced the conversion price of the zero-coupon bridge notes from $0.12 to $0.095 per share.  In connection with the Waiver Agreement, the Company agreed to pay an arranger a cash fee (“arranger fee”) of $37,600.

In connection with the Second Waiver Agreement, the convertible debentures were analyzed for a beneficial conversion feature after the debt modification at which time it was concluded that no beneficial conversion feature existed. See detail summary below for carrying value of debt as of December 31, 2012.

Post-Modification Debt:
Estimated fair value of debt after modification	$1,880,000
Less: Original issue discount	(202,926)
Carrying value at September 28, 2012	1,677,074
Amortization of debt discount	52,260
Carrying value at December 31, 2012	$1,729,334

Second Amendment and Waiver Agreement

The Company applied ASC 470-50-40/55 “Debtor’s Accounting for a Modification or Exchange of Debt Instrument” and concluded that the Second Amendment and Waiver Agreement dated September 28, 2012 constituted a debt extinguishment rather than debt modification because the change in the fair value of the embedded conversion features immediately before and after the modification exceeded 10% of the original loan balance. As a result, the Company recorded a loss on debt extinguishment of $37,235 during the six months ended December 31, 2012, as summarized below:

Loss on Extinguishment:
Estimated fair value of debt after modification	$1,880,000
Arranger fee	37,600
Less: Original issue discount	(202,926)
Fair value of assets given	1,714,674
Less: Carrying value of pre-modification debt	(1,677,439)
Unamortized deferred financing costs	-
Loss on debt extinguishment	$37,235

F-50

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

NOTE 9. DERIVATIVE LIABILITIES

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40.

The warrants (including any Agent warrants) issued in connection with the 2009 Unit Offering the 2010 Unit Offerings, the Incentive warrants, the 2011 Unit Offering warrants, the Lender Warrants, the Warrants issued for advisory services and the Arranger Warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time. The amount of any such adjustment is determined in accordance with the provisions of the relevant warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the relevant time. In addition, the number of shares issuable upon exercise of the 2010 Unit Offering Warrants, the Incentive warrants and all warrants issued to agents under both the 2009 Unit Offering, and the 2010 Unit Offerings will be increased inversely proportional to any decrease in the exercise price, thus preserving the aggregate exercise price of the warrants both before and after any such adjustment.

The fair values of the warrants issued in the 2009 Unit Offering, the 2010 Unit Offerings, the Incentive warrants, the 2011 Unit Offering, the Lender Warrants, the Arranger warrants, the warrants issued for advisory services and the POSCAN Warrants were recognized as derivative warrant instruments at issuance or when they become issuable and are measured at fair value at each reporting period. The Company determined the fair values of these warrants using a modified lattice valuation model.

In conjunction with the closing of POSCAN’s second tranche of investment on August 17, 2012, the Company adjusted the exercise price of the warrants previously issued to POSCAN from $0.40 to $0.21 per share. The incremental value of the warrants before and after the modification was $171,150 and was reported as warrant modification expense.

On August 17, 2012, the Company closed on POSCAN’s second tranche of investment under the SPA (the “Second Closing”), selling 62,499,938 units to POSCAN for gross proceeds of $9,999,990, with each unit consisting of one share of common stock and a three-year warrant to purchase one share of common stock for $0.21 per share. Furthermore, the Additional Agreement provides that, subject to certain exceptions, the Company must issue additional shares of our common stock to POSCAN in the event that the Company issues or sells any such shares to third parties for a price of less than $0.16  per share at any time during the 18 months immediately following the Second Closing.

The Company has determined that these warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants’ respective exercise prices based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The warrants were recognized as derivative warrant instruments at issuance or when they become issuable and are measured at fair value at each reporting period. The Company determined the fair values of these warrants using a modified lattice valuation model.

F-51

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

Activity for derivative warrant instruments during the six months ended December 31, 2012 was as follows:

		Initial valuation
		of derivative		Increase
		liabilities upon		(decrease) in
	Balance at	issuance of new		fair value of	Exercise	Balance at
	June 30,	warrants during	Modification	derivative	of	December 31,
	2012	the period	expense	liabilities	warrants	2012
2009 Unit Offering warrants	$872,212	$-	$-	$(440,121)	$-	$432,091
First 2010 Unit Offering warrants	1,640,644	-	-	(1,082,552)	-	558,092
Second 2010 Unit Offering warrants	237,426	-	-	(146,641)		90,785
Third 2010 Unit Offering warrants	512,341	-	-	(309,573)	-	202,768
Incentive warrants	579,760	-	-	(351,914)	-	227,846
2011 Unit Offering warrants	1,495,038	-	-	(1,158,239)	-	336,799
Lender warrants	274,386	-	-	(196,749)	-	77,637
Warrants for advisory services and Arranger warrants	83,210	-	-	(65,459)	-	17,751
POSCAN warrants	1,958,911	4,478,014	171,150	(2,489,458)	-	4,118,617
	$7,653,928	$4,478,014	$171,150	$(6,240,706)	$-	$6,062,386

Warrant Modification Expense

The Company measured the modified warrants using a modified lattice valuation model, below is the summary of the valuation:

Fair value of Warrant on August 17, 2012 with exercise price $0.40 and stock price $0.069	$1,091,513
Fair value of Warrant on August 18, 2012 with exercise price $0.21 and stock price $0.067	1,262,663
Modification expense	$171,150

F-52

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

Activity for derivative warrant instruments during the six months ended December 31, 2011 was as follows:

		Initial valuation
		of derivative	Increase
		liabilities upon	(decrease) in
	Balance at	issuance of new	fair value of		Balance at
	June 30,	warrants during	derivative	Exercise of	December 31,
	2011	the period	liabilities	Warrants	2011
2009 Unit Offering warrants	$3,854,119	$-	$(2,588,538)	$-	$1,265,581
First 2010 Unit Offering warrants	2,911,244	-	(1,849,599)	-	1,061,645
Second 2010 Unit Offering warrants	1,800,265	-	(1,094,991)	(590,462)	114,812
Third 2010 Unit Offering warrants	1,156,744	-	(858,869)	-	297,875
Incentive warrants	1,072,441	-	(738,036)	-	334,405
2011 Unit Offering warrants	3,736,897	-	(2,556,631)	-	1,180,266
Lender warrants	523,234	-	(375,767)	-	147,467
Warrants for advisory services and Arranger warrants	189,810	-	(136,900)	-	52,910
POSCAN warrants	-	3,779,978	(1,404,228)	-	2,375,750
	$15,244,754	$3,779,978	$(11,603,559)	$(590,462)	$6,830,711

During the six months ended December 31, 2011, 4,200,000 warrants were exercised for aggregate proceeds of $210,000. The Company reduced the derivative liability by $590,462 based on the fair value of the warrants on the date of exercise and increased additional paid-in capital by the same amount.

The following is a summary of the assumptions used in the modified lattice valuation model as of the initial valuations of the derivative warrant instruments issued during the six months ended December 31, 2012 and 2011, respectively, and as of December 31, 2012 and 2011, respectively:

	Initial	Initial
	valuations -	valuations -	Valuation as of	Valuation as of
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Common stock issuable upon exercise of warrants	62,499,938	38,095,300	160,395,482	89,284,712
Market value of common stock on measurement date (1)	$0.07	$0.145	$0.059	$0.067
Adjusted exercise price	$0.21	$0.40	$0.05-0.38	$0.05-0.48
Risk free interest rate (2)	0.31%	0.42%	0.21%-0.36%	0.36%-0.83%
Warrant lives in years	3.0	3.0	1.26-3.33	2.30-4.20
Expected volatility (3)	182%	205%	135%-144%	179%-217%
Expected dividend yields (4)	None	None	None	None
Assumed stock offerings per year over next five years (5)	1-2	1-2	1-2	1-2
Probability of stock offering in any year over five years (6)	25%	100%	25%	100%
Range of percentage of existing shares offered (7)	15%-31%	10%-31%	8%-24%	10%-31%
Offering price range (8)	$0.21-$0.45	$0.21-$0.45	$0.15-$0.45	$0.15-$0.50

F-53

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

(1)	The market value of common stock is the stock price at the close of trading on the date of issuance or at period-end, as applicable.

(2)	The risk-free interest rate was determined by management using the 2, 3 or 5 - year Treasury Bill as of the respective Offering or measurement date.

(3)	The historical trading volatility was determined by the Company’s trading history.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

(5)	Management estimates the Company will have at least one stock offering in each of the next five years.

(6)	Management has determined that the probability of a stock offering is 25% in each of the next five years.

(7)	Management estimates that the range of percentages of existing shares offered in each stock offering will be between 8% and 24% of the shares outstanding.

(8)	Represents the estimated offering price range in future offerings as determined by management.

NOTE 10.  STOCKHOLDERS’ EQUITY

Common Stock Issuable for Services

In September 2012, the Company entered into several stock settlement agreements with certain parties to whom the Company was obligated as of June 30, 2012 (“Receivable Holders”). The Company has entered into settlement agreements with respect to an aggregate of $390,336 of obligations (including $363,336 to officers, directors, and employees), and has issued an aggregate of 5,825,761 shares of the Company’s common stock pursuant thereto. Each settlement agreement that the Company has entered into to date has provided for the Company to issue one share of the Company’s common stock for every $0.067  of obligations released by the Receivable Holder. The stock price on the grant date of these shares was $0.068 therefore a loss on settlement of $5,816 was recorded in relation to these settlement agreements for the six months ended December 31, 2012.

COO resignation

On December 5, 2012, MIZ and the Company terminated its Services Agreement. In connection with the termination of the Services Agreement, all of the Restricted Stock was deemed fully vested and issued to MIZ (of which 1,700,000 shares were previously held in escrow, and 800,000 shares had previously been issued to MIZ). The Company recorded stock-based compensation expense of $183,360 and $165,529 in connection with the Restricted Stock during the six months ended December 31, 2012 and 2011, respectively.

In addition, on November 30, 2012, the Company agreed to issue MIZ 300,000 shares of common stock for services.The stock price on the grant date of these shares was $0.069 therefore the Company recorded $20,700 of stock compensation expense for these shares for the six months ended December 31, 2012.

F-54

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

Also, on November 30, 2012, the Company reduced the exercise prices of 333,333 options from $0.38 to $0.13 per share and the exercise  price of 666,667 options were reduced from $0.38 to $0.21 per share. The Company recorded $16,682 of stock compensation expense in connection with the modification of exercise price as the incremental difference between the fair value of the stock options immediately before and after the modification.

Common Stock Sales

July 1, 2012 through December 31, 2012

On August 17, 2012, the Company closed on POSCAN’s second tranche of investment (the “Second Closing”) under the Securities Purchase Agreement between the Company and POSCAN, dated as of August 24, 2011 (the “POSCAN SPA”), selling 62,499,938 units to POSCAN for gross proceeds of $9,999,990, with each unit consisting of one share of common stock and a three-year warrant to purchase one share of common stock for $0.21 per share. Furthermore, the Additional Agreement to Securities Purchase Agreement between the Company and POSCAN, dated as of August 17, 2012 (the “Additional Agreement”), provides that, subject to certain exceptions, the Company must issue additional shares of our common stock to POSCAN in the event that the Company issues or sells any such shares to third parties for a price of less than $0.16 per share at any time during the 18 months immediately following the Second Closing (see Note 9). During the six months ended December 31, 2012, the Company entered into certain agreements and issued shares which may have triggered this provision. The Company is seeking clarification of this provision and, if necessary, a waiver of this provision for the following transactions:

•	From September 2012 through November 2012, the Company entered into certain agreements whereby the Company agreed to issue common stock valued at approximately $0.07 per share for services. In the event the provision applies, and a waiver is not granted, the Company estimates it would be required to issue an additional 3,556,786 shares and record stock-based compensation expense estimated at $242,032.

•	On September 28, 2012, the Company entered into a Second Amendment and Waiver Agreement with the holders of the zero-coupon convertible notes (the “Second Waiver Agreement”), under which the conversion price of the zero-coupon bridge notes was modified from $0.12 to $0.095 per share. In the event the provision applies, and a waiver is not granted, the Company estimates it would be required to issue an additional 2,905,412 shares and record stock-based compensation expense estimated at $232,433.

The Company also agreed to issue to POSCAN a two-year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $0.15 per share. The Company analyzed the instruments for derivative accounting consideration and determined that derivative accounting does not apply to these warrants. The Company determined the fair value of these warrants on the grant date using the Black-Scholes option pricing model with the following assumptions: stock price on the measurement date of $0.07, term of 2 years, expected volatility of 141%, and a discount rate of 0.29%.

The fair value of the warrants was determined to be $192,540. The Company recorded this amount as offering costs with an offset to additional paid-in capital for the six months ended December 31, 2012.

On January 11, 2011, the Company engaged a consultant to provide advisory services to facilitate equity or debt fund raising for the Company. In connection with the closing of POSCAN’s second tranche of investment on August 17, 2012, the Company paid 5% of the gross proceeds of $9,999,990, or $500,000, which has been recorded as offering costs for the six months ended December 31, 2012. In addition, the Company has agreed to provide the consultant 5% of the gross proceeds in warrants. The number and terms of the warrants have not been determined; accordingly these warrants have not been issued as of December 31, 2012. An accrual for the fair value of the warrants of $162,350 has been included in accrued expenses and as additional offering costs for the six months ended December 31, 2012. The warrants were valued using the Black-Scholes option pricing model with the following assumptions:

F-55

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

August 17, 2012
Market value of stock on measurement date	$0.070
Risk-free interest rate	0.81%
Dividend yield	0%
Volatility factor	216%
Term	5 years

The net proceeds from the closing of POSCAN’s second tranche of funding of $9,499,990 were allocated $4,859,626 to common stock and additional paid-in capital, $4,478,014 to derivative liabilities and $162,350 to accrued expenses for offering costs.

2009 Equity Incentive Plan

On October 19, 2009, stockholders holding shares representing approximately fifty-nine percent (59%) of the Company’s issued and outstanding common stock executed a written consent in lieu of a meeting and approved the creation of the 2009 Equity Incentive Plan (the “2009 Plan”).  The 2009 Plan provides for the issuance of both non-statutory and incentive stock options and other awards to acquire, in the aggregate, up to 5,000,000 shares of the Company’s common stock.

Restricted Stock Units

On June 27, 2011, the Company granted its Chief Executive Officer an award of 700,000 restricted stock units under the 2009 Plan which vests in 1/3 increments each January 15th of 2012, 2013 and 2014. The value of the issuable shares was determined based on the $0.22 per share closing price of the common stock on the measurement date, and totaled $154,000. The Company will record stock compensation expense over the 3 year service period. During the six months ended December 31, 2012 and 2011, the Company recorded $26,754 and $73,282 of stock compensation in connection with this agreement.

During December 2011, the Company entered into a one-year employment agreement with its new Vice President of Finance (the “VP of Finance”) which originally was to begin on January 1, 2012 (amended to March 1, 2012). Pursuant to the agreement, the VP of Finance was granted 250,000 restricted stock units under its 2009 Plan which will vest over 3 years. The value of the issuable shares was determined based on the $0.13 closing price of the common stock on the measurement date, and totaled $34,500. The Company will record stock compensation expense for these restricted stock units over the 3 year service period which begins on March 1, 2012, of which the Company recorded expense of $17,250 during the six months ended December 31, 2012.

In May 2012, the Company committed to grant Restricted Stock Units with respect to an aggregate of 900,000 shares to members of its Board of Directors. Such restricted stock units shall vest over a period of three years starting from the later of July 1, 2011 and the initial date of the applicable director’s substantial involvement with the Board’s activities. However, the Company does not currently have enough shares authorized for issuance under the 2009 Plan  to satisfy all of these obligations. The Company is analyzing the required steps to increase the number of shares under the plan. The Company recorded compensation expense related to these units of $11,040 during the six months ended December 31, 2012.

On December 19, 2012, the Company committed to grant 100,000 restricted stock units to a new member of the Board of Directors.  The restricted stock shall vest over a period of three years beginning on the director’s start date.  The value of the issuable shares was determined based on the $0.05 closing price of the common stock on the measurement date, and totaled $5,000.

F-56

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

Stock Option Awards

Summary of stock option activity is presented in the table below:

			Weighted-average
		Weighted-average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at June 30, 2012	1,450,000	$0.38	6.79	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired/Forfeited	-	-	-	-
Outstanding at December 31, 2012	1,450,000	$0.24	3.53	$-
Exercisable at December 31, 2012	1,200,000	$0.21	3.39	$-

During the six months ended December 31, 2012 and 2011, the Company recognized stock-based compensation expense of $54,313 and $69,571, respectively, related to stock options (of which $48,923 and $60,615 was related party for the six months ended December 31, 2012 and 2011, respectively - See Note 6).  As of December 31, 2012, there was approximately $23,357 of total unrecognized compensation cost related to non-vested stock options which is expected to be recognized ratably over a weighted-average period of approximately 2.16 years.

Warrants

Summary information regarding common stock warrants issued and outstanding is as follows:

		Weighted-average
	Exercise of	Exercise
	Warrants	Price
Outstanding at June 30, 2012	89,284,712	0.25
Issued	67,499,938	0.20

Additional shares issuable upon exercise of warrants as a result of adjustments pursuant to anti-dilution provisions	3,610,832	n/a
Exercised	-	-
Outstanding at December 31, 2012	160,395,482	0.23

Warrants outstanding as of December 31, 2012

		Outstanding		Exercisable
	Exercise	number	Remaining	number
Issuance Date	price	of warrants	life	of warrants
November 10, 2009 - December 23, 2009	$0.26	7,198,584	1.86 - 1.98 years	7,198,584
November 10, 2009 - December 23, 2009	$0.38	7,269,374	1.86 - 1.98 years	7,269,374
June 9, 2010 - September 13, 2010	$0.26	11,729,615	2.44 – 2.70 years	11,729,615
June 9, 2010 - July 13, 2010	$0.17	646,645	2.44 –2.53 years	646,645
November 8-15, 2010	$0.05	1,400,000	2.85 years	1,400,000
December 9, 2010 - February 23, 2011	$0.15	4,890,418	2.94 - 3.15 years	4,890,418
April 7, 2011 - May 19, 2011	$0.35	5,416,953	3.23 years	5,416,953
April 7, 2011 - May 19, 2011	$0.29	11,960,049	1.38 years	11,960,049
April 7, 2011 - May 19, 2011	$0.22	1,913,606	1.38 years	1,913,606
May 2, 2011	$0.34	1,500,000	3.33 years	1,500,000
May 2, 2011	$0.29	75,000	3.33 years	75,000
June 27, 2011	$0.29	800,000	1.26 years	800,000
September 14, 2011	$0.20	38,095,300	1.70 years	38,095,300
August 17, 2012	$0.20	62,499,938	2.63 years	62,499,938
August 17, 2012	$0.15	5,000,000	1.63 years	5,000,000
		160,395,482		160,395,482

F-57

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

The intrinsic value of warrants outstanding at December 31, 2012 was $12,600.

NOTE 11. FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic No. 820 - 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 - 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3: Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models.  Level 3 instruments include derivative warrant instruments.  The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

As required by FASB ASC Topic No. 820 - 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using a modified lattice valuation model (See Note 9).

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2012:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	December 31,
Description	(Level 1)	(Level 2)	(Level 3)	2012
Derivative liabilities - warrant instruments	$-	$-	$6,062,386	$6,062,386

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2012:

	Quoted prices
	in Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	June 30,
Description	(Level 1)	(Level 2)	(Level 3)	2012
Derivative liabilities - warrant instruments	$-	$-	$7,653,928	$7,653,928

F-58

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as Level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Six months ended December 31,
	2012	2011
Beginning balance as of June 30,	$(7,653,928)	$(15,244,754)
Change in fair value	243,205	6,948,644
Additions	(4,478,014)	(3,779,978)
Warrant modification	(171,150)	-
Exercise of warrants	-	561,965
Ending balance as of September 30,	$(12,059,887)	$(11,514,123)
Change in fair value	5,997,501	4,654,915
Exercise of warrants	-	28,497
Ending balance as of December 31,	$(6,062,386)	$(6,830,711)
Change in unrealized gains included in earnings for the three months ended December 31, 2012 and 2011	5,997,501	4,654,915
Change in unrealized gains included in earnings for the six months ended December 31, 2012 and 2011	$6,240,706	$11,603,559

During the six months ended December 31, 2012 and 2011, the Company recorded a realized loss of $ -0- and $537,486, respectively, on the settlement of a portion of the warrant derivative liability due to the exercise of certain warrants, which is included in the change in the fair value of warrant derivative liability in the consolidated income statements.

NOTE 12.  COMMITMENTS AND CONTINGENCIES

Mining Permits

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that the Company will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on the Company’s properties at economically viable costs.

In Chile, lithium is not exploitable via traditional mining concessions. The Chilean Mining Code (“CMC”) establishes the reserve of lithium to the State of Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of the Republic of Chile for each case. Currently neither the Company nor its subsidiaries have sufficient authority (or permits) to explore and exploit lithium in Chile.

The Chilean Government’s Ministry of Mining established its first ever auction for the award of a lithium production quotas and licenses (Special Lithium Operations Contracts, or CEOLs) which would permit the exploitation of an aggregate of 100,000 tons of lithium metal (approximately 530,000 tons of lithium carbonate equivalent) over a 20 year period, subject to a seven percent royalty.  In September 2012, the Company formed a consortium consisting of the Company, POSCO, Daewoo International Corp, and Mitsui & Co. (the “Consortium”) for the purpose of participating in such CEOL auction.  As required under the rules established by the Ministry of Mining, on September 14, 2012, the Consortium submitted its bid for the CEOLs.

F-59

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

On September 24, 2012, the Ministry of Mining opened the bids and informed us that the Consortium’s bid was not the winning bid.

On October 1, 2012, the Ministry of Mining informed the Company that the Chilean Government decided to invalidate the CEOL process and the results announced on September 24, 2012, due to an administrative error.

On October 5, 2012, the Company submitted a “Request for Reconsideration” to the Chilean Government, requesting it to reconsider the invalidation and award the CEOL to the second highest bidder - the Consortium.

On October 17, 2012, the Chilean Government ratified its decision to invalidate the CEOL process and not to accept any of the bids.

On October 22, 2012, we submitted another “Request for Reconsideration” to the Chilean Government. The Chilean Government had 30 days to answer the Company´s request.

On November 19, 2012, the Chilean Government rejected our Request for Reconsideration appeal.

On November 22, 2012, the Chilean Government ratified its decision to invalidate the CEOL process, as well as rescinding the CEOL Basis, which defined the regulations that regulated the CEOL process.

On January 16, 2013, we submitted a letter to the Chilean Comptroller requesting to review the CEOL process. The Company is waiting for an answer.

Pending the outcome of the permitting process, the Company is exploring other strategies that could enable the Company to obtain rights to exploit lithium in Chile, whether from our Maricunga project or otherwise. Additionally, the Company is evaluating the Maricunga project as a potential producer of potash and potassium nitrate. The majority of the past and current technical work performed on the project is applicable to the production of lithium and/or potassium. Potassium exploitation does not require special permits and is exploitable via regular mining concessions, according to the Chilean Mining Code. However, there can be no assurances that the Company will be able to do so in the near future, on favorable terms, or at all.

The Company believes that it is in compliance with all material laws and regulations that currently apply to its activities, but there can be no assurance that the Company can continue to remain in compliance. Current laws and regulations could be amended and the Company might not be able to comply with them, as amended. Further, there can be no assurance that the Company will be able to obtain or maintain all permits necessary for our future operations, or that the Company will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, the Company may be delayed or prohibited from proceeding with planned exploration or development of its mineral properties.

2011 Offering - Registration Rights Penalties

On March 22, 2011, the Board of Directors approved a private placement offering (the “2011 Offering”) to investors of up to $10,000,000 worth of units of securities at an offering price of $0.27 per unit (“G Unit”). Each G Unit consisted of (i) one share of our common stock, par value $0.001 per share, and (ii) a warrant to purchase one-half of a share of common stock, at an exercise price of $0.40 per whole share (“G Warrant”, or “2011 Unit Offering warrant”). The G Warrants are exercisable for a period of three years. On April 7, April 13, May 3, May 6, and May 19, 2011, the Company held closings of the 2011 Offering with respect to an aggregate of 23,920,071 units of its securities, for aggregate gross proceeds of approximately $6,458,189 ($5,720,918 net after offering expenses and placement agent fees). The Company also issued to placement agents and finders warrants to purchase an aggregate of 1,913,606 shares of common stock at an exercise price of $0.27 per share and exercisable for a period of three years.

Pursuant to a registration rights agreement for the 2011 Offering, the Company agreed to file a registration statement with the Securities and Exchange Commission within 75 days after the closing date to register the shares of common stock and the shares of common stock underlying the G warrants under the Securities Act of 1933, as amended, and to use its best efforts to cause such registration statement to become effective within 150 days after the filing date, all at the Company’s own expense. Pursuant to the registration rights agreement, in the event the Company does not meet these deadlines, the Company has agreed to pay the investors monetary penalties of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%, or $645,819). The Company was required to file the registration statement by June 21, 2011, however the registration statement was not filed until July 1, 2011, and the Company recorded a monetary penalties accrual of $38,750, which has not yet been paid as of December 31, 2012. The Company was required to cause the registration statement to become effective by November 28, 2011, however the registration statement was not effective until March 19, 2012, and the Company increased the monetary penalties accrual to $518,243, (plus accrued interest of $88,080, included in accrued expenses, which is calculated at 18% per annum for registration rights penalties considered past due), and the penalty has not yet been paid as of December 31, 2012. Although the Company intends to seek a waiver for these monetary penalties, there is no assurance the Company will be successful in obtaining a waiver.

F-60

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended December 31, 2012

(Unaudited)

Gain Contingency

As of December 31, 2012, the Company did not capitalize any Chilean value-added taxes (“VAT”) amounting to $780,203 arising from various purchases of goods and services in Chile. The Company expensed $10,050 during the six months ended December 31, 2012 due to uncertainty of recoverability and these amounts are included in general and administrative expenses on the consolidated statement of operations. Under Chilean regulation, this VAT is recoverable from future VAT payable.

Operating Leases

Rental expense for office operating leases was $67,459 and $67,972 during the six months ended December 31, 2012 and 2011, respectively. Future minimum rental commitments under long-term non-cancellable facilities operating leases in place as of December 31, 2012 are as follows:

Period ending December 31,	Amount
2013	$99,684
2014	74,484
2015	9,414
Total minimum lease payments	$183,582

NOTE 13.  SUBSEQUENT EVENTS

Memorandum of Understanding

On March 18, 2013, the Company entered into a memorandum of understanding (“MOU”) for a business combination with Blue Wolf Mongolia Holdings Corp. (“Blue Wolf”). Pursuant to the MOU, a wholly-owned subsidiary of Blue Wolf will merge with and into the Company and the Company’s shareholders will receive one ordinary share of Blue Wolf for every 250 Company shares they own (the “Transaction”). The parties intend to negotiate and execute a definitive agreement for the Transaction in accordance with the terms of the MOU. The execution of a definitive agreement is subject to a number of conditions, including (i) the satisfactory completion of due diligence by the parties, (ii) the execution of lockup and support agreements, (iii) the approval by Blue Wolf’s shareholders of certain proposals, including an amendment to Blue Wolf’s charter to extend the termination date for three months until July 22, 2013 (the “Extension”), (iv) the completion of the tender offer being conducted by Blue Wolf in connection with the Extension and (v) the approval by the Company’s shareholders of the Transaction.

The definitive agreement will include customary closing conditions including necessary shareholder and regulatory approvals and Blue Wolf’s trust account having a minimum of $5.0 million of cash upon the consummation of the Transaction. In addition, certain shareholders of the Company (including POSCO and the Company’s officers and directors) will agree to vote in favor of the Transaction and be restricted from selling any shares it receives until the expiration of the lockup for Blue Wolf’s insiders. Company shareholders holding a minimum of 50% of the Company’s outstanding shares will agree to assign their proxy to Li3 to vote in favor of the Transaction and to be restricted from selling any shares until the closing of the Transaction. Subject to certain exceptions, the Company has agreed that until May 10, 2013, neither it nor any of its directors or officers will solicit or discuss any proposals with third parties for a business combination or a sale of its securities or material assets.

Common stock subject to rescission

On March 19, 2012, the Securities and Exchange Commission declared effective a registration statement that we had filed to cover the resale of shares previously issued and sold (or to be issued upon the exercise of warrants). On March 1, 2013, we filed a post-effective amendment for that registration statement that included our audited financial statements as of and for the year ended June 30, 2012 as had been filed on our Annual Report on Form 10-K for the year ended June 30, 2012 (the “2012 Annual Report”). We believe that the filing of the post-effective amendment fulfilled our obligation to update the registration with current financial information pursuant to Section 10(a)(3) of the Act. However, there were approximately three months when our registration statement contained financial information that was not current. During that period, 65,000 shares sold pursuant to that prospectus in open market transactions which may have violated Section 5 of the Securities Act of 1933, as amended, and, as a result, the purchasers of those shares may have rescission rights or claims for damages. Accordingly, we have reduced shareholders’ equity at March 31, 2013 by $3,041, the total amount that we would have to refund if all the purchasers of those shares exercised their rescission right.

Purchase of Mining Concession

On April 16, 2013 (the “Closing Date”), the Company entered into a purchase agreement (the “Purchase Agreement”) with Jose Resk Nara and Carlos Alfonso Iribarren (the “Sellers”) to purchase all of the outstanding shares of SLM Cocina Diecinueve de la Hoyada de Maricunga, a Chilean based company (“SLM”), which will become a wholly owned subsidiary of the Company (the “Acquisition”). SLM owns the group of mining concessions “Cocina 19 through 27” (the Properties”).

Pursuant to the Purchase Agreement, the Company paid the Sellers $7.3 million, of which $2.0 million was paid on the Closing Date, $2.0 million to be paid 90 days following the Closing Date, $1.8 million to be paid 180 days after the Closing Date and $100,000 to be paid annually on the anniversary of the Closing Date for fifteen years beginning in 2014.

The Properties are located within the northern section of Salar de Maricunga in Region III of Atacama in northern Chile. They are comprised of 450 hectares, increasing Li3’s land holdings within Maricunga to 1,888 hectares. The Properties adjoin the company´s existing Litio 1-6 properties and were constituted prior to the 1979 Lithium Exploitation Restrictions, meaning that there is no need to apply for a special permit in order to exploit the lithium on those concessions. The exploitation of these properties are not subject to obtaining a CEOL permit for the exploitation of lithium in Chile; however, the Acquisition does not provide the necessary permits to exploit lithium from the Company’s existing Maricunga property.

F-61

83,636,790 Shares of Common Stock

Li3 Energy, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until March 18, 2012, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is              , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.  The selling stockholders will not responsible for any of the expenses of this offering.

EXPENSE	AMOUNT
SEC Registration fee	$1,116
Legal fees and expenses	150,000
Accounting fees and expenses	20,000
Printing expenses	12,000
Miscellaneous	5,884
Total	$190,000

Item 14.  Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our current and former directors, trustees, officers, employees and other agents against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by any such person, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws.  These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, trustee, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Item 15.  Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to various persons, as described below.  None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering.  The sales of these securities were deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), by virtue of Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.  The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of our securities were accredited or sophisticated persons, or were non-U.S. persons, and had adequate access, through employment, business or other relationships, to information about us.

II- 1

1.	On June 5, 2008, we issued a promissory note (the “2008 Note”) to one investor in exchange for a working capital loan of $50,000 to us. The 2008 Note was issued in a private placement exempt from registration under the federal securities laws pursuant to Section 4(2) of the Act as a transaction not involving a public offering.

2.	On May 8, 2009, we issued a promissory note (the “2009 Note”) to one investor in exchange for a working capital loan of $45,000 to us. The note holder has a right to convert any portion of the outstanding and unpaid principal and interest balance into the Company’s common shares at a conversion price to be mutually determined by the Company and the note holder. The 2009 Note was issued in a private placement exempt from registration under the federal securities laws pursuant to Section 4(2) of the Act as a transaction not involving a public offering.

3.	On October 19, 2009, as compensation for services to the corporation, our Board of Directors approved the issuance as of that date of 1,500,000 shares of our common stock to our Chief Executive Officer, Luis Saenz. This issuance of shares to Mr. Saenz was exempt from the registration requirements of the Act, pursuant to Section 4(2) of the Act as a transaction not involving a public offering.

4.	In November and December 2009, we conducted a private placement offering of units of our securities at a price of $0.25 per unit (the “2009 Offering”). Each unit consisted of (i) one share of our common stock, (ii) a warrant representing the right to purchase one-half of one (0.5) share of common stock, exercisable for a period of five years at an exercise price of $0.50 per whole share (the “A Warrant”), and (iii) a warrant representing the right to purchase one-half of one (0.5) share of common stock, exercisable for a period of five years at an exercise price of $1.00 per whole share (the “B Warrant”).

(a)	At the initial closing on November 10, 2009, we sold 6,400,000 Units for an aggregate of price of $1,600,000.

(b)	On November 12, 2009, we completed the second closing of the 2009 Offering, in which we sold 2,120,000 units for an aggregate price of $530,000.

(c)	On November 17, 2009, we completed the third closing of the 2009 Offering, in which we sold 1,820,000 units for an aggregate price of $455,000.

(d)	On December 15, 2009, we completed the fourth closing of the 2009 Offering, in which we sold 1,900,000 units for an aggregate price of $475,000.

(e)	On December 23, 2009, we completed the fifth and final closing of the 2009 Offering, in which we sold 1,760,000 Units for an aggregate price of $440,000.

In the aggregate, the Company sold 14,000,000 Units for gross proceeds of $3,500,000 in the 2009 Offering.

The A Warrants and B Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.50 per share for A Warrant, and $1.00 per share for B Warrant.  Both the shares of common stock and the A Warrants and B Warrants contained in the units carry “piggyback” registration rights.

The 2009 Offering was conducted pursuant to the exemption from the registration requirements of the Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Act, and Section 4(2) of the Act.  The Units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

II- 2

Gottbetter Capital Markets, LLC (“GCM”), a broker-dealer, acted as placement agent for the 2009 Offering.  We paid GCM a fee in cash of 1% of the principal amount of each unit sold in the 2009 Offering, and, additionally, a cash commission of 7% and warrants (the “Agent A Warrants”) to purchase 3.5% of the number of shares of common stock included in the units sold to investors introduced by GCM and warrants (the “Agent B Warrants”) to purchase 3.5% of the number of shares of common stock included in the units sold to investors introduced by GCM.  The Company also paid a 7% cash commission and 3.5% Agent A Warrant coverage and 3.5% Agent B warrant coverage to a certain finders in connection with sales made in the 2009 Offering to investors introduced by the finder. The “Agent A Warrants” have a term of five years and are exercisable at $0.50 per share, and the Agent B Warrants” have a term of five years and are exercisable at $1.00 per share (subject to anti-dilution adjustment).  We issued a total of 101,500 Agent A Warrants and 101,500 Agent B Warrants.

5.	In June through September 2010, we conducted a private placement offering (the “First 2010 Offering”) of units of our securities to institutional and accredited investors and non-U.S. persons at an offering price of $0.25 per unit. Each unit consisted of (i) one share of common stock, and (ii) a two-year warrant to purchase one share of common stock at an exercise price of $0.70 per share (the “C Warrants”). Subsequent to the first closing, the Company revised the terms of the C Warrants to reduce the exercise price from $0.70 to $0.50 per share and to extend the term from two to five years.

(a)	On June 9, 2010, we held an initial closing of the First 2010 Offering, in which we sold 4,000,000 units for aggregate gross proceeds of $1,000,000.

(b)	On July 13, 2010, we held the second closing of the First 2010 Offering, in which we sold 2,000,000 units for aggregate gross proceeds of $500,000.

(c)	On September 13, 2010, we held the third and final closing of the First 2010 Offering, in which we sold 160,000 units for aggregate gross proceeds of $40,000.

In the aggregate, we sold 6,160,000 units for gross proceeds of $1,540,000 in the First 2010 Offering.

The C Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.50 per share.  Both the shares of common stock and the C Warrants contained in the units carry “piggyback” registration rights.

We entered into agreements to pay placement agents and/or finders cash fees of up to 7% of the purchase price of each unit sold in the First 2010 Offering to investors introduced to us by the relevant agent or finder (the “Introduced Investors”), and to issue each such agent or finder five-year warrants (the “Agent C Warrants”) exercisable at $0.25 per share to purchase a number of shares of common stock equal to up to 7% of the shares of common stock included in the units sold in the First 2010 Offering to the Introduced Investors.  We issued a total of 420,000 Agent C Warrants.

The First 2010 Offering was conducted pursuant to the exemption from the registration requirements of the Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Act, and Section 4(2) of the Act.  The units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

6.	As of August 3, 2010, we issued 10,000,000 shares of common stock (the “Alfredo Purchase Price Shares”) to the Alfredo Sellers (as defined below) and their designees pursuant to a Stock Purchase Agreement with Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A (“Fund A”), Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B (“Fund B”), and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P. (“PR Partnership” and, together with Fund A and Fund B, the “Alfredo Sellers”), pursuant to which we acquired all of the outstanding share capital of Alfredo Holdings, Ltd.

Our issuance of the Alfredo Purchase Price Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.

II- 3

7.	Pursuant to our Employment Services Agreement dated as of August 11, 2010, with MIZ Comercializadora, S. de R.L. (“MIZ”) relating to R. Thomas Currin, Jr.’s serving as our Chief Operating Officer, we agreed to issue MIZ 236,842 shares of our common stock as a signing bonus, granted to MIZ an award under our 2009 Equity Incentive Plan pursuant to which issued 2,500,000 shares of Restricted Stock (as defined in the 2009 Plan) and granted to MIZ an option to purchase an aggregate of 1,000,000 shares of common stock under the 2009 Plan, exercisable at a price of $0.38 per share. To the extent such issuances may be deemed sales of our equity securities, they were effected without registration in reliance upon the exemption from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

8.	On November 8, 2010, and November 15, 2010, we held closings of a private placement offering (the “Second 2010 Offering”) of an aggregate of 4,000,000 units of our securities to institutional and accredited investors and non-U.S. persons for aggregate gross proceeds of $200,000, at an offering price of $0.05 per unit. Each unit consisted of (i) one share of common stock, and (ii) a five-year warrant to purchase one share of common stock at an exercise price of $0.05 per share (the “D Warrants”).

The subscription agreements relating to the Second 2010 Offering provide each subscriber with the right (the “Double Option”), subject to certain conditions, to purchase, at any time prior to November 8, 2011, a number of additional units on the same terms (“Double Units”) up to the number of units purchased at the closing of the Second 2010 Offering by such subscriber.

The D Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.05 per share.  Both the shares of common stock included in the units and the shares of common stock issuable upon exercise of the D Warrants contained in the units (including any Double Units) carry “piggyback” registration rights.

9.	As of November 24, 2010, we entered into a Termination, Settlement and Release Agreement, pursuant to which we settled certain potential claims in exchange for consideration that included 500,000 shares of our common stock (the “Settlement Shares”). We valued the portion of the consideration received in the transaction on account of the Settlement Shares at $100,000, which is equal to the number of Settlement Shares multiplied by the $0.20 per share closing price of our common stock on November 24, 2010. The issuance of the Settlement Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction by an issuer not involving a public offering.

10.	On November 24, 2010, we entered into an agreement (the “Compensation Modification Agreement”) with LW Securities, Ltd. in connection with our First 2010 Offering. The Compensation Modification Agreement provides, among other things, that in lieu of $105,000 of cash fees in connection with the First 2010 Offering, we would issue LW Securities 1,000,000 shares of our common stock (the “Fee Substitution Shares”). The issuance of the Fee Substitution Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction by an issuer not involving a public offering.

11.	On December 2, 2010, we issued 1,551,253 shares of common stock to Centurion Private Equity, LLC (the “Investor”) pursuant to an Investment Agreement dated as of December 2, 2010 (the “Investment Agreement”) with the Investor pursuant to the Investment Agreement. On August 27, 2010, we had issued 87,096 shares of common stock to the Investor’s affiliate in connection with the proposed Investment Agreement. These shares were issued as consideration for, and as an inducement to, the Investor entering into the Investment Agreement. Our issuance of these shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as transactions by not involving a public offering.

12.	In December 2010 through February 2011, we conducted a private placement offering (the “Third 2010 Offering”) of units of our securities to institutional and accredited investors and non-U.S. persons, at an offering price of $0.15 per unit. Each unit consisted of (i) one share of common stock, and (ii) a five-year warrant to purchase one share of common stock at an exercise price of $0.15 per share (the “E Warrants”).

II- 4

(a)	On December 9, 2010, we held an initial closing of the Third 2010 Offering, in which we sold 3,333,338 units for aggregate gross proceeds of $500,000.

(b)	On December 17, 2010, we held a Third closing of the Third 2010 Offering, in which we sold 5,383,325 units for aggregate gross proceeds of approximately $807,499.

(c)	On December 30, 2010, we held a third closing of the Third 2010 Offering, in which we sold 766,667 units for aggregate gross proceeds of approximately $115,000.

(d)	On January 31, 2011, we held a fourth closing of the Third 2010 Offering, in which we sold 1,783,333 units for aggregate gross proceeds of approximately $267,500.

(e)	On February 23, 2011, we held the final closing of the Third 2010 Offering, in which we sold 400,000 Units in such closing for gross proceeds of $60,000.

In the aggregate, we sold 11,666,663 units for gross proceeds of approximately $1,750,000 in the Third 2010 Offering.

The E Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.15 per share.  Both the shares of common stock included in the units and the shares of common stock issuable upon exercise of the E Warrants contained in the units carry “piggyback” registration rights.

We entered into an agreement to pay a finder cash fees of 7% of the purchase price of each Unit sold in the Third 2010 Offering to investors introduced to us by the finder (the “Introduced Investors”), and to issue such finder E Warrants to purchase a number of shares of common stock equal to up to 7% of the shares of common stock included in the units sold in the Third 2010 Offering to the Introduced Investors.  We issued a total of 723,333 E Warrants to the finder.

The Third 2010 Offering was conducted pursuant to the exemption from the registration requirements of the Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Act, and Section 4(2) of the Act.  The units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

13.	As of December 14, 2010, we reached an agreement with MIZ to issue 500,000 shares of common stock (the “Salary Shares”) to MIZ in lieu of the Company’s obligations under the Employment Services Agreement to pay an aggregate of approximately $78,356 in base salary for the executive’s services from August 11, 2010, through December 31, 2010. The issuance of the Salary Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction not involving a public offering.

14.	As of December 30, 2010, we reached an agreement (the “Settlement Agreement”) with an individual we had been considering hiring as an executive officer (the “Candidate”) to settle certain potential claims relating to our proposed hire of the Candidate. Pursuant to the Settlement Agreement, we agreed, among other things, to issue 1,000,000 shares of common stock (the “Settlement Shares”) to the Candidate. We valued the portion of the consideration received in the transaction on account of the Settlement Shares at $200,000, which is equal to the number of Settlement Shares multiplied by the $0.20 per share closing price of the common stock on December 30, 2010. The issuance of the Settlement Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction not involving a public offering.

15.	As of December 30, 2010, the Company reached an agreement with its outside counsel (the “Firm”), pursuant to which the Company issued 608,310 shares of common stock (the “Fee Shares”) to the firm in lieu of approximately $91,247 of outstanding legal fees and expenses. The issuance of the Fee Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

II- 5

16.	On January 26, 2011, February 9, 2011, February 16, 2011, March 4, 2011, and October 27, 2011, subscribers in the Second 2010 Offering exercised their Double Options to purchase an aggregate of 4,000,000 Double Units for aggregate gross proceeds to us of $200,000. The issuance of the Double Units and the securities contained therein were exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

17.	In March through May 2011, we made a private solicitation of the holders of our outstanding E Warrants to exercise such warrants immediately (at $0.15 per share) in exchange for new warrants (the “F Warrants”) with the same expiration date and an exercise price of $0.50 per share in a number equal to one-half of the number of shares of common stock for which an E Warrant holder should exercise its E Warrants. In total, we received $1,243,500 in gross warrant exercise proceeds, and we issued 7,423,336 new shares of common stock and F Warrants to purchase approximately 3,811,672 shares of common stock in connection with the warrant exercise solicitation. The issuance of the F Warrants was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

We agreed to pay a finder cash fees of 5% of the aggregate exercise price of the E Warrants exercised in the solicitation.

18.	In April and May 2011, we conducted a private placement offering (the “2011 Offering”) with respect to units of our securities to institutional and accredited investors and non-U.S. persons, at an offering price of $0.27 per Unit. Each unit consisted of (i) one share of our common stock, and (ii) a three-year warrant to purchase one-half of a share of common stock, at an exercise price of $0.40 per whole share (the “G Warrants”).

(a)	On April 7, 2011, we held the first closing of the 2011 Offering, in which we sold 7,406,666 units for aggregate gross proceeds of approximately $1,999,800.

(b)	On April 13, 2011, we held the first closing of the 2011 Offering, in which we sold 3,354,408 units for aggregate gross proceeds of approximately $905,690.

(c)	On May 3, 2011, we held the first closing of the 2011 Offering, in which we sold 2,275,926 units for aggregate gross proceeds of approximately $614,500.

(d)	On May 6, 2011, we held the first closing of the 2011 Offering, in which we sold 2,861,482 units for aggregate gross proceeds of approximately $772,600.

(e)	On May 19, 2011, we held the first closing of the 2011 Offering, in which we sold 8,021,589 units for aggregate gross proceeds of approximately $2,165,829.

In the aggregate, we sold 23,920,071 units for gross proceeds of approximately $6,458,419 in the 2011 Offering.

The G Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.40 per share.

We agreed to file a registration statement with the SEC by June 21, 2011, to register the shares of common stock and the shares of common stock underlying the G Warrants under the Act, and to use our best efforts to cause such registration statement to become effective within 150 days after the filing date, all at our own expense.  If we do not meet these deadlines, we have agreed to pay the investors monetary penalties of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%).

II- 6

We entered into agreements with placement agents to pay cash fees of 8% of the purchase price of each unit sold in the 2011 Offering to investors introduced to us by such agent (the “Introduced Investors”), and to issue such agent three-year warrants (the “Agent G Warrants”) exercisable at $0.27 per share to purchase a number of shares of common stock equal to up to 8% of the shares of Common Stock included in the units sold in the 2011 Offering to the Introduced Investors.  We issued a total of 1,913,606 Agent G Warrants.

The sale of the units on the 2011 Offering and the securities contained therein were exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

19.	On May 2, 2011, we entered into and simultaneously closed under a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, we issued to each lender a zero-coupon original issue discount note due February 2, 2012. The notes are convertible into shares of our common stock at the lender’s option at a price of $0.40 per share. The aggregate face amount of the notes at maturity is $1,677,438. We may prepay the notes at our option (together with accrued original issue discount), and we must prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by us. The issuance of the notes was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

We also agreed to issue to the lenders (pro rata) warrants to purchase an aggregate of 1,500,000 shares of our common stock, exercisable for five years at an exercise price of $0.50 per share.       These warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.50 per share.

We agreed to pay an arranger cash fees of 5% of the aggregate issue price of the notes and to issue the arranger warrants to purchase an aggregate of 75,000 shares of our common stock, exercisable for five years at an exercise price of $0.40 per share.  These warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.40 per share.

In connection with certain transactions with POSCAN (see below), we entered into an Amendment and Waiver Agreement with the holders of our zero-coupon bridge notes, dated as of August 25, 2011 (the “Waiver Agreement”).  Pursuant to the Waiver Agreement, effective upon the closing of POSCAN’s initial $8 million investment, the zero-coupon bridge notes are now due on June 30, 2012, and we will not be required to make any prepayment out of the proceeds of the POSCAN investment.  The Waiver Agreement does not alter the principal amount of the zero-coupon bridge notes; however, it provides that such notes will accrue interest at a rate of 15% per annum from February 2, 2012, until June 30, 2012.  The Waiver Agreement also reduces the conversion price of the zero-coupon bridge notes to $0.12 per share.  In connection with the Waiver Agreement, we have agreed to pay an arranger a cash fee of $30,000.

20.	On May 6, 2011, we entered into a Memorandum of Understanding with POSCO (the “POSCO MOU”), pursuant to which we will explore and evaluate a joint business opportunity, including but not limited to the evaluation of establishing a pilot plant in Korea and or in Chile and, if successful, a commercial plant, with POSCO investing capital and securing rights to purchase production. Pursuant to the POSCO MOU, we granted to POSCO (or any affiliate POSCO may designate), an option (the “POSCO Option”), initially exercisable until June 30, 2011, to purchase for $0.27 per unit, up to $25 million dollars of units of our restricted securities, with each unit consisting of one share of our common stock and a three-year warrant to purchase one-half of one share of our common stock for $0.40 per whole share. On June 30, 2011, we entered into a letter agreement with POSCO to extend the term of the POSCO MOU. As a result of such extension, the POSCO Option was exercisable until August 31, 2011. The issuance of the option to POSCO was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction by an issuer not involving a public offering. On August 24, 2011, we entered into a Securities Purchase Agreement and an Investor Rights Agreement with POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO, and the POSCO Option expired unexercised.

21.	On May 20, 2011, we issued 127,500,000 shares of common stock to the Maricunga Sellers and their agents in partial consideration for the acquisition of the Maricunga property. The issuance of these shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.

22.	On June 27, 2011, we issued 120,000 shares of common stock to GMFB Communications Inc. (“GMFB”) in lieu of $30,000 payable under an Investor Relations Agreement with GMFB, dated January 15, 2010, as amended. The issuance of these shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.

II- 7

23.	On June 27, 2011, in exchange for consulting and advisory services provided to the Company with respect to its acquisition of an interest in the Maricunga Project and its entering into the POSCO MOU, the Company issued to a consultant warrants to purchase an aggregate of 800,000 shares of common stock, exercisable until April 6, 2014, at an exercisable price of $0.40 per share. The issuance of these warrants was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

24.	On September 14, 2011, POSCAN purchased 38,095,300 Units of our securities for approximately $8 million, with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40. Our Securities Purchase Agreement with POSCAN includes provision for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea. In addition, the SPA provides that we and POSCAN shall discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and that if such facility is built, we shall (i) supply the test facility with brine and other materials and utilities and (ii) assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility. The offer and sale of the Units to POSCAN (the “POSCAN Offering”) was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction by an issuer not involving a public offering. In this regard, the Company has considered that, although it filed a registration statement for a public offering of its securities (the “Public Offering”) on July 1, 2011, the POSCAN Offering should not be integrated with the Public Offering.

(i) The two offerings are not part of a single plan of financing.  The POSCAN Offering is a direct offering by us, while the Public Offering is a secondary offering by selling stockholders.

(ii) The two offerings do involve the sale of the same class of securities.

(iii) The two offerings are not being made at the same time.  Sales pursuant to the POSCAN Offering were (and will be) made as and when negotiated between us and POSCAN – that is, in a single occurrence on September 14, 2011, with a contingent second tranche at an indefinite future date – whereas sales in the Public Offering will be made only once the relevant registration statement is declared effective and then from time to time as the selling stockholders may each independently determine;

(iv) Although cash consideration is being received in both offerings, our board of directors determined that the POSCAN Offering was part of a bona fide strategic transaction and was undertaken primarily for purposes (the “Strategic Purposes”) other than raising equity capital;

(v) The sales are not made for the same general purpose.  None of the proceeds of the Public Offering will finance our business (although we will receive proceeds of any warrant exercises), and those shares are being offered by the selling stockholders to obtain liquidity in their investment. On the other hand, all of the net proceeds of the POSCAN Offering are to be used by us exclusively for activities related to the development of the Maricunga project, and to the POSCAN Offering was also undertaken for the Strategic Purposes.

We effected two separate stock splits in the form of dividends with respect to our common stock. The first was a 3.031578-for-1 forward split for which the record and effective dates were July 21, 2008 and July 29, 2008, respectively.  The second was a 15.625-for-1 forward split for which the record and effective dates were November 6, 2009 and November 16, 2009, respectively.  All historical share and per share amounts above have been adjusted to reflect such stock splits.

II- 8

Item 16.  Exhibits.

The following exhibits are filed as part of this Registration Statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made at the time of each applicable agreement for the benefit of the parties thereto and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	were qualified at the time of the applicable agreement by disclosures that were made to the other party in connection with the negotiation of such agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit Number		Description

3.1		Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on June 24, 2005 (1)

3.2		Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on July 11, 2008 (2)

3.3		Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on October 19, 2009 (4)

3.4		Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on March 15, 2011 (17)

3.5		Bylaws of the Registrant, as Amended (20)

4.1		Form of Investor A Warrant of the Registrant, issued in connection with a private placement of which several closings were held in November and December of 2009 (5)

4.2		Form of Investor B Warrant of the Registrant, issued in connection with a private placement of which several closings were held in November and December of 2009 (5)

4.3		Form of Warrant of the Registrant, issued in connection with a private placement of which several closings were held in June, July and September of 2010 (10)

4.4		Form of Warrant included in the D Units sold in the Second 2010 Unit Offering (13)

4.5		Form of Warrant included in the E Units sold in the Third 2010 Unit Offering (15)

4.6		Form of Warrant included in the units issued in private placement in April and May, 2011 (16)

4.7		Form of Warrant to be issued pursuant to Securities Purchase Agreement dated as of August 24, 2011, between the Registrant and POSCAN (18)

5.1	*	Opinion of Anslow & Jaclin, LLP

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10.1 †	Registrant’s 2009 Stock Incentive Plan adopted October 19, 2009 (5)

10.2 †	Form of Stock Option Agreement under the Registrant’s 2009 Equity Incentive Plan (5)

10.3	Form of Subscription Agreement between the Registrant and each subscriber in a private placement offering of units (5)

10.4	Split-Off Agreement between the Registrant and John Suk, dated as of October 19, 2009 (8)

10.5	General Release Agreement between the Registrant and John Suk, dated as of October 19, 2009 (8)

10.6	Asset Purchase Agreement, dated as of February 16, 2010, among the Registrant, Next Lithium Corp. and Next Lithium (Nevada) Corp. (7)

10.7	Option Agreement, dated October 30, 2009, among GeoXplor Corp. and the Registrant (as successor to Next Lithium Corp. and Next Lithium (Nevada) Corp.), relating to the CSV Placer Mineral Claims, LM Placer Mineral Claims and MW Placer Mineral Claims (7)

10.8	Option Agreement, dated October 30, 2009, among GeoXplor Corp. and the Registrant (as successor to Next Lithium Corp. and Next Lithium (Nevada) Corp.), relating to the BSV Placer Mineral Claims (7)

10.9	Amendment to CSV, LM and MW Option Agreement, dated as of February 16, 2010, among GeoXplor Corp. and the Registrant (as successor to Next Lithium Corp. and Next Lithium (Nevada) Corp.) (7)

10.10	Amendment to BSV Option Agreement, dated as of February 16, 2010, among GeoXplor Corp. and the Registrant (as successor to Next Lithium Corp. and Next Lithium (Nevada) Corp.) (7)

10.11	Consent to Assignment Agreement, dated as of February 16, 2010, among GeoXplor Corp., Next Lithium Corp., Next Lithium (Nevada) Corp. and the Registrant, relating to the CSV, LM and MW Option Agreement and the BSV Option Agreement (7)

10.12	Registration Rights Agreement, dated as of February 16, 2010, among the Registrant, Next Lithium Corp. and Next Lithium (Nevada) Corp. (7)

10.13	Escrow Agreement, dated as of February 16, 2010, among the Registrant, Next Lithium Corp., Next Lithium (Nevada) Corp. and Gottbetter & Partners, LLP, as escrow agent (7)

10.14 †	Engagement Letter, dated January 7, 2010, between the Registrant and Marin Management Services, LLC (8)

10.15	Assignment Agreement, dated as of March 12 , 2010, between Puna Lithium Corporation and the Registrant (8)

10.16	Master Option Agreement, dated as of March 12, 2010, between Lacus Minerals S.A. and the Registrant (8)

10.17	Share Purchase Agreement, dated as of March 12, 2010, among the Registrant, Beatriz Silvia Vasques Nístico and Daniel Boris Gordon (8)

10.18	Form of Subscription Agreement between the Registrant and each subscriber in the private placement of which several closings were held in June, July and September of 2010 (10)

10.19	Form of Registration Rights Agreement between the Registrant and the subscribers in the private placement of which several closings were held in June, July and September of 2010 (9)

10.20	Addendum to Master Option Agreement between Lacus Minerals S.A. and the Registrant, dated as of July 29, 2010 (12)

II- 10

10.21		Stock Purchase Agreement, dated as of August 3, 2010, among the Registrant, Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A, Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B, and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P. (11)

10.22†		Employment Services Agreement, dated as of August 11, 2010, between the Registrant and MIZ Comercializadora, S. de R.L. (12)

10.23†		Form of Restricted Stock Agreement, dated as of August 11, 2010, between the Registrant and MIZ Comercializadora, S. de R.L. (12)

10.24		Letter Agreement between the Registrant and LW Securities, Ltd., dated November 24, 2010 (13)

10.25		Form of Subscription Agreement between the Registrant and each Subscriber in the Second 2010 Unit Offering (13)

10.27		Investment Agreement, dated as of December 2, 2010, between the Registrant and Centurion Private Equity, LLC (14)

10.28		Registration Rights Agreement, dated as of December 2, 2010, between the Registrant and Centurion Private Equity, LLC (14)

10.29		Form of Subscription Agreement between the Registrant and each Subscriber in the Third 2010 Unit Offering (15)

10.31 †		Amendment No. 1 to Employment Services Agreement, dated as of December 14, 2010, between the Registrant and MIZ Comercializadora, S. de R.L. (13)

10.32		Settlement Agreement, dated as of December 30, 2010, between the Registrant and Robert James Sedgemore (13)

10.33		Binding Letter of Intent between the Registrant and shareholders of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, dated as of February 24, 2011, relating to Registrant’s acquisition of a controlling interest in certain assets (16)

10.34		Form of Securities Purchase Agreement between the Registrant and each subscriber in connection with private placement of units in April and May, 2011 (16)

10.36		Form of Registration Rights Agreement between the Registrant and each subscriber in connection with private placement of units in April and May, 2011 (16)

10.37		Amending Agreement, dated as of March 30, 2011, between the Registrant and the Alfredo Sellers, amending the Stock Purchase Agreement between Registrant and the Alfredo Sellers dated as of August 3, 2010 (16)

10.38		Credit Agreement, dated as of May 2, 2011, between the Registrant and certain private institutional investors (16)

10.39		Framework Contract of Mining Project Development and Buying and Selling of Shares of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga dated as of May 20, 2011 (16)

10.40		Securities Purchase Agreement dated as of August 24, 2011, between the Registrant and POSCAN (18)

10.41		Investor Rights Agreement dated as of August 24, 2011, between the Registrant and POSCAN (18)

10.42		Employment Services Agreement between the registrant and Luis Saenz, effective as of August 24, 2011 (18)

10.43		Amendment and Waiver Agreement with the holders of the Registrant’s zero-coupon bridge notes, dated as of August 25, 2011 (18)

10.44 †		Consulting Services Agreement between the Registrant and R&M Global Advisors, dated November 23, 2011, with respect to Eric Marin’s services as Interim Chief Financial Officer of the Registrant (19)

10.45		Agreement Between R3 Fusion and Li3 Energy, dated as of January 12, 2012 (22)

23.1	*	Consent of GBH CPAs, PC

II- 11

23.2	*	Consent of Counsel (contained in Exhibit 5.1)

24.1		Powers of Attorney (included with signatures)

101.INS	**	XBRL Instance Document

101.SCH	**	XBRL Taxonomy Extension Schema Document

101.CAL	**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	**	XBRL Taxonomy Extension Presentation Linkbase Document

(1)	Filed with the Securities and Exchange Commission on August 19, 2005 as an exhibit to the Registrant’s registration statement on Form SB-2 (SEC File No. 333-127703), which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on July 29, 2008 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on September 25, 2009 as an exhibit to the Registrant’s annual report on Form 10-K, which exhibit is incorporated herein by reference.

(4)	Filed with the Securities and Exchange Commission on October 23, 2009 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(5)	Filed with the Securities and Exchange Commission on November 16, 2009 as an exhibit to the Registrant’s quarterly report on Form 10-Q, which exhibit is incorporated herein by reference.

(6)	Filed with the Securities and Exchange Commission on January 25, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(7)	Filed with the Securities and Exchange Commission on March 18, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(8)	Filed with the Securities and Exchange Commission on May 14, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(9)	Filed with the Securities and Exchange Commission on June 15, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(10)	Filed with the Securities and Exchange Commission on July 19, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(11)	Filed with the Securities and Exchange Commission on August 9, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(12)	Filed with the Securities and Exchange Commission on November 4, 2010, as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(13)	Filed with the Securities and Exchange Commission on February 22, 2011, as an exhibit to the Registrant’s quarterly report on Form 10-Q, which exhibit is incorporated herein by reference.

(14)	Filed with the Securities and Exchange Commission on December 8, 2010, as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(15)	Filed with the Securities and Exchange Commission on December 15, 2010, as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(16)	Filed with the Securities and Exchange Commission on May 23, 2011, as an exhibit to the Registrant’s quarterly report on Form 10-Q, which exhibit is incorporated herein by reference.

(17)	Filed with the Securities and Exchange Commission on March 21, 2011, as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(18)	Filed with the Securities and Exchange Commission on August 26, 2011 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(19)	Filed with the Securities and Exchange Commission on November 29, 2011 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(20)	Filed with the Securities and Exchange Commission on December 2, 2011 as an exhibit to Amendment No. 2 to Registration Statement on Form S-1/A, which exhibit is incorporated herein by reference.

(21)	Filed with the Securities and Exchange Commission on January 6, 2012 as an exhibit to Amendment No. 3 to Registration Statement on Form S-1/A, which exhibit is incorporated herein by reference.

(22)	Filed with the Securities and Exchange Commission on January 20, 2012 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

*       Filed herewith.

**    XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.

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Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santiago, Chile, on May 3, 2013.

Li3 ENERGY, INC.

By:	/s/ Luis Saenz
Luis Saenz
President and Chief Executive Officer

By:	/s/ Luis Santillana
Luis Santillana
Chief Financial Officer

We, the undersigned officers and directors of Li3 Energy, Inc., hereby severally constitute Luis Saenz and Luis Santillana, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Li3 Energy, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Luis Saenz	President, Chief Executive Officer and Director	May 3, 2013
Luis Saenz	(principal executive officer)

/s/ Luis Santillana	Chief Financial Officer, Secretary and Treasurer	May 3, 2013
Luis Santillana	(principal financial and accounting officer)

/s/ Patrick Cussen	Chairman of the Board	May 3, 2013
Patrick Cussen

/s/ Eduardo G. de Aguirre	Director	May 3, 2013
Eduardo G. de Aguirre

/s/ Patricio A. Campos	Director	May 3, 2013
Patricio A. Campos

/s/ Alan S. Fraser	Director	May 3, 2013
Alan S. Fraser

/s/ SungWon Lee	Director	May 3, 2013
SungWon Lee

/s/ Harvey McKenzie	Director	May 3, 2013
Harvey McKenzie

/s/ David G. Wahl	Director	May 3, 2013
David G. Wahl

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of GBH CPAs, PC
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Powers of Attorney (included with signatures)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document